                                                                   Exhibit 10(A)



                                      LEASE

                   BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC,
                       A NEVADA LIMITED LIABILITY COMPANY,

                                  AS LANDLORD,

                                       AND

                              NEVADA POWER COMPANY,
                              A NEVADA CORPORATION,

                                    AS TENANT

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                                TABLE OF CONTENTS

                                                                                                        PAGE
ARTICLE ONE         BASIC TERMS.......................................................................     1

ARTICLE TWO         LEASE TERM........................................................................     4

ARTICLE THREE       BASE RENT.........................................................................     7

ARTICLE FOUR        OTHER CHARGES PAYABLE BY TENANT...................................................     8

ARTICLE FIVE        USE OF PROPERTY...................................................................    16

ARTICLE SIX         CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS.......................    23

ARTICLE SEVEN       DAMAGE OR DESTRUCTION.............................................................    26

ARTICLE EIGHT       CONDEMNATION......................................................................    28

ARTICLE NINE        ASSIGNMENT AND SUBLETTING.........................................................    28

ARTICLE TEN         DEFAULTS; REMEDIES................................................................    32

ARTICLE ELEVEN      PROTECTION OF LENDERS.............................................................    34

ARTICLE TWELVE      LEGAL COSTS.......................................................................    35

ARTICLE THIRTEEN    BROKERS...........................................................................    36

ARTICLE FOURTEEN    BUILDING SHELL AND TENANT IMPROVEMENTS............................................    36

ARTICLE FIFTEEN     TELECOMMUNICATIONS SERVICES.......................................................    40

ARTICLE SIXTEEN     MISCELLANEOUS PROVISIONS..........................................................    40

ARTICLE SEVENTEEN   MASTER LEASE......................................................................    44

ARTICLE EIGHTEEN    DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RECIPROCAL EASEMENTS.......    46

ARTICLE NINETEEN    NO OPTION OR OFFER................................................................    46

ARTICLE TWENTY      CONDITION SUBSEQUENT..............................................................    46

EXHIBITS

A     DEPICTION OR DESCRIPTION OF THE PROPERTY

B     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT [CONSTRUCTION
      LENDER]

B-1   SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT [PERMANENT LENDER]

C     ESTOPPEL CERTIFICATE

D     HAZARDOUS MATERIALS

E     CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE

F     MEMORANDUM OF LEASE

G     MASTER LEASE

H     BASE BUILDING SHELL PLANS

I     MODIFIED BUILDING SHELL PLANS

J     TENANT'S LIMITED RESTORATION OBLIGATION

K     FORM OF TENANT IMPROVEMENT CONTRACT

L     MASTER LANDLORD RNDA

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                             INDEX OF DEFINED TERMS

TERM                                                                        PAGE
ADDITIONAL LAND.........................................................          2

ADDITIONAL RENT.........................................................          8

APPLICABLE LAWS.........................................................         16

ARCHITECT...............................................................         27

BASE BUILDING SHELL IMPROVEMENTS........................................         37

BASE BUILDING SHELL PLANS...............................................         36

BASE RENT...............................................................          3

BROKERS.................................................................         36

BUILDING................................................................          2

BUILDING SHELL IMPROVEMENTS.............................................         36

CAM SERVICES LIST.......................................................         15

CHANGE ORDER............................................................         38

CHANGES.................................................................         38

COMMON AREA COSTS.......................................................         14

COMMON AREAS............................................................         13

CONDEMNATION............................................................         28

CONSENT.................................................................         30

CONSTRUCTION DRAWINGS...................................................         37

CONSULTANT..............................................................         20

CONTROL.................................................................         30

COUNTY..................................................................     44, 45

DECLARATION.............................................................         46

ENVIRONMENTAL DAMAGES...................................................         17

ENVIRONMENTAL REQUIREMENTS..............................................         17

ESTIMATED LEASE COMMENCEMENT DATE.......................................          2

ESTIMATED SUBSTANTIAL COMPLETION DATE...................................          2

EVENT OF DEFAULT........................................................         32

EXTENSIONS..............................................................          5

FAIR RENTAL VALUE.......................................................          7

FINAL PLANS.............................................................         37

FORCE MAJEURE...........................................................         42

GOVERNMENTAL AGENCY.....................................................         18

HAZARDOUS MATERIAL......................................................         16

IMPOSITION..............................................................         25

LANDLORD................................................................  1, 22, 41

LANDLORD'S CONTRACTOR...................................................         25

LANDLORD'S NOTICE.......................................................         37

LEASE COMMENCEMENT DATE.................................................          4

LEASE EXPIRATION DATE...................................................          4

LEASE MEMORANDUM........................................................         42

LEASE MONTH.............................................................          7

LEASE TERM..............................................................          4

LEASE YEAR..............................................................          8

LEASEHOLD TITLE POLICY..................................................         45

MASTER LANDLORD.........................................................     44, 45

MASTER LEASE............................................................         44

MODIFIED BUILDING SHELL COSTS...........................................         39

NOTICE AND ACKNOWLEDGEMENT..............................................         24

NOTICES.................................................................         41

NRS.....................................................................          8

OFAC....................................................................     43, 44

OPTIONS.................................................................          5

PERMITTED PURCHASER.....................................................         30

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

PERMITTED USES.............................................................       2

POSTED SECURITY REQUIREMENTS...............................................      24

PRO RATA SHARE.............................................................      14

PROJECT....................................................................       2

PROPERTY...................................................................       2

REAL PROPERTY TAX..........................................................       8

RECORDS....................................................................      38

REDETERMINATION REQUEST....................................................       7

RENT.......................................................................       8

RENTAL ADJUSTMENT DATE.....................................................       7

RENTAL ADJUSTMENT DATES....................................................       6

RESTORATION................................................................      27

SIGN.......................................................................      21

STRUCTURAL AND SAFETY ALTERATIONS..........................................  25, 26

SUBJECT SPACE..............................................................      28

SUBLEASE...................................................................      30

SUBTENANT..................................................................      30

TAX CONTEST................................................................       9

TELECOMMUNICATIONS EQUIPMENT...............................................      40

TENANT.....................................................................   1, 22

TENANT AFFILIATE...........................................................      30

TENANT GROUP...............................................................      18

TENANT IMPROVEMENTS........................................................      37

TENANT'S ALTERATIONS.......................................................      24

TENANT'S COSTS.............................................................      38

TENANT'S OBJECTION.........................................................      37

TENANT'S REQUEST AND ACCEPTANCE NOTICE.....................................      38

TENANT'S SHARE.............................................................      39

TENANT'S TELECOMMUNICATIONS EQUIPMENT......................................      40

TERMINATION OPTION.........................................................      46

TRANSFER NOTICE............................................................      28

TRANSFER PREMIUM...........................................................      29

TRANSFEREE.................................................................      28

TRANSFERS..................................................................      28

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                                      LEASE

ARTICLE ONE   BASIC TERMS

      This Article One contains the Basic Terms of this Lease between Landlord and Tenant named below. Other Articles, Sections and Paragraphs of this Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

      Section 1.01. DATE OF LEASE: December 11, 2006.

      Section 1.02. LANDLORD: BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC, a Nevada limited liability company.

      Address of Landlord:    c/o Majestic Realty Co.
                              13191 Crossroads Parkway North, Sixth Floor
                              City of Industry, California 91746
                              Attention:  Property Management
                              [Telephone:  (562) 692-9581]
                              [Fax:  (562) 695-0441]

                              With a copy of any notices to:

                              c/o Majestic Realty Co.
                              4155 W. Russell Road, Suite C
                              Las Vegas, Nevada 89118
                              Attention:  Property Manager
                              [Telephone:  (702) 896-5564]
                              [Fax:  (702) 896-4838]

            MASTER LANDLORD: (see Article Seventeen) County of Clark, a political subdivision of the State of Nevada.

      Section 1.03. TENANT: NEVADA POWER COMPANY, a Nevada corporation.

      Address of Tenant:      Nevada Power Company
                              Administrative Services
                              6226 W. Sahara Ave.
                              Las Vegas, Nevada 89146
                              Attention:  Director of Administrative Services
                              [Telephone:  (702) 367-5636]
                              [Fax:  (702) 367-5095]

                              With copies of any notices to:

                              Nevada Power Company
                              Legal Department
                              6226 W. Sahara Ave.
                              Las Vegas, Nevada 89146
                              Attention:  General Counsel
                              [Telephone:  (702) 367-5000]
                              [Fax:  (702) 227-2069]

                                      and:

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                               K. Michael Leavitt
                               Leavitt, Sully & Rivers
                               601 E. Bridger Ave.
                               Las Vegas, NV 89101
                               [Fax:  (702) 382-2892]

      Section 1.04. PROPERTY: The Property (defined below) is part of Landlord's multi-tenant real property development which will, when completed, consist of two (2) buildings having a total of approximately 540,000 square feet of rentable space and described or depicted on the attached Exhibit "A" (the "PROJECT"). The Project includes the land, the buildings and all other improvements located on the land, and the Common Areas and Common Area Improvements (as defined in Section 4.05(a) below). The property that is the subject of this Lease is that part of the Project known as Building 5 (which will include approximately 288,000 square feet of space) (the "BUILDING"), the real property upon which the Building and certain Common Areas are located ("BUILDING PREMISES") consisting of approximately 16.00 acres of land generally located at 7155 Lindell Road, Las Vegas, Nevada, plus approximately 15.94 acres of land adjacent to the Building Premises (the "ADDITIONAL LAND"), all as shown on 4 7155 Lindell Road Las Vegas, Nevada Nevada Power Company DMWEST #6375379 v25 Exhibit "A" attached hereto (collectively, the "PROPERTY"). Although some Common Area Improvements will be physically located on the Building Premises, as used in this Lease, neither the defined term "Building" nor the defined term "Property" is intended to include those improvements included within the defined term "Common Area Improvements," unless otherwise expressly provided. The square footage figures for the Project and the Property, as recited in this Section 1.04, are approximate. No adjustment will be made to the Base Rent or any other amounts payable by Tenant under this Lease (or to any other provisions of this Lease) if the actual square footage, however measured, is more or less than the square footage recited.

      Section 1.05. TERM.

            (a) LEASE TERM: Twenty (20) years, subject to Sections 2.05 and 3.01, commencing on the Lease Commencement Date.

            (b) LEASE COMMENCEMENT DATE: The Lease Commencement Date (as defined in Section 2.01 below) of the initial Lease Term shall be the one hundred eightieth (180th) day following Substantial Completion (as defined in Article Fourteen below) of the Building Shell Improvements (as defined in Article Fourteen below). The estimated date of Substantial Completion of the Building Shell Improvements is February 1, 2007 (the "ESTIMATED SUBSTANTIAL COMPLETION DATE"), and the Lease Commencement Date is estimated to be August 1, 2007 (the "ESTIMATED LEASE COMMENCEMENT DATE"). Upon determination of the actual date of Substantial Completion of the Building Shell Improvements and the actual Lease Commencement Date, Landlord and Tenant shall promptly execute a Confirmation of Initial Lease Term and Amendment to Lease, substantially in the form of that attached as Exhibit "E" to this Lease.

            (c) LEASE EXPIRATION DATE: Subject to Section 2.05, the expiration date of the initial Lease Term shall be the last day of the two hundred fortieth (240th) calendar month following the month in which the Lease Commencement Date falls, unless the Lease Commencement Date is the first day of a calendar month, in which event the expiration date shall be the last day of the two hundred thirty-ninth (239th) calendar month following the month in which the Lease Commencement date falls.

      Section 1.06. PERMITTED USES: Office uses; employee fitness center; storage, warehousing and distribution uses, including, but not limited to storage and distribution of transformers; design and engineering uses; employee training; fabrication, assembly and manufacture of items, parts, equipment and apparatus for use by Tenant, its affiliates and/or permitted Subtenants (as defined in Section 9.08) in the course of their business, but not for sale to third parties except with the prior written consent of Landlord; communication, telecommunication and technological activities and services; call center; credit union office and services; food and drink preparation, service and sale (but not for commercial purposes with the general public), including cafeteria and concession sales; cleaning, maintenance, repair and restoration of personal property, including equipment and apparatus (but not for commercial purposes with the public or third parties except with the prior written consent of Landlord); parking, storage, cleaning, fueling, maintenance, repair and restoration of vehicles (but not for commercial purposes with the public or third parties except with the prior written consent of Landlord, and with such uses to be conducted primarily on the Additional Land); demonstration energy conservation projects, including solar panels and wind

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company
turbines; public meeting rooms for community organizations; uses reasonably related to all of the foregoing; and any other uses approved in advance, in writing, by Landlord. Consistent with the above, if in the course of consenting to a proposed assignment or subletting requiring Landlord's consent under Article Nine below, Landlord expressly approves a different use of all or a portion of the Property, then such different use (and any ancillary office use) shall also constitute a Permitted Use under this Lease. Subject to any restrictions and requirements of Applicable Laws (as defined in Section 5.02 below). Tenant's outside storage yard on the westerly portion of the Additional Land shall have block walls on the north, west and south boundaries. Any permanent outside storage of items on other portions of the Property shall be screened from view from adjacent public roadways, as may be reasonably required by Landlord. Notwithstanding any language to the contrary in this Section 1.06, no such Permitted Use shall (i) create obnoxious (as to a reasonable person) odors or noise, (ii) include storage of tire or other products made with like materials (except for storage of tires on the Additional Land for future use on vehicles of Tenant and permitted Subtenants, and temporary storage of used tires on the Additional Land preceding offsite disposition), (iii) include storage of explosives, or (iv) involve fabrication or manufacturing, except as specifically allowed above in this Section 1.06.

      Section 1.07. SECURITY DEPOSIT: None.

      Section 1.08. TENANT'S GUARANTOR: None.

      Section 1.09. BROKERS: (See Article Thirteen)

      Landlord's Broker:    Majestic Realty Co.
                            4155 W. Russell Road, Suite C
                            Las Vegas, Nevada 89118

                            and

                            Valley Realty, LLC
                            7181 Amigo Street, Suite 100
                            Las Vegas, Nevada 89119

      Tenant's Broker:      Commerce CRG of Nevada, LLC
                            3930 Howard Hughes Parkway, Suite 250
                            Las Vegas, Nevada 89109

      Section 1.10. RENT AND OTHER CHARGES PAYABLE BY TENANT: (Subject to the provisions of Section 3.01).

            (a) BASE RENT:

Lease Term                                      Monthly Installment of Base Rent
----------                                      --------------------------------

Partial calendar month (if any)                      $250,000.00 (prorated)
at commencement of Lease Term

Lease Months 1 through 3                             $125,000.00
Lease Months 4 through 24                            $250,000.00
Lease Months 25 through 48                           $265,000.00
Lease Months 49 through 72                           $280,900.00
Lease Months 73 through 96                           $297,754.00
Lease Months 97 through 120                          $315,619.24
Lease Months 121 through 144                         $334,556.39
Lease Months 145 through 168                         $354,629.78
Lease Months 169 through 192                         $375,907.56
Lease Months 193 through 216                         $398,462.02
Lease Months 217 through 240                         $422,369.74

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

            (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (see Section
4.02 below); (ii) Utilities (see Section 4.03 below); and (iii) Tenant's Pro Rata Share--which shall be fifty percent (50%)--of Common Area Costs (see
Section 4.05(e) below).

ARTICLE TWO LEASE TERM

      Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. The term of this Lease (the "LEASE TERM") shall be as set forth in Section 1.05(a) above, shall commence on the date (the "LEASE COMMENCEMENT DATE") set forth in Section 1.05(b) above, and shall terminate on the date (the "LEASE EXPIRATION DATE") set forth in Section 1.05(c) above, unless sooner terminated or extended as expressly provided in this Lease. The terms and provisions of this Lease shall be effective as of the date of this Lease, except for Section 1.10, Article Three (save and except Section 3.03), Article Four (save and except for Section 4.04(a) with respect to, but only with respect to, acts and omissions of Tenant, its agents, employees, contractors or other persons under the supervision and control of Tenant while on or about the Property), Section 5.02, Section 5.03 (save and except for Section 5.03.11), Section 5.05.1, Section 6.04 and Article Seven. Those excepted terms and provisions of this Lease not becoming effective as of the date of this Lease shall be and become effective on the Lease Commencement Date unless they become effective earlier pursuant to the provisions of Section 2.03 below.

      Section 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Estimated Substantial Completion Date. Landlord's non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease, except that the Lease Commencement Date shall be delayed until the one hundred eightieth (180th) day following Substantial Completion of the Building Shell Improvements (unless such delay in Substantial Completion of the Building Shell Improvements is the result of a Tenant Delay, as defined in
Section 14.02 below, in which event the 180-day period shall be reduced for a period equal to the period of Tenant Delay). If Substantial Completion of the Building Shell Improvements does not occur within one hundred eighty (180) days following the Estimated Substantial Completion Date (extended for any periods of Tenant Delay and any Force Majeure Delay as defined in Section 16.12 below), Tenant may elect to cancel and terminate this Lease by giving written notice to Landlord within fifteen (15) business days after the one hundred eighty
(180)-day period (as it may have been extended) ends. If Tenant gives such notice, this Lease shall be canceled and terminated, and neither Landlord nor Tenant shall have any further obligations to the other, excepting only those obligations which have accrued prior to or which expressly survive termination of this Lease. If Tenant fails to timely give such notice, the right to cancel and terminate this Lease shall expire, and the Lease Term shall commence on the one hundred eightieth (180th) day following Substantial Completion of the Building Shell Improvements. Consistent with the terms of Section 1.05(b) above, upon determination of the date of Substantial Completion of the Building Shell Improvements and the Lease Commencement Date, Landlord and Tenant shall promptly execute an amendment to this Lease setting forth the Lease Commencement Date and Lease Expiration Date, substantially in the form attached as Exhibit "E" to this Lease. Failure to execute such amendment shall not affect the actual Lease Commencement Date and Lease Expiration Date. The failure of Tenant to take possession of or to occupy the Property shall not serve to relieve Tenant of any obligations arising on the Lease Commencement Date, and shall not delay the payment of rent by Tenant.

      Section 2.03. EARLY ENTRY AND OCCUPANCY. Prior to Substantial Completion of the Building Shell Improvements, Tenant shall have the right of early occupancy of the Additional Land, subject to (a) full execution of this Lease,
(b) Landlord's receipt of the sum of One Hundred Twenty-five Thousand Dollars ($125,000.00) for Base Rent for Lease Month 1, (c) Landlord's and Tenant's receipt of any necessary governmental permits, approvals, certificates, or consents, (d) Landlord's prior receipt of Tenant's proposed schedule describing the timing and purposes of Tenant's early occupancy, and (e) all of the terms and conditions of this Lease then becoming effective, with the exception of
Section 1.10, Article Three (save and except Section 3.03), Article Four (save and except for Section 4.04(a) with respect to, but only with respect to, acts and omissions of Tenant, its agent, employees, contractors or other persons under the supervision and control of Tenant while on or about the Property),
Section 5.02, Section 5.03 (save and except for Section 5.03.11 and except with respect to acts and omissions of Tenant, its agents, employees, contractors or other parties under the supervision and control of Tenant while on or about the Property), Section 5.05.1 (except with respect to acts and omissions of Tenant, its agents, employees, contractors or other parties under the supervision and control of Tenant while on or about the Property), Section 6.04 and Article Seven. Those excepted terms and provisions of this Lease not becoming effective for purposes of the above early

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company
entry and occupancy period shall be and become effective on the Lease Commencement Date. In addition to early occupancy of the Additional Land, Tenant and Tenant's architects and other design representatives shall have the right during the course of construction of the Building Shell Improvements to enter upon the Building Premises for review and inspection purposes.

Landlord and Tenant shall together review Tenant's proposed schedule describing the timing and purposes of Tenant's early occupancy, and Landlord and Tenant shall work in good faith with each other to limit interference with each other's activities during any period of early occupancy. Such early occupancy shall be for the purpose of preparing the Property for use by Tenant and any permitted Subtenants, including the construction of the Tenant Improvements (defined in Article Fourteen below), if Tenant elects to do so pursuant to Section 14.04 below, and the installation of improvements and equipment and storage of inventory and other personal property of Tenant and any permitted Subtenants. During such period, Tenant shall assume all risk of loss to Tenant's equipment, products, and other personal property. Tenant's entry upon the Building Premises during this period shall not interfere with construction of the Building Shell Improvements by Landlord's contractor, and in the event it does so interfere, Tenant shall cease all such activity on the Building Premises until Substantial Completion of the Building Shell Improvements.

      Section 2.04. HOLDING OVER. If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred twenty percent (120%) of the Base Rent applicable immediately before the expiration of the Lease Term. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Nothing contained in this Section 2.04 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Property to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Section 2.04 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Property upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom; provided, however, that notwithstanding the foregoing provisions of this sentence and any language to the contrary in this Section 2.04, Tenant shall not be obligated with respect to the foregoing provisions of this sentence and shall not be liable for any consequential damages unless (i) Landlord enters into a written lease with a third-party, unrelated, and unaffiliated tenant requiring delivery of the Property upon or following the Lease Expiration Date, (ii) Landlord gives Tenant written notice of having entered into that lease and a copy of the lease language requiring delivery of the Property and the required date of delivery and (iii) Tenant fails to surrender the Property by the later to occur of (a) the Lease Expiration Date or
(b) the one hundred eightieth (180th) day following Tenant's receipt of that written notice.

      Section 2.05. OPTIONS TO EXTEND LEASE TERM.

            (a) Grant of Options. Landlord hereby grants to Tenant three (3) options (the "OPTIONS") to extend the Lease Term for additional periods of ten
(10) years each (the "EXTENSIONS"), on the same terms and conditions as set forth in this Lease, but at Base Rent as set forth below and without any additional Options other than those granted in this Section 2.05; provided, however, that the final Extension shall expire on the earlier of ten (10) years following the commencement date of such Extension or the expiration date (as it may be extended) of the Master Lease (defined below). In the event of the exercise of one or more Options by Tenant, the Lease Expiration Date shall be the last day of the last Extension for which the Option is exercised. Each Option shall be exercised only by written notice delivered to Landlord not less than two hundred seventy (270) days before the expiration of the initial Lease Term or the preceding Extension of the Lease Term, respectively, and shall be subject to the provisions of Section 2.05 (c)(1)(iv) below. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that at the time of the exercise (and at all times following such exercise and prior to the commencement of the Extension), Tenant shall not be in material default under any of the provisions of this Lease (beyond any applicable notice and

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company
cure period). Following Tenant's timely and valid exercise of an Option and the determination of the amount of Base Rent to be paid on the applicable FRV Rental Adjustment Date (as defined below) (taking into consideration the provisions of Section 2.05 (d)(1)(iv) below), Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant during such Extension.

            (b) Time of Essence. Time is of the essence with respect to Tenant's exercise of the Option(s) granted in this Section 2.05.

            (c) Calculation of Rent. The Base Rent during the Extension(s) shall be determined by a combination of the following methods:

            Fair Rental Value Adjustment (Section 2.05(c)(1), below); and Fixed Adjustment (Section 2.05(c)(2), below).

            (1) Fair Rental Value Adjustment. The Base Rent shall be adjusted on the first day of the first month of each Extension of the Lease Term (the "FRV RENTAL ADJUSTMENT DATES") to the "fair rental value" of (a) the Base Building Shell Improvements (as defined in Section 14.01) upon and including the Building Premises (exclusive of any (i) Common Area Improvements, other than those included in the Base Building Shell Plans and located on the Building Premises [but expressly excluding the ESFR System]), and (ii) any other onsite or offsite improvements located thereon or associated therewith, other than those included in the Base Building Shell Plans [as defined in Section 14.01]), and (b) the land comprising the Additional Land (as if vacant, and without any buildings, other structures or onsite or offsite improvements located thereon or associated therewith) (collectively, the "APPRAISED PREMISES"), determined in the manner that follows. The fair rental value of the Appraised Premises shall equal the Base Rent on the applicable FRV Rental Adjustment Date and shall be the sum total of (a) of the fair rental value of the Base Building Shell Improvements upon and including the Building Premises, as if the Building Shell Improvements were comprised solely and exclusively of the Base Building Shell Improvements and had been constructed upon the Building Premises on the Building Shell Substantial Completion Date as reflected in the Base Building Shell Plans, without any of the Building Modifications (as defined in Section 14.01), exclusive of any (i) Common Area Improvements, other than those included in the Base Building Shell Plans and located on the Building Premises (but expressly excluding the ESFR System), and (ii) any other onsite or offsite improvements located thereon or associated therewith, other than those included in the Base Building Shell Plans, and (b) the fair rental value of the land comprising the Additional Land, as if vacant land, without any buildings, other structures or onsite or offsite improvements located thereon or associated therewith, all appraised in accordance with the provisions of Section 2.05(c)(1)(iii) below.

                  (i) Not later than two hundred fifty (250) days prior to any applicable FRV Rental Adjustment Date, Landlord and Tenant shall meet in an effort to negotiate, in good faith, the fair rental value of the Appraised Premises as of such FRV Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Appraised Premises at least one hundred eighty (180) days prior to the applicable FRV Rental Adjustment Date, the fair rental value shall be determined by appraisal issued by a real estate appraisal firm of national standing in the manner that follows.

                  (ii) If Landlord and Tenant are not able to agree upon the fair rental value of the Appraised Premises within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single appraiser, not later than one hundred fifty (150) days prior to the applicable FRV Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than one hundred twenty (120) days prior to the applicable FRV Rental Adjustment Date. Within thirty (30) days thereafter, the two appointed appraisers shall appoint a third appraiser. If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the fair rental value of the Appraised Premises. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the fair rental value of the Appraised Premises. Each party shall bear the cost of its own appraiser, and the parties shall share equally the cost of the single or third appraiser, if applicable. The appraisers used shall have at least five (5) years' experience in appraising commercial/industrial real property in Clark County, Nevada. All such appraisers shall be Members of the Appraisal Institute. The appraisers shall be instructed to separately determine

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the fair rental value of each of the two components of the Appraised Premises as noted and described in the second sentence of the first paragraph of this
Section 2.05(c)(1) above

                  (iii) For the purposes of such appraisal, the term "fair rental value" shall mean the price that a ready and willing tenant would pay, as of the applicable FRV Rental Adjustment Date, as monthly rent to a ready and willing landlord of the Appraised Premises (subject to usual adjustments) if such property were exposed for lease on the open market for a reasonable period of time for warehouse distribution purposes as respects the Base Building Shell Improvements and the Building Premises, and for outside storage and vehicle parking purposes as respects the Additional Land. If a single appraiser is chosen, then such appraiser shall determine the fair rental value of the Appraised Premises. If two appraisers shall agree upon the fair rental value of the Appraised Premises, then the amount so agreed upon shall be the fair rental value of the Appraised Premises. Otherwise, the fair rental value of the Appraised Premises shall be the amount of the appraisal which is neither the highest nor the lowest value. Base Rent shall not be reduced pursuant to the provisions of this Section 2.05 (c)(1)(iii) by reason of such determination of fair rental value of the Appraised Premises. Landlord and Tenant shall instruct the appraiser(s) to complete their determination of the fair rental value not later than sixty (60) days prior to the applicable FRV Rental Adjustment Date. When the fair rental value of the Appraised Premises is determined by appraisal as provided above, Landlord shall deliver notice thereof to Tenant, together with statement setting forth the amount of Base Rent determined therefrom. If the fair rental value is not determined prior to the applicable FRV Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent immediately prior to such Extension, until the fair rental value is determined. Tenant shall pay to Landlord, within ten (10) days after receipt of Landlord's notice, any difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

                  (iv) Notwithstanding any other provision herein to the contrary, within one hundred twenty (120) days following receipt by Tenant from Landlord of the determination of the fair rental value and the amount of the Base Rent determined therefrom, Tenant may give Landlord written request for redetermination of the amount of the Base Rent ("REDETERMINATION REQUEST"). The Redetermination Request may be for purposes of reducing the Base Rent from the amount payable prior to the applicable FRV Rental Adjustment Date. Within thirty
(30) days following Landlord's receipt of the Redetermination Request, Landlord and Tenant shall meet and negotiate in good faith to agree upon a redetermined amount of Base Rent to be paid commencing on the applicable FRV Rental Adjustment Date. If Landlord and Tenant agree to an adjustment, the adjusted amount shall be the amount of Base Rent for the applicable period, and Tenant shall receive credit for any overpayments. If Landlord and Tenant are unable to agree in writing upon an adjusted amount of Base Rent within ninety (90) days of Landlord's receipt of the Redetermination Request, Tenant shall have the right to terminate this Lease and Tenant's further rights and obligations under this Lease as of a date certain (the "EARLY TERMINATION DATE"), which date shall be not less than two (2) years following Landlord's receipt of written notice from Tenant that Tenant intends to terminate this Lease in accordance with the foregoing provisions. The Base Rent payable by Tenant to Landlord on and after the applicable FRV Rental Adjustment Date shall be one hundred six percent (106%) of the Base Rent payable immediately prior to the applicable FRV Rental Adjustment Date. If the Early Termination Date is more than two (2) years following the applicable FRV Rental Adjustment Date, the Base Rent shall be increased by a like amount (106% of the Base Rent then payable) every two (2) years thereafter.

            (2) Fixed Adjustment. The Base Rent shall be increased to the following amounts on the following dates: on the first day of the 25th, 49th, 73rd and 97th months of each Extension (each a "RENTAL ADJUSTMENT DATE") by a factor of six percent (6%) over the Base Rent payable immediately prior to the applicable Rental Adjustment Date.

ARTICLE THREE BASE RENT

      Section 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the sum of One Hundred Twenty-five Dollars ($125,000.00) as and for the Base Rent for Lease Month 1. On the first day of Lease Month 3, Tenant shall pay Landlord the monthly Base Rent for any partial Lease Month at the beginning of the Lease Term. On the first day of Lease Month 2 and each month during the Lease Term thereafter, Tenant shall pay Landlord the monthly Base Rent set forth in Section 1.10(a) above, in advance, without offset, deduction or prior demand except as otherwise provided herein. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. The term "LEASE MONTH" shall

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mean each consecutive full calendar month during the Lease Term (excluding any partial calendar month at the inception of the Lease Term). For purposes of this Lease, the term "LEASE YEAR" shall mean, with respect to the first Lease Year, the period commencing on the Lease Commencement Date and ending on the last day of the twelfth (12th) calendar month following the month in which the Lease Commencement Date falls (unless the Lease Commencement Date falls on the first day of a calendar month, in which case the first Lease Year will end on the last day of the twelfth (12th) Lease Month), and with respect to subsequent Lease Years, each consecutive twelve (12) month period during the Lease Term following the first Lease Year. If the Lease Commencement Date is a day other than the first day of a calendar month, then (a) the Lease Term shall include the number of months stated (or the number of months included within the number of years stated) in Section 1.05 above, plus the partial calendar month in which the Lease Commencement Date falls, (b) Base Rent of $250,000.00 and Additional Rent for such partial month shall be prorated based on the number of days in such calendar month and (c) such rent shall be payable on the first day of Lease Month 3.

      Section 3.02. APPLICATION OF PAYMENTS. Unless otherwise agreed by Landlord and Tenant, all payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this Section or have any force or effect.

      Section 3.03. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction) of this Lease, or under Article Eight (Condemnation) of this Lease, or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) any Rent, including Additional Rent, or other advance payments made by Tenant to Landlord, and any amounts paid for Real Property Taxes and insurance which apply to any time periods after termination of this Lease.

ARTICLE FOUR OTHER CHARGES PAYABLE BY TENANT

      Section 4.01. ADDITIONAL RENT. All charges payable by Tenant during the Lease Term other than Base Rent are called "ADDITIONAL RENT." Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" or "RENT" shall mean Base Rent and Additional Rent. Without limitation on other obligations of Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article Four shall survive the expiration or earlier termination of the Lease Term. The failure of Landlord to timely furnish Tenant the amount of the Additional Rent shall not preclude Landlord from enforcing its rights to collect such Additional Rent after furnishing the amount.

      Section 4.02. PROPERTY TAXES.

            (a) REAL PROPERTY TAXES. Tenant shall pay all Real Property Taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Until the Property is separately assessed as provided in Section 4.02(c) below, Landlord shall bill Tenant in advance for Tenant's share of the Real Property Taxes, and Tenant shall pay Landlord the amount of such Real Property Taxes quarterly prior to their due date, as Additional Rent. Landlord shall pay such taxes prior to such delinquency date, provided that Tenant has timely made such payments to Landlord. Any penalty caused by Tenant's failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand. When the Property is separately assessed as provided in Section 4.02(c) below, Tenant shall pay all Real Property Taxes as part of Tenant's central tax assessment, or as otherwise required by the applicable taxing authorities.

            (b) DEFINITION OF "REAL PROPERTY TAX." "Real Property Tax" means ad valorem real property tax assessed against the Property and levied pursuant to the provisions of Nevada Revised Statutes ("NRS") 361.445-361.470, or any successor statute, and (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or

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based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax. "Real Property Tax" does not, however, include (i) Landlord's federal or state income, franchise, inheritance or estate taxes, or (ii) penalties imposed by any taxing authority against the Property due to Landlord's failure to pay such taxes prior to delinquency, unless such failure was due to Tenant's failure to timely make such payments to Landlord.

            (c) JOINT ASSESSMENT; TENANT'S SHARE. Until the Property is separately assessed, Landlord shall reasonably determine Tenant's share of the Real Property Taxes payable by Tenant under Section 4.02(a) above from the assessor's worksheets or other reasonably available information. As used in this
Section 4.02, the Real Property Taxes for the Property shall be (i) Tenant's Pro Rata Share of the Real Property Taxes for the Project exclusive of the Additional Land, plus (ii) all of the Real Property Taxes for the Additional Land. Landlord shall diligently pursue the separate assessment of the Property as follows: Upon recordation of the Lease Memorandum (defined in Section 16.08 below), Landlord, at Landlord's cost and expense, shall have all of the Property included in one or more Assessor's Parcels comprised exclusively of all or portions of the Property, so that the entirety of the Property may be taxed separately as part of Tenant's central tax assessment. The Building Premises shall independently comprise a single Assessor's Parcel. The Additional Land shall separately comprise one or more Assessor's Parcels of such size and configuration as Tenant shall direct, subject to such requirements as may be imposed by the Clark County Assessor's Office; provided, however, that the cost of preparing any additional required legal descriptions of the Additional Land (other than the legal description of the Additional Land attached as part of Exhibit "A" to this Lease) due to Tenant's desire to divide the Additional Land into multiple parcels shall be at Tenant's sole cost. Landlord shall make all commercially reasonable, good faith efforts to have the foregoing accomplished through Clark County administrative procedures. However, if the foregoing can be accomplished only through division of land procedures under NRS 278.320 through 278.4725, Tenant shall reimburse to Landlord one-half (1/2) of the out-of-pocket survey and engineering costs incurred with unaffiliated survey and engineering firms and paid by Landlord to effect the land division. Tenant shall make such reimbursement within thirty (30) days following the recording of applicable maps and certificates and receipt by Tenant from Landlord of copies of the paid invoices for such engineering and survey work. In connection with the above-described separate assessment of the Property, Landlord and Tenant shall execute and deliver such further instruments and perform such additional acts as may be reasonably required to obtain the desired central tax assessment treatment.

            (d) PERSONAL PROPERTY TAXES.

                  (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall diligently pursue the separate assessment of such personal property, so that it is taxed separately from the Property.

                  (ii) If any of Tenant's personal property is taxed with the Property and the Property is not separately assessed, Tenant shall pay Landlord the taxes for the personal property with its payment to Landlord of Real Property Taxes.

            (e) CONTEST OF TAXES. Tenant, at Tenant's sole cost and expense, shall have the right, in Landlord's name, if appropriate, to contest Real Property Taxes on the Property by appropriate legal or administrative proceedings (a "TAX CONTEST"), subject to the terms of this Section 4.02(e). In such event, Tenant may defer payment of the contested tax but shall promptly pay such contested tax or cause it to be paid under protest prior to such time as the Property may be subject to conveyance by the Clark County Treasurer pursuant to the provisions of NRS 361.595, 361.603 or NRS 361.604, as those provisions may, from time to time, be amended. If there shall be any refund with respect to any contested tax based on a payment by Tenant, Tenant shall be entitled to the same to the extent of such payment. If the Property is not taxed separate and apart from other portions of the Project, Landlord shall have the right to participate jointly with Tenant in any contest of Real Property Taxes relative to any portion of the Property not so separately taxed. In such event, Landlord shall bear all costs incurred by Landlord relative to such participation. Landlord shall promptly cooperate with Tenant, execute such documents and take such actions as may be reasonably necessary to enable Tenant to properly contest any tax contemplated in this section; provided, however, that Landlord shall not be required to incur any out-of-pocket costs in connection with the same except to the extent that Landlord elects to do so if Landlord elects to proceed jointly with Tenant relative to the contest of such tax as provided in the foregoing provisions of this Section 4.02(e). Tenant shall and

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hereby agrees to indemnify, defend and hold harmless Landlord of, from and against any and all costs, liabilities or tax obligations (including without limitation any increases in taxes) resulting from any such contest in which Landlord does not jointly participate with Tenant as provided in the foregoing provisions of this Section 4.02(e). If Tenant does elect to pursue the Tax Contest under the circumstances described above, then Tenant shall furnish such security, if any, as may be required in the Tax Contest proceedings.

      Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, fiber optic, cable or other telecommunications or data delivery services, water, refuse disposal and other utilities and services supplied to the Property during the Lease Term. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord with Tenant's next monthly installment of Base Rent, consistent with Section 4.01 above. Landlord's determination shall take into consideration the uses being made of the Building, the uses being made of the other building in the Project, and any differences in costs imposed by the utility providing entity. Tenant acknowledges and agrees that (1) this Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of utility services or any other services, and (2) Landlord has no obligation of any kind concerning the provision of any such services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in this
Section 4.03, when such failure is not caused by, and does not result from, any act or omission of Landlord, its agents, permitees, invitees or contractors, and instead results from accident, breakage or repairs caused by parties other than Landlord, its agents, permitees, invitees or contractors, or is caused by strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, terrorist acts, acts of war, moratorium or other governmental action, or any other cause beyond Landlord's reasonable control, and, in such event, Tenant shall not be entitled to any damages, nor shall any failure or interruption abate or suspend Tenant's obligation to pay rent as required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant's obligations under this Lease. Tenant recognizes that security services, if any, provided by Landlord at the Project are for the protection of Landlord's property, and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Property or the Building.

      Section 4.04. INSURANCE POLICIES.

            (a) LIABILITY INSURANCE. Subject to the provisions of Section 4.04(e) below, during the Lease Term, Tenant, at Tenant's sole cost and expense, shall maintain a policy of commercial general liability insurance (or its equivalent) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of Tenant's use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy, and Tenant shall provide Landlord with an appropriate insurance certificate so evidencing prior to Tenant's occupancy of the Property, which certificate shall show Landlord as "an additional insured as required by contract." The initial per occurrence amount of such insurance shall be Three Million Dollars ($3,000,000.00) and shall be subject to periodic increase based upon inflation, increased liability awards, the reasonable recommendations of Landlord's professional insurance advisors and other relevant factors; provided, however, that any such increase shall not be required during the first three (3) Lease Years and shall not exceed those increases reasonably required by prudent owners of like properties in the Las Vegas metropolitan area. The liability insurance obtained by Tenant under this Section 4.04(a): shall (i) be primary and non-contributing except with respect to Landlord's negligence or willful misconduct; (ii) contain cross-liability endorsements; and (iii) provide contractual coverage with respect to Tenant's obligations under Section 5.05 below. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve Tenant of any other obligation under this Lease. Landlord shall also obtain commercial general liability insurance (or its equivalent) insuring Landlord against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of ownership, operation, use or occupancy of the Property. The initial per occurrence amount of such insurance shall be not less than Three Million Dollars ($3,000,000.00) and shall be increased in amount and at times coincident with Tenant's required liability coverage amount increases provided above. The

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policy obtained by Landlord shall not be contributory and shall not provide primary insurance except with respect to Landlord's negligence or willful misconduct. The policy obtained by Landlord shall provide contractual coverage with respect to Landlord's obligations under Section 5.05 below. In addition to the foregoing, both Landlord and Tenant shall obtain commercial automobile liability coverage with combined single limit coverage of One Million Dollars ($1,000,000.00) for bodily injury and property damage, which coverage shall include owned, non-owned and hired automobile liability for vehicles driven on or about the Property by their respective employees. Landlord shall have Tenant named as an additional insured on any policy of liability insurance obtained relative to the Common Areas.

            (b) PROPERTY INSURANCE. Except as otherwise provided herein, and subject to the provisions of Section 4.04 (e) below, during the Lease Term, Tenant shall maintain policies of insurance covering loss of or damage to the Building Shell Improvements (including Common Area Improvements on the Building Premises other than, and excluding, the ESFR System [as defined in Section 4.05(a)]) and Tenant Improvements, in the full amount of their replacement value, with such policies providing protection against loss or damage due to fire or other casualties covered within the classification of fire and extended coverage. Such insurance coverage shall be effected by adding the Building Shell Improvements (including the Common Area Improvements located on the Building Premises, other than, and excluding the ESFR System) and the Tenant's Improvements to Tenant's schedule of insured values on its property coverage insurance policies, and shall be thereby insured against such other casualties as Tenant may elect to obtain relative to its other similar properties, which coverages may, at Tenant's election, include vandalism, malicious mischief, sprinkler leakage, flood coverage, earthquake coverage and/or terrorism coverage. All policies required under this Section 4.04(b) shall be written as primary policies, not contributing with and not supplemental to any property insurance coverage that Landlord may carry, and shall name Tenant, Landlord and Landlord's mortgage lender as loss payees as respects the Base Building Shell Improvements. Tenant shall be responsible for payment of the entirety of any deductible amount under Tenant's insurance policies. Neither Landlord nor Tenant shall do or permit anything to be done which invalidates any such insurance policies.

            (c) PAYMENT OF PREMIUMS. Tenant shall pay all premiums for the insurance policies described in Sections 4.04(a) and (b), except Landlord shall pay all premiums for liability insurance which Landlord is required to obtain as provided in Section 4.04(a) above. Subject to the provisions of Section 2.03 above and Section 4.04 (e) below, prior to the Lease Commencement Date Tenant shall deliver to Landlord the "Acord Form" (or such other reasonable substitute form as may then be customarily accepted by Landlord's and Landlord's mortgage lender if the Acord Form is no longer available) certificates of insurance evidencing insurance coverage which Tenant is required to maintain under this
Section 4.04. Upon the expiration of any such policy, Tenant shall deliver to Landlord a certificate evidencing renewal of such policy without a lapse in coverage. All such certificates of insurance shall be issued by an officer or agent of the insurer. Landlord or Landlord's mortgage lender may request commercially reasonable modifications to certificates of insurance provided by Tenant. If so, Tenant shall expend commercially reasonable efforts to obtain such modifications or to obtain issuance of a modified certificate. If Tenant is unsuccessful in those efforts, Tenant shall provide to Landlord or Landlord's mortgage lender written certification by an officer of Tenant, that with respect to the particular required insurance coverage, such coverage is in force and effect, or that Tenant is self-insuring such coverage in accordance with the provisions of Section 4.04(e) below. If Landlord maintains a property casualty insurance policy with a schedule for "contingent coverage" for multiple Landlord properties (with claim proceeds payable only if Tenant or Tenant's insurer fails to respond to the claim), and if Landlord's mortgage lender requires the Base Building Shell Improvements to be added to such schedule, Tenant shall reimburse Landlord for seventy-five percent (75%) of the premium cost of adding the Base Building Shell Improvements to such schedule. In such event, Tenant shall reimburse Landlord for such premium cost within thirty (30) days following Tenant's receipt of Landlord's invoice therefor.

            (d) GENERAL INSURANCE PROVISIONS.

                  (i) Any insurance that Tenant is required to maintain under this Lease shall include the carrier's standard provision for thirty (30) days' notice to Landlord prior to any cancellation or modification of such coverage, including the cancellation or modification of any required endorsements.

                  (ii) If Tenant fails to deliver any certificate to Landlord required under this Lease within the prescribed time period or if such policy is cancelled or modified contrary to the requirements of this Lease during the Lease Term without Landlord's consent (unless such policy is not in force or has been cancelled or

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modified because Tenant has qualified for and elected to self-insure pursuant to
Section 4.04(e) below), such failure, cancellation or modification shall constitute a material default under this Lease if not cured by Tenant following written notice from Landlord pursuant to Section 10.02 of this Lease.

                  (iii) Tenant shall maintain all insurance required under this Lease with companies duly authorized to issue insurance policies in Nevada and holding a Financial Strength Rating of "A" or better, and a Financial Size Category of "VIII" or larger, based on the most recent published ratings of the A.M. Best Company. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under this Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time.

                  (iv) Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other (whether such right of recovery arises from a claim based on negligence or otherwise), for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy required under the terms of this Lease (or other insurance coverage not required by this Lease) and which is active and in force at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation and shall obtain any policy endorsements required therefor by any such policy.

                  (v) Neither Landlord nor Tenant shall do or permit to be done any act or thing upon the Property or the Project which would jeopardize or be in conflict with the property insurance policies covering the Project or fixtures or property in the Project.

                  (vi) During the Lease Term, Tenant, at Tenant's sole cost and expense, shall maintain workers' compensation insurance as required by Nevada law, and employer's liability insurance coverage with a limit of One Million Dollars ($1,000,000.00) in Constant Dollars (as defined in Section 6.05(b) below).

                  (vii) If Tenant carries any of the liability insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Property.

                  (viii) Landlord or Landlord's mortgage lender shall not be limited in the proof of any damages which Landlord or Landlord's mortgage lender may claim against Tenant arising out of or by reason of Tenant's failure to provide and keep in force insurance, as provided above, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance; but Landlord and Landlord's mortgage lender shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, to the extent that it would have been insured. Tenant shall self insure any deductibles for the insurance required to be carried by Tenant in this Section 4.04.

                  (ix) Insurance claims by reason of damage to or destruction of any portion of the Property shall be adjusted by Tenant; provided, however, that although Tenant shall make the final decision with respect to any such adjustment, with respect to any claim regarding damage to or destruction of the Base Building Shell Improvements in excess of $200,000.00, promptly after such damage or destruction, Tenant shall advise Landlord and Landlord's mortgage lender of such occurrence and consult with Landlord and Landlord's mortgage lender throughout the process of adjusting any such claim, and provided further that both Landlord and Landlord's mortgage lender are fully advised as to all matters on a current basis. Landlord shall not be required to prosecute any claim against, or to contest any settlement proposed by Tenant or an insurer. Tenant may, at its expense, prosecute any such claim or contest any such settlement in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's written request upon the receipt by Landlord of an indemnity from Tenant against all costs, liabilities and expenses in connection therewith.

            (e) SELF-INSURANCE OPTION. Tenant shall have the right to satisfy its insurance obligations under this Lease by means of self-insurance to the extent of all or part of the insurance required hereunder so long as (a) such self-insurance is permitted under all laws applicable to Tenant and/or the Property at the time in question, and (b) Tenant maintains a tangible net worth (as shown by its audited financial statements prepared in accordance with generally accepted accounting principles) of not less than Two Hundred Fifty Million Dollars

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($250,000,000.00) in Constant Dollars; and (c) Tenant shall, not less than annually, provide Landlord an audited financial statement, prepared in accordance with generally accepted accounting principles, showing the required tangible net worth (provided, that Tenant need not make such a delivery if its financial statement is generally available to the public through Tenant's filings with a governmental authority). If Tenant is a Tenant Affiliate of the original Tenant, the foregoing $250,000,000.00 net worth requirement shall be reduced to One Hundred Million Dollars ($100,000,00.00) so long as the original Tenant maintains a tangible net worth of $250,000,000.00 and remains liable under this Lease in accordance with the provisions of Section 9.05 below. "Self-insure" shall mean that Tenant is itself acting as though it were the third-party insurer providing the insurance required under the provisions of this Lease, and Tenant shall pay any amounts due in lieu of insurance proceeds because of self-insurance. To the extent Tenant chooses to provide any insurance required by this Lease by "self-insurance," then Tenant shall have all of the obligations and liabilities of an insurer, and the protection afforded Landlord, Landlord's mortgage lender, and the Property shall be the same as if provided by a third-party insurer under the coverages required under this Lease. Without limiting the generality of the foregoing, all amounts which Tenant pays or is required to pay and all losses or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of Section 4.04(d)(iv) of this Lease, and shall not limit Tenant's indemnification obligations set forth in Section 5.05 of this Lease. In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been required to be furnished by Tenant under the provisions of Section 4.04(a) from a third-party insurer, Tenant shall undertake the defense of the claim (if applicable), including a defense of Landlord (if applicable), at Tenant's sole cost and expense, and use its own funds to pay the claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure. In the event that Tenant elects to self-insure any coverage required to be insured by Tenant in this Lease, upon written request from Landlord, Tenant shall provide Landlord and Landlord's mortgage lender with written confirmation from Tenant (certified to by an officer of Tenant) of that coverage, in form reasonably acceptable to Landlord and Landlord's mortgage lender, which may supplement, but not replace the certificates of insurance to be provided by Tenant pursuant to Section 4.04(c) above for insurance obligations Tenant chooses not to self-insure.

      Section 4.05. COMMON AREAS; USE, MAINTENANCE AND COSTS.

            (a) COMMON AREAS. As used in this Lease, "COMMON AREAS" shall mean those areas within the Project designated as such on Exhibit "A" to this Lease. If required by law to do so or with Tenant's prior written consent, Landlord, from time to time, may change the size, location, nature and use of Common Areas and increase or decrease Common Areas land and/or facilities. Tenant acknowledges that such legally required activities may result in an inconvenience to Tenant. Such activities and changes are permitted so long as they do not permanently and materially affect Tenant's use of the Property. Although not a part of the Common Areas, the cost of maintaining, testing, and operating the components of the Project's ESFR fire suppression system, including the pump house located on the Building Premises, are included within the Common Area Costs (defined below). Subject to the provisions of Section 5.06 below, Landlord shall be provided access to such pump house for periodic testing, but no other tenants in the Project shall have such access. The Project's ESFR fire suppression system, consisting of the pump house, and those other components of the system that serve, service and benefit both the Building and the other building in the Project, are collectively referred to herein as the "ESFR SYSTEM." The (i) ESFR System, (ii) real property improvements, landscaping, equipment, systems and fixtures located within the Common Areas and
(iii) utility lines within the Common Areas and used in common by tenants of the Project are collectively referred to herein as "COMMON AREA IMPROVEMENTS." Notwithstanding any language to the contrary in this Lease, Tenant acknowledges and agrees that the defined term "ESFR System" does not include those components of the Project's ESFR fire suppression system which are included within the Building and which serve, service and benefit only the Building, to the exclusion of the other building in the Project, and Tenant further agrees that such components will be treated as part of the Building for purposes of Section 4.04(b) above and as part of the Base Building Shell Improvements for purposes of Section 7.01 below.

            (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants in the Project) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in

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the Common Areas as, in Landlord's judgment, are desirable to improve the
Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

            Notwithstanding the foregoing provisions of this Section 4.05, Tenant, at its cost and subject to its compliance with Applicable Laws, shall have the right to establish vehicle parking spaces in the Common Areas, but only within the northerly twenty-five feet (25') of the Building Premises (excluding areas that are required for fire lanes) by installation and placement of pavement striping and other parking improvements. Tenant, its permitted Subtenants, and its and their employees, contractors, customers and other business invitees shall be entitled to exclusive use of any parking spaces so established. Such reserved parking improvements shall not be considered Common Area Improvements and shall be maintained by Tenant pursuant to Section 6.04 below. In the event of use of such parking spaces by other tenants in the Project or other parties, Landlord shall take all commercially reasonable steps to curtail such use by other parties and preserve to Tenant and its permitted Subtenants the use thereof, whether by use of parking reservation signs, or otherwise.

            (c) MAINTENANCE OF COMMON AREAS. Landlord, and not Tenant, shall maintain the Common Areas and all Common Area Improvements in good order, condition and repair (including replacement, as necessary), and shall operate the Project as a first-class industrial/commercial real property development. Subject to the provisions of Section 4.05(e), Tenant shall pay Tenant's Pro Rata Share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas and Common Area Improvements (the "COMMON AREA COSTS"). Common Area Costs include, but are not limited to, all costs and expenses for the following: utilities, water and sewage charges; maintenance of signs (other than tenants' signs); maintenance of the ESFR System (including testing, monitoring and servicing); maintenance of landscaped areas; maintenance of utility lines within the Common Areas and which are used in common by tenants of the Project, to the extent such maintenance responsibility is not assumed by the utility provider; premiums for liability, property damage, fire and other types of casualty insurance (if applicable) on the Common Area Improvements; premiums for worker's compensation insurance (if applicable); all property taxes and assessments levied on or attributable to the Common Areas and all Common Areas Improvements (if applicable); appropriately prorated personal property taxes levied on or attributable to personal property used in connection with the Common Areas; appropriately prorated straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; the cost of improvements made subsequent to the initial development of the Common Areas to comply with the requirements of any law, ordinance, code, rule or regulation; appropriately prorated rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; appropriately prorated fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items for the Common Areas; and reserves for sealing and restriping and/or resurfacing and repaving of the Common Areas paved areas. Except for payment of Tenant's Pro Rata Share of the Common Area Costs associated with the operation and maintenance of the ESFR System, as provided in this Section, Tenant shall have no obligation or responsibility whatsoever for the maintenance, repair or replacement of the ESFR System or any portion thereof. Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs. Common Area Costs shall not include depreciation of Common Area Improvements or any real property, real property improvements, or equipment, machinery or fixtures which are part of the Common Areas.

            (d) ROUTINE MAINTENANCE. Consistent with Section 4.05(c) above, Landlord shall maintain, as Common Area Costs, the landscaped and paved areas within the Common Areas. Such maintenance shall include gardening, tree trimming, replacement or repair of landscaping, landscape irrigation systems and similar items. Such maintenance shall also include sweeping and cleaning of asphalt, concrete or other surfaces on the driveway, parking areas, yard areas, loading areas or other paved or covered surfaces in Common Areas. In connection with Landlord's obligations under this Section 4.02(d), Landlord may enter into a contract with a contractor of Landlord's choice to provide some (but not necessarily all) of the maintenance services listed above. Subject to the provisions of Section 4.05(e), Tenant shall pay its Pro Rata Share of the monthly cost of such contract relative to the Common Areas, as part of its share of the monthly Common Area Costs.

            (e) TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's Pro Rata Share of all Common Area Costs (prorated for any fractional month) upon written notice from Landlord that such costs have been incurred and are due and payable, and in any event prior to delinquency. Tenant's "PRO RATA SHARE" shall be as stated in Section 1.10(b) above, subject to a proportionate equitable adjustment if the size of the Common Areas

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are adjusted pursuant to Section 4.05(a) above. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area Costs, all Real Property Taxes for which Tenant is liable under Section 4.02(c) of this Lease, and all other Common Area Costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area Costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord; provided, however, that unless otherwise notified by Landlord, Landlord shall bill Tenant monthly in advance for the estimated Common Area Costs (other than Real Property Taxes, which shall be billed quarterly) and Tenant shall pay Landlord the amount of such costs, as Additional Rent. Landlord may adjust such estimates annually based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within one hundred twenty (120) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area Costs paid or incurred by Landlord during the preceding calendar year and Tenant's Pro Rata Share. Landlord shall thereafter deliver to Tenant copies of all documentation that Tenant may reasonably request relative to the Common Area Costs paid or incurred by Landlord during that period, including, but not limited to, copies of service contracts, invoices, statements and billings, together with evidence of payments by Landlord, and including the formulas and other accounting bases by which Landlord has computed Tenant's billings for a Common Area Costs. Landlord shall retain all such documentation for a period of not less than three (3) years. Following receipt of such statement and any such documentation, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period and Tenant shall pay only the amount for which Tenant is obligated for such period. The provisions of this Section 4.05(e) shall survive the expiration or earlier termination of the Lease Term.

            (f) TENANT'S USE OF LANDLORD'S CONTRACTORS. Upon Tenant's written request, but not more than annually, Landlord shall provide to Tenant a schedule of the services provided by Landlord in performing its obligations under Section 4.05(c) and Section 4.05(d) above (the "CAM SERVICES LIST") together with the names and addresses of contractors providing such services and such other information relative thereto as Tenant may reasonably request. Landlord shall make available for hiring by Tenant, and Tenant shall have the right to contract with, any such contractor to perform tasks for which Tenant is responsible under the provisions of Section 6.04 below.

      Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) business days after it becomes due, subject to the subsequent provisions of this Section 4.06 Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Notwithstanding anything to the contrary in this Section 4.06, such late charge shall not be incurred unless Tenant fails to deliver such delinquent payment within three (3) business days following Tenant's receipt of written notice from Landlord of the delinquency, amount and original due date of the payment and demanding its payment; provided, however, that Landlord is under no obligation to provide more than two (2) such notices in any consecutive 12-month period. Further, if Landlord fails to receive any payment or give Tenant credit for receipt of any payment as a result of errors, omissions or oversights of Landlord, its employees or bankers, or as a result of any changes made by Landlord with respect to its bankers or personnel, no such late charges shall be imposed, and any notices given by Landlord relative thereto shall not constitute one of the two notices provided for in the immediately proceeding sentence.

      Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. In addition to any late charge imposed pursuant to Section 4.06 above, but subject to the subsequent provisions of this Section 4.07, any amount owed by Tenant to Landlord which is not paid within thirty (30) days when due shall bear interest at the rate of ten percent (10%) per annum from the due date of such amount ("INTEREST"); provided, however, that no Interest shall be payable on any late charges imposed on Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Section 4.07 is higher than the rate permitted by law, such interest rate is hereby decreased to the maximum legal interest rate permitted by law. Notwithstanding the terms of this Section 4.07, such default interest shall not be imposed unless Tenant fails to deliver such delinquent payment within three
(3) business days following Tenant's receipt of written notice from

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Landlord of the delinquency, amount and original due date of the payment and demanding its payment; provided, however, that Landlord is under no obligation to provide more than two (2) such notices in any consecutive 12-month period. Further, if Landlord fails to receive any payment or give Tenant credit for receipt of any payment as a result of errors, omissions or oversights of Landlord, its employees or bankers, or as a result of any changes made by Landlord with respect to its bankers or personnel, no interest shall be imposed, and any notices given by Landlord relative thereto shall not constitute one of the two notices provided for in the immediately proceeding sentence.

      Section 4.08. MANAGEMENT FEE. Tenant pay Landlord, for Landlord's supervision and management of the Project, a management fee not to exceed one percent (1%) of the Base Rent payable under this Lease. Such fee shall be payable monthly by Tenant, as Additional Rent, as and when the monthly Base Rent is paid.

ARTICLE FIVE USE OF PROPERTY

      Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

      Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, statute, ordinance, or governmental regulation or order, or other governmental requirement now in force or which may hereafter be enacted or promulgated (collectively, "APPLICABLE LAWS"), or which unreasonably interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant's occupancy of the Property, and for all business licenses, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including without limiting to the Occupational Safety and Health Act. Notwithstanding the foregoing, Landlord shall, at Tenant's sole cost and expense, cooperate with Tenant in executing permitting applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain a High Pile Stock Permit (or comparable permit) from the applicable governmental authority, if applicable. Tenant, at Tenant's sole cost and expense, shall be responsible for the installation of any fire hose valves, draft curtains, smoke venting and any additional fire protection systems that may be required by the fire department or any governmental agency, save and except for the standard ESFR fire suppression systems and pump and any such valves, draft curtains, smoke venting and additional fire protection systems that are part of the Building Shell Improvements to be constructed at Landlord's cost and expense.

      Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to (or are triggered by) (i) Tenant's use of the Property, and (ii) any alteration or any tenant improvements made by Tenant or at the request of Tenant. Should any standard or regulation now or hereafter be imposed on Tenant by any federal, state or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations so long as Tenant is not actively contesting the same. The final, unappealed or unappealable judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly notify Landlord in writing of any water infiltration at the Property indicating the need for a repair that is the responsibility of Landlord under this Lease and any other material water infiltration in the Building.

      Section 5.03. HAZARDOUS MATERIALS.

            5.03.1 DEFINITIONS.

            A. "HAZARDOUS MATERIAL" means any substance, whether solid, liquid or gaseous in nature:

                  (i) the presence of which requires remediation under any federal, state or local statute, regulation, ordinance, order, action or policy relating to the protection of human health or the environment, or

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                  (ii) which is or becomes defined as a "hazardous waste,"
"hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C.
section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.
section 651 et seq.), as these laws have been amended or supplemented; or

                  (iii)which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Nevada or any political subdivision thereof; or

                  (iv) which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

                  (v) which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

                  (vi) which contains radon gas.

            B. "ENVIRONMENTAL REQUIREMENTS" means all applicable present and future:

                  (i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials; and

                  (ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

            C. "ENVIRONMENTAL DAMAGES" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys' fees and disbursements and consultants' fees) any of which are incurred at any time as a result of the existence of Hazardous Materials upon, about, or beneath the Property or migrating or threatening to migrate from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon. Environmental Damages include, without limitation:

                  (i) compensatory damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant;

                  (ii) fees, costs or expenses reasonably incurred for the services of outside environmental counsel, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including

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without limitation any attorneys' fees, costs and expenses incurred in enforcing the provisions of this Section 5.03 or collecting any sums for Environmental Damages due hereunder pursuant to Section 12.01 below;

                  (iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

                  (iv) diminution in the fair market value of the Property; provided, however, that this measure of Environmental Damages shall be inapplicable if, upon expiration or earlier termination of this Lease, there will be no remaining residual leasehold interest for Landlord under the Master Lease.

            D. "GOVERNMENTAL AGENCY" means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

            E. The "TENANT GROUP" means Tenant, Tenant's successors, officers, members, managers, directors, assignees, agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the Lease Term with the permission or knowledge of Tenant.

            F. The "LANDLORD GROUP" means Landlord, Landlord's successors, officers, members, managers, directors, assignees, agents, employees, contractors, invitees, permitees, affiliates, other tenants and other parties under the supervision or control of Landlord or entering the Property or Project during the Lease Term with the permission or knowledge of Landlord, other than any party in the Tenant Group.

            5.03.2 PROHIBITIONS.

            A. Other than normal quantities of general office and cleaning supplies and except as specified on Exhibit "D" attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, or any other person without the prior written consent of Landlord; provided, however, if Tenant is the original Tenant, a Tenant Affiliate of the original Tenant or a regulated public utility, prior written notification to Landlord shall be sufficient without the necessity of obtaining Landlord's consent. If Landlord's consent is required, Landlord shall allow Tenant's use of such other Hazardous Materials if Tenant establishes, to Landlord's reasonable satisfaction, that the use of such substances poses no materially greater risk of contamination to the Property than do Tenant's existing activities in view of
(a) quantities, toxicity and other properties of the proposed new Hazardous Materials, (b) precautions Tenant agrees to take to prevent a release, (c) Tenant's current financial condition as it relates to its ability to fund a major clean-up, and (d) Tenant's policy and historical record respecting its willingness to respond to any such clean-up. Prior to the Lease Commencement Date (for those Hazardous Materials described on Exhibit "D") and upon introduction of other Hazardous Materials on the Property (for other Hazardous Materials later used on the Property), Tenant shall make available to Landlord for review and copying: (a) any written handling, storage, use and disposal procedures of Tenant; and (b) any "community right to know" plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements.

            B. Tenant shall cause the Tenant Group to comply with all Environmental Requirements relating to Property.

            C. Tenant shall keep the Property free and clear from any lien, imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute as a result of the acts or omissions of the Tenant Group.

            D. Except as specified on Exhibit "D" attached hereto, Tenant shall not install any below grade Storage Tank (as defined below) on the Building Premises or install, operate or maintain any sump, pit, pond or lagoon on the Property without Landlord's prior written consent. No Tenant other than the original Tenant, a Tenant Affiliate of the original Tenant or a Tenant that is a regulated public utility shall install any below grade Storage Tank on the Additional Property without the prior written consent of Landlord. Except as specified on Exhibit "D" attached hereto, Tenant shall not install any Storage Tank on the Property except after prior written

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notification to Landlord. "STORAGE TANK" means a stationary tank used to contain or accumulate Hazardous Materials and that has a storage capacity of more than five hundred (500) gallons.

            5.03.3 INDEMNITY.

            A. Subject to the provisions of this Section 5.03.3, Tenant, its successors and assigns agree to indemnify, defend, reimburse and hold harmless:

                  (i) Landlord; and

                  (ii) any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

                  (iii) the directors, officers, shareholders, employees, partners, members, managers, agents, contractors, subcontractors, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, and assigns and invitees of such persons;

from and against any and all Environmental Damages which are caused by the activities or negligence of the Tenant Group or which result from the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant's remediation of the Property or failure to meet its obligations contained in this Section 5.03. Notwithstanding anything in the foregoing to the contrary, Tenant, its successors and assigns shall have no obligation to indemnify, defend, reimburse or hold harmless any of the foregoing parties from and against any Environmental Damages (i) which are caused by the activities or negligence of any member of the Landlord Group or any of the foregoing parties or any agents, contractors, subcontractors, experts or licensees of any member of the Landlord Group or any of the foregoing parties, (ii) which result from the breach of any warranty or covenant or the inaccuracy of any representation of Landlord in this Lease, or which are contrary to any condition warranted or represented by Landlord in this Lease,
(iii) which are incurred as a result of the existence of Hazardous Materials upon, about or beneath the Property at the time of Substantial Completion of the Tenant Improvements), or (iv) which result from or relate to Hazardous Materials that migrate to, or threaten to migrate to the Property from a location other than the Property and are not the result of the activities or negligence of the Tenant Group.

            B. The obligations contained in this Section 5.03.3 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

            C. Landlord shall have the right but not the obligation to join and participate in, at Landlord's sole expense, any legal proceedings or actions initiated in connection with Tenant's activities. Landlord may also, at Landlord's sole expense, negotiate, settle, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

            D. The obligations of Tenant in this Section 5.03.3 shall survive the expiration or termination of this Lease.

            5.03.4 OBLIGATION TO REMEDIATE. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense, and using contractors approved by Landlord, promptly take all actions to remediate the Property which are required by (i) any Governmental Agency (ii) the Master Lease (as defined in Article Seventeen) or (iii) any deed of trust or mortgage of Landlord's mortgagees lender then encumbering the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease (whether discovered during or following the Lease Term), of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but

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not be limited to, the assessment of a known environmental condition of the
Property, the preparation of appropriate feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a commercially reasonable manner and in conformance with requirements of any Governmental Agency, the Master Lease and any deed of trust or mortgage of Landlord's mortgagee lender in force against the Property.

            5.03.5 RIGHT TO INSPECT. Following written notice to Tenant of not less than two (2) business days, Landlord shall have the right at its sole cost and expense (except as provided below), in its reasonably exercised discretion, but not the duty, to enter and conduct an inspection of the Property accompanied by one or more representatives of Tenant, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Property and the activities thereon with Environmental Requirements and determination of the existence of Environmental Damages as a result of the condition of the Property and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the "CONSULTANT") to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a material violation of an Environmental Requirement by the Tenant Group in which case Tenant shall pay the reasonable cost of the Consultant. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property accompanied by one or more representatives of Tenant, and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations following written notice to Tenant of not less than two (2) business days. Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant and any permitted Subtenants. Notwithstanding anything in the foregoing or elsewhere in this Lease to the contrary, the right of Landlord or any representative of Landlord to enter or have access to Tenant's control room shall be subject to the terms of Section
5.06 below.

            5.03.6 NOTIFICATION. If Tenant shall receive notice or other communication concerning any actual, alleged, suspected or threatened material violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall promptly deliver to Landlord a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

            If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office and cleaning supplies referred to in Section 5.03.2 of this Lease, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property and which are either not listed in Exhibit "D" or were not the subject of any consent of, or notice to Landlord under the provisions of Section 5.03.2. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord's consent pursuant to Section 5.03.2 of this Lease, if applicable.

            5.03.7 SURRENDER OF PROPERTY. In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to thirty (30) days after the later to occur of: (i) Tenant fully surrenders to Landlord exclusive possession of the Property; and (ii) the termination of this Lease, Landlord, at Landlord's cost and expense (except as otherwise provided in Section 5.03.5 above), may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Lease. Tenant shall perform, at its sole cost and expense, any commercially reasonable clean-up or remedial work reasonably recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property caused by the activities or negligence of the Tenant Group, consistent with the requirements of Section 5.03.4 above.

            5.03.8 ASSIGNMENT AND SUBLETTING. With respect to any assignment of this Lease or subletting of the Property, if the proposed assignee's or sublessee's activities on the Property would involve the use, handling, storage or disposal of material amounts of Hazardous Materials other than those which are the same or similar to those used by Tenant and in quantities and processes similar to Tenant's uses in compliance with this Lease, (i) it

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shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities, and/or
(ii) Landlord may impose an additional conditions to such assignment or sublease which requires Tenant to reasonably establish that such assignee's or sublessee's activities pose no materially greater risk of contamination to the Property than do Tenant's permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Materials used by Tenant in comparison to those to be used by such assignee or sublessee; (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement; (c) any such assignee's financial condition as it relates to its ability to fund a major clean-up; and (d) any such assignee's policy and historical record (if any) respecting its willingness to respond to the clean up of a release of Hazardous Materials.

            5.03.9 STORAGE TANKS. Without limiting the generality of the above provisions of this Section 5.03, with respect to any above or underground Storage Tanks to be located on the Property by Tenant, whether with or without Landlord's consent, Tenant shall keep all permits and registrations current and shall make available to Landlord for review and copying, all test results regarding all storage tanks, including without limitation, tightness testing and release detection results, all submissions to and correspondence with any Governmental Agency regarding such tests and provide copies of all plans for responding to releases from all Storage Tanks, including any and all SPCC (spill prevention control and countermeasure) plans. Tenant shall promptly notify Landlord of any release or suspected release from such tanks, and shall promptly implement corrective action and remediation consistent with the provisions of this Section 5.03. Tenant shall comply with all commercially reasonable requests by Landlord for modification to any spill prevention, investigation or remediation plan and shall allow Landlord to conduct its own testing (or, at Tenant's option, provide Landlord with split samples) at Landlord's sole expense, following request in writing from Landlord.

            5.03.10 SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION. Tenant's material breach of any of its covenants or obligations under this Section 5.03 not timely cured pursuant to the provisions of Section 10.02(c) below shall constitute a material default under this Lease. The obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under this Lease.

            5.03.11 LANDLORD'S REPRESENTATION AND WARRANTY. As of the date of this Lease, Landlord represents and warrants that to the best of Landlord's actual knowledge (and except as otherwise disclosed in that certain environmental assessment report dated July 5, 2006 and prepared by OGI Environmental LLC, a copy of which has been provided by Landlord to Tenant), the Property is free of any Hazardous Materials in violation of any Environmental Requirements, and will be free upon Substantial Completion of the Building Shell Improvements and the Tenant Improvements. Tenant shall have no liability of any kind to Landlord for any Environmental Damages resulting from or related to Hazardous Materials located on, under or about the Property as of the date of this Lease or upon Substantial Completion of the Building Shell Improvements (or the Tenant Improvements. As used in this Section, the "actual knowledge" of Landlord means the actual knowledge of Rodman C. Martin (as opposed to constructive, implied, or imputed), but without any investigation.

      Section 5.04. AUCTIONS AND SIGNS. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. Subject to Landlord's prior written approval, which shall not be unreasonably withheld, delayed or conditioned, and provided all signs are in keeping with the quality, design and style of the business park within which the Property is located, Tenant and its permitted Subtenants, at their cost and expense, may install signs (collectively, "SIGN") at the Property; provided, however, that (i) the size, color, location, materials and design of the Sign shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned; (ii) the Sign shall comply with all applicable governmental rules and regulations and the Property's covenants, conditions and restrictions; (iii) the Sign shall not be painted directly on the Building or attached or placed on the roof of the Building; and (iv) continuing signage rights shall be contingent upon maintaining the Sign in a first-class condition. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Sign. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Sign to be removed and shall repair any damage caused by such removal (including, but not limited to, patching and painting), all at Tenant's sole cost and expense. Any installed signs, notices, logos, pictures, etc. which have not been approved by Landlord may be removed by Landlord at Tenant's cost if not removed by Tenant following the applicable notice and cure period provided in this Lease. Notwithstanding any

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language to the contrary in this Section 5.04, Tenant may, without the prior consent of Landlord, install typical directional signs at the Property, so long as the same are in compliance with Applicable Laws.

      Section 5.05. INDEMNITY.

            5.05.1 TENANT'S INDEMNITY. Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord's agents, employees, contractors, and property manager) from any and all costs, claims, loss, damage, expense and liability (including without limitation court costs, litigation expenses, and reasonable attorneys' fees) incurred in connection with or arising from: (a) Tenant's use of the Property, including, but not limited to, those arising from any accident, incident, injury or damage, however and by whomsoever caused (except to the extent of any claim arising out of the negligence or willful misconduct of Landlord, its affiliates, employees, agents, contractors, other tenants or invitees), to any person or property occurring in or about the Property; (b) the conduct of Tenant's business or anything else permitted by Tenant to be done in or about the Property; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause from which Tenant is required to indemnify Landlord pursuant to the foregoing, and Tenant hereby waives all claims in respect thereof against Landlord, except to the extent of any claim arising out of the negligence or willful misconduct of Landlord, its agents, contractors, invitees or permitees. As used in this Section 5.05, acts and omissions of "Tenant" shall include acts and omissions of Tenant's employees, agents, contractors and invitees, if applicable. The provisions of this Section 5.05.1 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring prior to such expiration or earlier termination, and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under this Lease.

            5.05.2 LANDLORD'S INDEMNITY. Landlord shall indemnify, defend, protect and hold harmless Tenant (and Tenant's agents, employees, and contractors) from any and all costs, claims, loss, damage, expense and liability (including without limitation court costs, litigation expenses, and reasonable attorneys' fees) incurred in connection with or arising from the following, except to the extent caused by Tenant's negligence or willful misconduct: (a) any breach or default in the performance of any obligation of Landlord under this Lease, (b) any misrepresentation or breach of warranty by Landlord under this Lease, or (c) any negligence or willful misconduct of Landlord. As material part of the consideration to Tenant, Landlord assumes all risk of damage to property or injury to persons in or about the Property arising from any cause from which Landlord is required to indemnify Tenant pursuant to the foregoing, and Landlord hereby waives all claims and respect thereof against Tenant, except to the extent of any claim arising out of the negligence or willful misconduct of Tenant, its agents, contractors, invitees or permittees. As used in this
Section 5.05, acts and omissions of "Landlord" shall include acts and omissions of Landlord's employees, agents, contractors and invitees, if applicable. The provisions of this Section 5.05.2 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring prior to such expiration or earlier termination.

      Section 5.06. LANDLORD'S ACCESS. Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (i.e., notice of not less than two (2) business days) to enter the Property to (i) inspect it; (ii) show the Property to prospective purchasers, mortgagees or tenants (but only during the last year of the Lease Term, in case of prospective tenants, and only if Landlord will have a residual leasehold interest under the Master Lease at such time), or to the ground or underlying lessors; (iii) post notices of non-responsibility if required by statute to be so posted to be effective; (iv) alter, improve or repair the Property as permitted or required under the terms of this Lease; or (v) place "For Lease" signs on the Property (but only during the last year of the Lease Term and only if Landlord will have a residual leasehold interest under the Master Lease at such time). Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Any entry into the Property in the manner described above shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property. In case of any such entry into the Property, Landlord's representatives shall be accompanied by a representative of Tenant. Landlord acknowledges that the right of Landlord or any representative of Landlord to enter or have access to Tenant's control room shall be conditioned upon and subject to Tenant's then security requirements and procedures, and shall in any event be with the accompaniment of one or more representatives of Tenant. Tenant represents and warrants that Tenant's present control room security requirements

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and procedures impose conditions and restrictions but do not prohibit such access by Landlord or its representatives. Landlord acknowledges the possibility that such requirements and procedures may in the future prohibit such access, but Tenant agrees that any such future prohibition will not unfairly discriminate nor be applied in such a manner so as to unfairly discriminate against Landlord and its representatives.

      Section 5.07 VEHICLE PARKING. Tenant, its permitted Subtenants, and their employees, contractors, customers and other business invitees shall be entitled to the exclusive use of those spaces in the vehicle parking areas to be located on the Property (including the exclusive spaces established by Tenant in the Common Areas pursuant to Section 4.05(b) above) without paying any Additional Rent. Tenant shall not allow large trucks or other large vehicles to be parked on the adjacent public streets.

      Section 5.08 QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

      Section 6.01. CONDITION OF PROPERTY. Landlord warrants that upon Substantial Completion of the Tenant Improvements, the Building Shell Improvements and the Tenant Improvements shall have been constructed in a good and workmanlike manner, in conformance with the plans and specifications therefor, and shall be free of any defects in workmanship or material and in conformance with all recorded matters and all Applicable Laws. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the suitability of the Property (or has had the opportunity to do so) and is not relying on any representations of Landlord or any Broker with respect thereto. Notwithstanding the above, Tenant is entitled to the benefit of the construction warranties set forth in this Section 6.01 and Section 6.03 below.

      Section 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person or business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or the property of others in the possession and control of Tenant, in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause;
(c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability to the extent of the negligence or willful misconduct of Landlord, its agents, contractors, invitees and permitees, and are subject to Section 4.04(d)(iv) and Section 5.05.2 above.

      Section 6.03. LANDLORD'S OBLIGATIONS. Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except as provided in Section 4.05 above and in this Section 6.03, Landlord shall have no responsibility to repair, maintain or replace any portion of the Property. Upon Substantial Completion of the Tenant Improvements, Landlord shall deliver the Property to Tenant clean and free of debris, and in conformance with Landlord's warranties and representations set forth in Section 6.01 above. In the event of non-compliance with the warranties and representations contained in Section 6.01 above, Landlord shall promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such non-compliance, rectify the same at Landlord's expense. If Tenant does not give Landlord written notice of a non-compliance with that warranty within one (1) year after the date of Substantial Completion of the Building Shell Improvements (with respect to the Building Shell Improvements) or within one (1) year after the date of Substantial Completion of the Tenant Improvements (with respect to the Tenant Improvements), correction of that non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense, and any further obligation of Landlord arising from or related to such warranty shall be extinguished except with respect to any latent defects in those components of the Building for which Landlord has expressly assumed responsibility below in this Section 6.03. Landlord shall also obtain a ten (10)-year NDL manufacturer warranty covering the Building's roof membrane, and shall assign its rights thereunder to Tenant (and Tenant acknowledges it must assume and comply with all of the obligations thereunder in connection with such assignment).

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      With respect to the Building only, Landlord, at its sole cost and expense, shall be responsible for repair, maintenance, or replacement (as needed) of the foundations, structural portions of the roof (but excluding all non-structural portions such as the roof membrane), exterior walls (but excluding the painting thereof, which shall be Tenant's sole responsibility) and the floor slab due to any latent defects therein. Subject to Landlord's one-year warranties set forth in this Article Six, Landlord shall not be obligated to replace or maintain or repair windows, doors, plate glass or the interior surfaces of the exterior walls of the Building, or any of the improvements on the Additional Land or any of the other Tenant Improvements. Landlord shall not be obligated to undertake any work pursuant to this Section 6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such work, and shall diligently pursue such work until complete. In no event shall normal wear and tear (including that caused by the elements or other natural environmental conditions) constitute or be deemed to have caused or resulted in a latent defect.

      Section 6.04. TENANT'S OBLIGATIONS.

            (a) Except as otherwise expressly provided in Section 4.05 above,
Section 6.03 above, Article Seven (Damage or Destruction) below, and Article Eight (Condemnation) below, Tenant, at Tenant's sole cost and expense, shall keep all portions of the Property (including interior, exterior, systems and equipment) in good order, condition and repair. If any portion of the Property or any system or equipment in the Property that Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property. The cost of such replacement shall be amortized (including Interest) over the useful life as reasonably determined by Landlord, and Tenant shall only be liable for that portion of the cost which is applicable to the remaining Lease Term (as it may be extended), and Landlord shall reimburse Tenant or, at Tenant's option, provide Tenant with a credit against future Additional Rent obligations in an amount equal to Landlord's share of such total cost. If any part of the Property or the Project is damaged by any act or omission of Tenant, to the extent such damage is not insured under any property insurance policy carried by Landlord that provides primary coverage, Tenant shall repair or replace the same, as needed. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Without limiting the generality of the provisions contained above in this Section 6.04(a), Tenant agrees to repair any damage to the Building and Building Premises other than ordinary wear and tear caused by the transportation and storage of its products in, on, or about the Property, including, but not limited to any damage to the Building's concrete floor slab, adjoining concrete ramps, adjoining concrete truck apron, and adjoining asphalt parking and access areas on the Building Premises due to the use of forklifts hauling Tenant's products. Tenant's repair obligation described above shall include the restoration of any damaged areas of the Property or the Project, if repair is impracticable, so as to restore such areas to the condition existing prior to such damage. For purposes of the foregoing, "damage" excludes ordinary wear, tear and scrapes, as well as any settling of concrete and paved areas reasonably anticipated from Tenant's use of the Property.

      Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

            (a) Any alterations, additions or improvements made to the Building or the Property by or at the request of Tenant, are herein referred to as "TENANT'S ALTERATIONS." Tenant shall not make any Tenant's Alterations to the Building without Landlord's prior written consent, except for non-structural interior alterations and the initial Tenant Improvements (which are to be constructed subject to the provisions of Article Fourteen below). Tenant shall promptly remove any Tenant's Alterations constructed in violation of this
Section 6.05(a) upon Landlord's written request. All Tenant's Alterations shall be performed in a good and workmanlike manner, in conformity with all Applicable Laws, and to the extent Landlord's consent is required, using a contractor reasonably acceptable to Landlord. Upon completion of any such work, Tenant shall make available for Landlord's review and copying, any "as built" plans, construction contracts, and proof of payment for labor and materials in Tenant's possession.

            (b) Tenant shall pay when due all claims for labor and material contracted for by Tenant and furnished to the Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work with an anticipated cost of One Hundred Fifty Thousand Dollars ($150,000.00) in Constant Dollars (defined below) or more on the Property (other than the initial Tenant Improvements), regardless of whether Landlord's consent to such work is required. Notwithstanding any language to the contrary in this
Section 6.05, with respect to any Tenant's Alterations, regardless of whether Landlord's consent to such work is

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required under the terms of this Lease, Tenant acknowledges Nevada law may require Tenant to record a notice of posted security in compliance with the requirements of Nev. Rev. Stat. Chapter 108 (2005) (the "POSTED SECURITY REQUIREMENTS"). Concurrently with Landlord's delivery of this Lease to Tenant for execution, Landlord may elect to provide Tenant with a separate written notice of the Posted Security Requirements, which shall include an acknowledgement of Tenant (the "NOTICE AND ACKNOWLEDGEMENT"). If so provided, Tenant agrees to promptly sign and return the Notice and Acknowledgment to Landlord; provided, however, that Tenant acknowledges and agrees that under no circumstances shall such Notice and Acknowledgement or the terms of this Section
6.05 be construed as Landlord's consent to or approval of any Tenant's Alterations; and provided that the Notice and Acknowledgment shall be in form reasonably satisfactory to Tenant. Landlord may elect to record and post notices of non-responsibility on the Property. "CONSTANT DOLLARS" means the value of the U.S. dollar to which such phrase refers, as adjusted from time to time. An adjustment shall occur on the first (1st) day of January of the sixth (6th) full calendar year following the date of this Lease, and thereafter at five (5) year intervals. Constant Dollars shall be determined by multiplying the dollar amount to be adjusted by a fraction, the numerator of which is the Current Index Number and the denominator of which is the Base Index Number. The "Base Index Number" shall be the level of the Index for the calendar month during which this Declaration is recorded in the Official Records; the "Current Index Number" shall be the level of the Index for the calendar month that corresponds to the month of the date of this Lease of the year preceding the adjustment year; the "Index" shall be the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor for U.S. City Average, All Items (1996=100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then Landlord shall substitute for the Index comparable statistics as computed by an agency of the United States Government or, if none, by a substantial and responsible periodical or publication of recognized authority most closely approximating the result which would have been achieved by the Index.

            (c) To the extent Landlord's prior consent is required by this
Section 6.05, Landlord may condition its consent to any proposed Tenant's Alterations on: (i) Tenant's submission to Landlord, for Landlord's prior written approval, of all plans and specifications relating to Tenant's Alterations; (ii) Tenant's written notice of whether Tenant's Alterations include the use or handling of any Hazardous Materials; (iii) Tenant's obtaining, for Landlord's benefit and protection, of such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease); (iv) Tenant's compliance with the requirements of Nev. Rev. Stat. Chapter 108 (2005) or any applicable successor statute; and (v) Tenant's payment to Landlord of all reasonable costs and expenses incurred by Landlord because of Tenant's Alterations other than the initial Tenant Improvements, including without limitation, costs incurred in reviewing the plans and specifications for, and inspecting the progress of, Tenant's Alterations; provided, however, that Landlord shall only be entitled to such payment to the extent such work affects (i) the drainage or grade of the Property, or (ii) structural components (including the floor slabs) of any improvements on the Building Premises. Such reasonable cost and expenses shall include the standard hourly charges incurred by Landlord when using employees of Commerce Construction Co., L.P. ("LANDLORD'S CONTRACTOR") for such review and inspection.

            (d) Upon imposition of any lien resulting from construction of Tenant's Alterations contracted for by Tenant (an "IMPOSITION"), Tenant shall either (i) cause the same to be released, if recorded, or (ii) diligently contest such Imposition and indemnify, defend, and hold Landlord harmless from any and all loss, cost, damage, liability and expense (including attorney's fees) arising from or related to it; provided, however, that consistent with Article Seventeen below, if the Master Landlord requires the removal of any such Imposition, Tenant shall comply with the terms of the Master Lease and either bond against or discharge the same within the time period provided in the Master Lease. Notwithstanding the above, in case of an Imposition for the claimed cost of work, materials or equipment furnished in construction of the Tenant Improvements by Landlord pursuant to Section 14.02 below, the provisions of this
Section 6.05(d) shall not apply, unless at the time or recording of the Imposition (i) all of that claimed cost has been approved by Tenant's Architect for payment as provided in Section 14.02(a) below and (ii) twenty (20) days or more have expired following that approval without payment by Tenant to Landlord as provided in Section 14.02 below.

            (e) Notwithstanding any language to the contrary in this Section 6.05, if the proposed Tenant's Alterations (other than the Tenant Improvements, which are to be constructed subject to the provisions of Article Fourteen below), materially affect one or more of the structural components of the Building, or life safety

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

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matters, including, but not limited to, the Building's or Project's fire suppression system, Landlord's prior written consent will be required.

            (f) Tenant acknowledges and agrees that any Tenant's Alterations are wholly optional with Tenant and are not being required by Landlord, either as a condition to the effectiveness of this Lease or otherwise.

      Section 6.06. CONDITION UPON TERMINATION. Subject to the provisions of Article Seven and Article Eight below, upon the termination of this Lease, Tenant shall surrender the Property to Landlord, broom clean and in good condition and repair, ordinary wear and tear excepted; provided, however, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction) below, if any, or make any repairs for which Landlord is responsible hereunder. Landlord may require Tenant to remove any Tenant's Alterations (whether or not made with Landlord's consent) prior to, or within thirty (30) days after, the expiration of this Lease and to restore the Building to its prior condition at Tenant's expense; provided, however, that Tenant shall not have any obligation to remove any Building Shell Improvements or Tenant Improvements save and except those described on Exhibit "J" attached hereto and by this reference incorporated herein, and then only if requested by Landlord to do so at least one hundred eighty (180) days prior to the expiration or earlier termination of this Lease (or such shortened period if the 180-day notice is not practicable under the circumstances, such as in case of an early termination based on an Event of Default). All alterations, additions and improvements which Tenant does not remove shall become Landlord's property if surrendered to Landlord upon the expiration or earlier termination of this Lease. Tenant may remove any of Tenant's machinery, equipment (including Tenant's Telecommunication Equipment), trade fixtures and other personal property. Tenant shall repair, at Tenant's expense, any damage to the Building or Building Premises caused by the removal of any such machinery, equipment, fixtures or personal property (including, without limitation, the complete removal of all studs and bolts that penetrate the floor or walls and filling and patching the holes). In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) from the Building or Building Premises without Landlord's prior written consent: any power wiring and power panels; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and any other heating and air conditioning equipment; fencing and security gates; load levelers, dock lights, dock locks and dock seals; and other similar building operating equipment and decorations. Tenant's obligations under this Section 6.06 shall also include its obligations under Section 5.04 with respect to any Sign.

ARTICLE SEVEN DAMAGE OR DESTRUCTION

      Section 7.01. DAMAGE OR DESTRUCTION TO PROPERTY.

            (a) In case of damage to or destruction of Building Shell Improvements other than the ESFR System, or any part of those Building Shell Improvements by fire or other casualty, Tenant will promptly give written notice thereof to Landlord and shall, in accordance with the provisions of this Article and all other provisions of this Lease, commence and complete restoration of the Base Building Shell Improvements and Common Area Improvements on the Building Premises (other than the ESFR System) in conformance with the Base Building Shell Plans together with such Building Modifications as Tenant elects to restore and such Tenant Improvements and other Tenant's Alterations as Tenant elects to restore. In any such event, Tenant shall also have the right to make additional alterations in conformity with and subject to the conditions of
Section 6.05 above, and in conformity with the plans and specifications required to be prepared pursuant to this Section 7.01. Tenant's obligations in this
Section 7.01(a) shall be effective whether or not (i) such damage or destruction has been insured or was insurable, (ii) Tenant is entitled to receive any insurance proceeds, or (iii) insurance proceeds are sufficient to pay in full the cost of the restoration work in connection with such restoration. Such restoration shall be commenced promptly and shall be prosecuted and completed expeditiously, Force Majeure Delays excepted. Landlord, its agents and mortgagees, may, from time to time, inspect the restoration upon reasonable advance notice to Tenant during normal business hours, subject to the provisions of Section 5.06 above. In case of damage to or destruction of the ESFR System, other Common Area Improvements not located on the Building Premises, or any part thereof by fire or other casualty, Landlord shall promptly commence and shall expeditiously prosecute and complete the restoration thereof, Force Majeure Delays, excepted. Any restoration or rebuilding of the Building shall be in conformance with such building code and other Applicable Law requirements as shall permit the issuance of a certificate of occupancy for the restored or reconstructed Building by Clark County, Nevada, or such other governmental entity as shall have jurisdiction with respect thereto.

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                                                               Las Vegas, Nevada
                                                            Nevada Power Company

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            (b) In the event of any damage or destruction of the Base Building
Shell Improvements, or any substantial part thereof by fire or other casualty, if the anticipated cost of repair exceeds One Hundred Fifty Thousand Dollars ($150,000.00) in Constant Dollars, Tenant agrees to furnish to Landlord at least ten (10) days before the commencement of the restoration of such damage or destruction, the following:

                  (i) Complete plans and specifications for such restoration prepared by a licensed and reputable architect (the "ARCHITECT"), which plans and specifications shall meet with the reasonable approval of Landlord, and Landlord's mortgage lender, together with the approval thereof by all governmental authorities then exercising jurisdiction with regard to such work.

                  (ii) Contracts then customary in the trade with (a) the Architect, and (b) with a reputable and responsible contractor providing for the completion of such restoration in accordance with said plans and specifications.

                  (iii) Certificates of insurance required by this Lease.

            (c) All insurance claims shall be adjusted as provided in Section 4.04(d)(ix) above, and insurance proceeds shall be applied to the payment of the cost of the restoration, including the cost of temporary repairs or for the protection of the Property pending the completion of permanent restoration (all of which temporary repairs, protection of the Property and permanent restoration are hereinafter collectively referred to as the "RESTORATION"), from time to time as such Restoration progresses. Insurance proceeds for the Base Building Shall Improvements shall be received by Tenant in trust for the purposes of paying the cost of Restoration of Base Building Shell Improvements.

            (d) If the net insurance proceeds shall be insufficient to pay the entire cost of such Restoration, Tenant will pay the deficiency.

            (e) If the Property shall be partially or totally damaged or destroyed by fire or other casualty, except as provided in paragraph (f) below, Tenant shall restore such damage or destruction as previously provided in this
Section 7.01, Base Rent and Additional Rent shall continue to be due and payable as if no damage or destruction had occurred, and this Lease shall remain in full force and effect. In no event shall Base Rent or Additional Rent abate, nor shall this Lease terminate (subject to paragraph (f) below) by reason of such damage or destruction.

            (f) Notwithstanding anything in this Lease to the contrary, in case of damage to or destruction of Building during the last year of the Lease Term (including the last year of any previously exercised Lease Term Extension), and if such damage will require more than one hundred twenty (120) days to substantially complete the repair, then Tenant shall have the right and option to terminate this Lease upon written notice to Landlord dispatched within ninety
(90) days after such damage or destruction. In such event, Tenant shall have the right and option to do either of the following: (i) commence and complete restoration of the Base Building Shell Improvements together with such Building Modifications as Tenant elects to restore and such Tenant Improvements and other Tenant's Alterations as Tenant elects to restore, or (ii) demolish and remove the Building and pay to Landlord the full replacement cost of the Base Building Shell Improvements (including any sums necessary to replace the Base Building Shell Improvements in conformance with such building code and other Applicable Law requirements as shall permit the issuance of a certificate of occupancy for the replaced Building), and this Lease shall terminate upon such restoration or upon such demolition and payment. Any Restoration or rebuilding of the Building shall be in conformance with such building code and other Applicable Law requirements as shall permit the issuance of a certificate of occupancy for the restored or reconstructed Building by Clark County, Nevada or such other governmental entity as shall have jurisdiction with respect thereto.

      Section 7.02. WAIVER. Tenant waives the protection of any statute, code or judicial decision which may grant to Tenant the right to terminate a lease in the event of the destruction of the leased property. Tenant agrees that the provisions of Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any destruction to the Property.

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                                                               Las Vegas, Nevada
                                                            Nevada Power Company

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ARTICLE EIGHT CONDEMNATION

      If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "CONDEMNATION"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If a Condemnation occurs (i) through which any material portion of the Building is taken or (ii) through which one acre or more of Property land is taken or one acre or more of Property land will have been cumulatively taken through that Condemnation and any prior Condemnation, or (iii) through which Property land is taken after more than one acre of Property land has already been taken through prior Condemnation, then Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to Landlord, within ninety (90) days after the condemning authority takes title or possession. If Tenant does not terminate this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced equitably in the same proportion that the value of the Property taken bears to the value of the Property prior to such Condemnation. If Landlord and Tenant are unable to agree upon the amount of such reduction, the values shall be determined by process of appraisal, in the same manner set forth in Section 2.05(d) above for determining fair rental value. If this Lease is not terminated, Tenant shall repair any damage to the Building Shell Improvements and Common Area Improvements on the Building Premises other than the ESFR System, and Landlord shall repair any damage to the ESFR System and the Common Area Improvements not located on the Building Premises. If the damages received by Tenant are not sufficient to pay for repairs to be made by Tenant, Tenant shall pay any amount in excess of such award necessary to complete such repair. Tenant shall be entitled to all of any award or payment made for (i) any such repair or restoration to be made by Tenant, (ii) the Building Modifications, (iii) Tenant Improvements and (iv) any other Tenant Alterations, including buildings and other real property improvements on the Additional Land, and Landlord hereby assigns to Tenant any interest in any such awards or payments. Landlord shall be entitled to all of any award or payment made for Common Area Improvements and Base Building Shell Improvements (save and except any award or payment to be made to Tenant for repair or restoration of Common Area Improvements or the Building), and Tenant hereby assigns to Landlord any interest in any such awards or payments. Landlord and Tenant shall be entitled to assert and make claim for any other award or payment in connection with any Condemnation, according to their respective interests in the Property. Landlord's mortgage lender shall also be permitted to participate in any such proceeding.

ARTICLE NINE ASSIGNMENT AND SUBLETTING

      Section 9.01. TRANSFERS. Subject to all of the terms of this Article
Nine, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Property or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as "TRANSFERS" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "TRANSFEREE"). To request Landlord's consent to any Transfer requiring such consent under the provisions of this Article Nine, Tenant shall notify Landlord in writing, which notice (the "TRANSFER NOTICE") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five (45) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Property to be transferred (the "SUBJECT SPACE"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (defined below) in connection with such Transfer (if applicable), the name and address of the proposed Transferee, and a copy of all existing documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer requiring but made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and if not terminated and rescinded upon expiration of the notice and cure periods in Section 10.02 (c), shall, at Landlord's option, constitute a material default by Tenant under this Lease.

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                                                               Las Vegas, Nevada
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

      Section 9.02. LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

            9.02.1 The Transferee's business or use of the Subject Space is not permitted under this Lease and Landlord decides, upon the exercise of its reasonable discretion, not to approve such new use;

            9.02.2 Any proposed assignee Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested; or

            9.02.3 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party.

      If Landlord consents to any Transfer pursuant to the terms of this
Section 9.02), Tenant may within one year after Landlord's consent, but not later than the expiration of such year period, enter into such Transfer of the Property or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to
Section 9.01 of this Lease.

      Section 9.03. TRANSFER PREMIUM. During any Extension (but not during the initial Lease Term), in the event of a Transfer of Subject Space consisting of warehouse area on the ground floor of the Building, and if the Transfer requires Landlord's consent, if Landlord consents to such a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any "TRANSFER PREMIUM," as that term is defined in this Section 9.03, received by Tenant from such Transferee, as received by Tenant from the Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee for the ground floor warehouse area in excess of the Rent payable by Tenant under this Lease for the area on a per rentable square foot basis if less than all of the Building is transferred, less the total of actual and reasonable expenses incurred by Tenant in connection with such Transfer (e.g., tenant improvement costs, legal fees, leasing commission, etc., if applicable). All of the foregoing sums shall be offset against first due Transfer Premium payments otherwise payable to Landlord. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. Notwithstanding any language to the contrary in this Section 9.03, Tenant shall not be responsible for payment of any Transfer Premium otherwise payable in connection with a subletting by the original Tenant of up to fifty thousand (50,000) square feet of ground floor warehouse area in the Building.

      Section 9.04. TRANSFER INVOLVING A PERMITTED USE. Notwithstanding anything to the contrary contained in Section 9.01 above, a Transfer by the original Tenant or a Tenant Affiliate of the original Tenant of a portion of the Building to a subtenant for a Permitted Use shall not be deemed a Transfer for which Landlord's consent is required. Further, notwithstanding anything to the contrary contained in Section 9.01 above, a Transfer by the original Tenant to a Tenant Affiliate of the original Tenant of a portion of the Property other than the Building to a subtenant for a Permitted Use shall not be deemed a Transfer for which Landlord's consent is required if (i) the Transfer includes an area of the Building Premises or Additional Land incident to, ancillary to, and as a part of a Transfer of a portion of the Building, (ii) the Transferee is a vendor, supplier, contractor or co-venturer of Tenant, or (iii) the Permitted Uses for which the Subject Space may be utilized by the Transferee are uses relating to or in support of Tenant's activities as a public utility. Tenant shall promptly notify Landlord of any such Transfer and promptly supply Landlord with any documents or information reasonably requested by Landlord regarding such Transfer. Any such sublease shall still comply with the provisions of
Section 9.08 below. Notwithstanding the foregoing provisions of this Section 9.04, any sublease of a portion of the Property for any use which (i) is a Permitted Use, but which would create an unusual or atypical wear and tear on the Building, different in nature and degree from that which results from the original Tenant's use of the Property, (ii) is a Permitted Use, but which would involve the use, handling, storage or disposal of material amounts of Hazardous Materials other than those which are the same or similar to those used by the original Tenant and in quantities and processes similar to the original Tenant's uses, or (iii) is not a Permitted Use, shall require the prior written consent of Landlord.

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                                                               Las Vegas, Nevada
                                                            Nevada Power Company

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

      Section 9.05. EFFECT OF TRANSFER. If Landlord consents to a
Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, a copy of executed Transfer documentation pertaining to the Transfer, (iv) Tenant shall furnish upon Landlord's request a complete statement certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer (if applicable), and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor (if applicable) of Tenant's obligations under this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer Premium, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and the reasonable costs of such audit.

      Section 9.06. INTENTIONALLY OMITTED.

      Section 9.07. TENANT AFFILIATE. Notwithstanding anything to the contrary contained in Section 9.01 above, a Transfer of all or a portion of the Property or any interest of Tenant in this Lease to a Tenant Affiliate (as defined below), shall not be deemed a Transfer under this Article Nine for which consent is required provided that (i) if such Transfer is an assignment, the Tenant Affiliate assumes in writing all of Tenant's obligations under this Lease; and (ii) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease. Tenant shall promptly notify Landlord of any such transfer and promptly supply Landlord with copies of any applicable documents of transfer regarding such Transfer. For purposes of this Lease, a "TENANT AFFILIATE" means (i) an entity which is controlled by, controls, or is under common control with Tenant, (ii) an entity resulting from a merger of, consolidation with, or reorganization of Tenant or (iii) a Permitted Purchaser (as defined below). "CONTROL," as used herein, shall mean the ownership, directly or indirectly, of at least twenty percent (20%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least twenty percent (20%) of the voting interest in, any person or entity. Tenant may assign this Lease, without Landlord's consent, to any entity to which all or substantially all of Tenant's assets are sold, so long as (a) such purchaser has a tangible net worth (as determined according to GAAP then in effect) equal to or greater than One Hundred Million Dollars ($100,000,000.00), and (b) Tenant complies with the requirements stated above in this Section 9.07 with respect to a Transfer involving a Tenant Affiliate. The original Tenant may also assign this Lease, without Landlord's consent, to any entity to which other material assets of the original Tenant are sold, so long as (a) such purchaser has a tangible net worth (as determined according to GAAP then in effect) equal to or greater than One Hundred Million Dollars ($100,000,000.00), (b) Tenant complies with the requirements stated above in this Section 9.07 with respect to a Transfer involving a Tenant Affiliate and
(c) the original Tenant remains liable for its obligations under this Lease as provided in Section 9.05. An assignee described in either of the two immediately preceding sentences is a "PERMITTED PURCHASER."

      Section 9.08. TRANSFER INVOLVING SUBLEASE. Every approved sublease transaction shall be evidenced by a written sublease (the "SUBLEASE") between Tenant and the subtenant (the "SUBTENANT"). The Sublease or, where applicable, Landlord's written consent required under Section 9.01 above, to which Tenant and Subtenant shall be parties (the "CONSENT"), shall comply with the following requirements:

            (i) The Sublease shall be subject to, and shall incorporate by reference, all of the terms and conditions of this Lease, except those terms and conditions relating to Base Rent, Additional Rent, and any other amount due under this Lease. Subtenant shall acknowledge in the Sublease or Consent that it has reviewed and agreed to all of the terms and conditions of this Lease. Subtenant shall agree in the Sublease or Consent not to do, or fail to do, anything that would cause Tenant to violate any of its obligations under this Lease.

            (ii) The Sublease or Consent shall contain, in full, any use restrictions or other provisions of this Lease that affect the use of the Property.

            (iii) The Sublease or Consent shall contain a waiver of subrogation against Landlord, and any Consent shall contain a waiver of subrogation by Landlord against Subtenant.

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                                                               Las Vegas, Nevada
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            (iv) The Sublease or Consent shall prohibit a sub-subletting of the
Property or the assignment of the Sublease by Subtenant, without first obtaining Landlord's consent if Landlord's consent to the Sublease was required in this Lease.

            (v) The Sublease or Consent shall require Subtenant, acting through Tenant, to obtain Landlord's prior written consent to any alterations to the Property, to the extent Tenant is required by this Lease to obtain such consent.

            (vi) The Sublease or Consent shall provide that, at Landlord's option, the Sublease shall not terminate in the event that this Lease terminates. The Sublease shall require Subtenant to execute an attornment agreement, if Landlord, in its sole and absolute discretion, shall elect to have the Sublease continue beyond the date of termination of this Lease. Such attornment agreement shall provide that Subtenant confirms it is in direct privity of contract with Landlord and that all obligations owed to Tenant under the Sublease shall become obligations owed to Landlord for the balance of the term of the Sublease.

            (vii) The Sublease or Consent shall provide that unless and until such time as an attornment agreement is executed by Subtenant pursuant to the terms and conditions of the preceding subsection (vi), nothing contained in the Sublease shall create or shall be construed or deemed to create privity of contract or privity of estate between Landlord and Subtenant.

            (viii) The Sublease or Consent shall provide that Subtenant shall have no right (and shall waive any rights it may have) under the Sublease to hold Landlord responsible for any liability in connection with the Property, including, without limitation, any liability arising from the noncompliance with any federal, state, or local laws applicable to the Property.

            (ix) The Sublease or Consent shall provide that nothing in the Sublease shall amend or shall be construed or deemed to amend this Lease.

      SECTION 9.09. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

      Section 9.10. RIGHT TO MORTGAGE LEASEHOLD INTEREST. Notwithstanding any language to the contrary in this Article Nine, Tenant and any Tenant Affiliate, shall have the right, from time to time, without Landlord's prior written consent or approval, to mortgage and encumber Tenant's interest in this Lease and its leasehold interest in the Property. Any such leasehold mortgage is herein referred to as a "Leasehold Mortgage" or "permitted Leasehold Mortgage" As used in this Section and throughout this Lease, the noun "mortgage" shall include a deed of trust or other security instrument (whether in the nature of a security agreement, assignment, collateral assignment or otherwise); the verb "mortgage" shall include the granting or creation of a deed of trust or other such security instrument; the word "mortgagee" shall include the beneficiary under a deed of trust or other such secured party or assignee; and the phrase "Leasehold Mortgagee" or "permitted Leasehold Mortgagee" shall mean a mortgagee of or with respect to a Leasehold Mortgage.

      Section 9.11. RIGHT TO NOTICES. If Tenant shall mortgage this Lease in accordance with Section 9.10 above and shall have furnished Landlord the name and mailing address of the Leasehold Mortgagee, then Landlord shall give such Leasehold Mortgagee, at the address specified by Tenant (as the same may be changed, from time to time, by Tenant or such Leasehold Mortgagee by notice given Landlord in conformance with Section 16.06 below and in the manner required by Section 16.06 below), duplicate copies of all notices to Tenant and all documents and suits delivered to or served upon Tenant, and notwithstanding anything in this Lease to the contrary, no notice intended for Tenant shall be deemed properly given, and no Event of Default hereunder shall be deemed to have occurred unless Landlord shall have given the Leasehold Mortgagee a copy of its notices to Tenant relating to such Event of Default. Further, notwithstanding anything in this Lease to the contrary, no Event of Default shall have occurred, Landlord shall not be empowered to terminate this Lease and this Lease shall not expire by reason of the occurrence of any Event of Default hereunder unless Tenant's applicable cure period with respect to such Event of Default shall have expired without cure or commencement of cure as provided in Section 10.02, and an additional

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fifteen (15) business days shall have expired without cure or a failure of performance following receipt by the Leasehold Mortgagee entitled to notice under the provisions of this Section of written notice from Landlord specifying
(i) the nature of the potential Event of Default, (ii) this Lease Section together with the Lease Section requiring the applicable performance, (iii) that the applicable period for Tenant's cure or commencement of cure has expired without cure or commencement of cure by Tenant and (iv) that unless the Leasehold Mortgagee cures or commences cure within fifteen (15) business days of receipt of the notice an Event of Default shall occur and all applicable cure periods shall have expired.

      Section 9.12. RIGHT TO CURE. Notwithstanding anything in this Lease to the contrary, a Leasehold Mortgagee shall have the right to pay any amount or do any act or thing required of Tenant and so remedy any default under this Lease or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if made by Tenant.

      Section 9.13. ASSUMPTION OF OBLIGATIONS. Notwithstanding anything in this Lease to the contrary, a Leasehold Mortgagee or the purchaser at any foreclosure or similar sale, without the necessity of Landlord's prior approval, shall become the legal owner and holder of Tenant's leasehold estate under this Lease upon lawful foreclosure of a Leasehold Mortgage or as a result of the assignment of Tenant's leasehold estate under this Lease in lieu of foreclosure, becoming thereby subject to all the terms and conditions of this Lease. Except as otherwise permitted in the following sentence of this Section, upon so becoming the owner and holder of the leasehold estate, a Leasehold Mortgagee or the purchaser at any foreclosure or similar sale shall have all rights, privileges, obligations and liabilities of the original Tenant. Notwithstanding anything in this Lease to the contrary, a Leasehold Mortgagee or the purchaser at any foreclosure or similar sale following lawful foreclosure of a Leasehold Mortgage or the assignment of Tenant's leasehold estate under this Lease in lieu of foreclosure shall have the right to thereupon and thereafter assign Tenant's leasehold estate under this Lease, without the prior written consent of Landlord. In the event of any such assignment, the assignee shall become Tenant hereunder, and the assigning Leasehold Mortgagee or purchaser shall thereupon be relieved and released of any liability or obligation under this Lease accruing after the effective date of such assignment. Any Leasehold Mortgage may provide, at Tenant's option, that the mortgagee, upon making good any default or defaults on the part of Tenant, shall be thereby subrogated to any and all of the right of Tenant under the terms and provisions of this Lease.

      Section 9.14. OTHER PROVISIONS. For the benefit of any Leasehold Mortgagee, Landlord shall not accept a voluntary surrender of this Lease at any time while a Leasehold Mortgage shall remain a lien on the leasehold interest of Tenant without obtaining the prior written approval of the Leasehold Mortgagee.

ARTICLE TEN DEFAULTS; REMEDIES

      Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions of Landlord and Tenant in this Lease.

      Section 10.02. DEFAULTS. Tenant shall be in material default under this Lease (an "Event of Default"):

            (a) If Tenant's vacation of the Property results in the cancellation of any insurance required in Section 4.04(b) above and Tenant does not replace such insurance at its cost, or agree to self-insure with respect to such insurance as provided in Section 4.04(e) within thirty (30) days of receipt of written notice from Landlord that such insurance is being cancelled or has been cancelled, demanding such replacement or self-insurance;

            (b) If Tenant fails to pay rent or any other charge when due and such failure continues for a period of fifteen (15) business days or more following Tenant's receipt of written notice thereof from Landlord demanding payment;

            (c) If Tenant fails to perform any of Tenant's material non-monetary obligations under this Lease or is otherwise in material breach of its obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance or cure such breach, Tenant shall not be in default if Tenant commences such performance or cure within the thirty

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(30) day period and thereafter diligently pursues its completion. The notice required by this paragraph is (i) intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement, and (ii) not intended to extend the time for Tenant's performance if a shorter period of time for performance is expressly provided in this Lease (although Tenant shall not be in material default of this Lease unless and until that (a) shorter period of time for performance expires without performance, (b) Landlord thereupon or thereafter provides the 30-day written notice provided for above and (c) Tenant fails to complete such performance or cure such breach within the time period set forth above in this Section 10.02(c)).

            (d) If Tenant's interest in this Lease is sold, transferred or conveyed after attachment, execution or other judicial seizure by a party other than a permitted Leasehold Mortgagee and is not redeemed by Tenant prior to expiration of any period during which Tenant may lawfully do so.

      SECTION 10.03. REMEDIES. On the occurrence of any Event of Default, Landlord may, at any time thereafter, with or without notice or demand (except as required in Section 9.11 above, and except with respect to Tenant or a Tenant Affiliate) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

            (a) Terminate Tenant's right to possession of the Property through the institution of restitution, unlawful detainer or other legal action (as respects the original Tenant or any Tenant Affiliate of the original Tenant) or by any other lawful means (as respects a Tenant other than the original Tenant or any Tenant Affiliate of the original Tenant). Upon termination of Tenant's possession and occupancy of the Property and recovery, occupancy and possession of the Property by Landlord, this Lease shall terminate. In such event, Landlord shall be entitled to recover from Tenant all compensatory damages reasonably incurred by Landlord by reason of Tenant's default. If Tenant has vacated the Property, Landlord shall have the option of (i) retaking possession of the Property as provided in this Section 10.03(a) or (ii) proceeding under Section 10.03(b) below;

            (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due; or

            (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Nevada not expressly prohibited in this Lease.

Notwithstanding any language to the contrary in this Section 10.03, Landlord agrees to use commercially reasonable efforts to relet the Property and take other commercially reasonable action in mitigation of damages caused by Tenant's default hereunder. The provisions of this Section 10.03 shall survive termination of the Lease.

      Section 10.04. TERMINATION. If Landlord elects to terminate this
Lease as a result of a Tenant default, Tenant shall be liable to Landlord for all compensatory damages resulting therefrom, which shall include, without limitation, all costs, expenses and fees, including reasonable attorneys' fees that Landlord reasonably incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages that must be reimbursed to Landlord prior to assumption of this Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

      Section 10.05. CUMULATIVE REMEDIES. Exercise of any right or remedy shall not prevent a party from exercising any other right or remedy not expressly prohibited in this Lease.

      Section 10.06. SURRENDER. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept a surrender of the Property shall be valid unless made in writing and signed by Landlord.

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      Section 10.07. REMOVAL OF TENANT'S PROPERTY. All furniture, equipment, and other personal property of Tenant not removed from the Property upon the vacation thereof following an uncured default by Tenant or upon the termination of this Lease for any cause whatsoever shall be deemed to have been abandoned by Tenant, and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without obligation to account therefor if Landlord first gives thirty (30) days' written notice to Tenant that Landlord intends to so appropriate, sell, store, destroy or otherwise dispose of such furniture, equipment and other personal property, unless Tenant retrieves such property within such 30-day period, which Landlord shall permit Tenant to do during reasonable times following dispatch of such notice. Tenant shall reimburse Landlord for all reasonable expenses incurred in connection with such disposition of such personal property. Landlord, upon presentation of reasonable evidence of a third party's claim of ownership or security interest in any such abandoned property, may turn over such property to the third party claimant without any liability to Tenant.

      Section 10.08. CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with holdover of the Property by Tenant after the expiration or earlier termination of this Lease in accordance with, and subject to the provisions of Section 2.04 above.

      Section 10.09. LANDLORD DEFAULT; LIMITED SELF-HELP RIGHT. Landlord shall be deemed to be in default under this Lease, and a default of Landlord shall have occurred if Landlord shall fail to perform any act or obligation required of Landlord under this Lease, and should such failure continue for a period of thirty (30) days following receipt by Landlord of written notice from Tenant of the failure, requesting the performance of the act or obligation; provided, however, that if Landlord cannot reasonably complete the cure or performance within such 30-day period, then so long as Landlord commences such cure or performance within thirty (30) days after receipt of such notice and thereafter diligently pursues the same to completion, Landlord shall be deemed to have timely cured such failure. In the event of any default of Landlord in accordance with the foregoing, Tenant shall have available to it, and may pursue, any and all rights and remedies available at law or in equity not expressly prohibited in this Lease. Tenant shall have the right to make such temporary, emergency repairs to the structural components of the Building, which are to be otherwise made by Landlord under Section 6.03 above (but only to the extent as may be reasonably necessary to prevent damage to the equipment, inventory or other personal property of Tenant situated in the Building, or to prevent imminent injury to persons). Tenant's limited self-help right described in the prior sentence may only be exercised if Tenant has first provided Landlord with prior notice reasonable under the circumstances stating that an emergency exists, the nature of such emergency and the nature of the required repairs, and that Tenant intends to immediately undertake the repair if Landlord does not do so within twelve (12) hours following Landlord's receipt of such notice. The actual, direct, and reasonable costs of Tenant's performance in lieu of Landlord's performance shall be due and payable thirty (30) days after submission by Tenant to Landlord of an invoice therefor (including the supporting documentation described below), and if not timely paid, shall accrue Interest until paid. Notwithstanding the foregoing, Tenant may not recover any costs that are reimbursed to Tenant under any insurance policies carried by Tenant. In addition, any requests for reimbursement made by Tenant shall be accompanied by reasonable documentation showing the actual costs incurred by Tenant.

ARTICLE ELEVEN PROTECTION OF LENDERS

      Section 11.01. SUBORDINATION. This Lease is subject and subordinate to all present and future ground or underlying leases of the Project or Property, and to the lien of any mortgages or trust deeds, now or hereafter in force against the Project or Property, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, (i) unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto by giving notice thereof to Tenant at least five (5) days before the election becomes effective and (ii) so long as the holder of such mortgage or trust deed, or the lessor under such ground lease or underlying lease agrees in writing, for the benefit of Tenant, to accept this Lease and accept Tenant's occupancy as provided in subsequent provisions of this Section 11.01. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or trust deed, or if any ground or underlying lease is terminated, to attorn to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the landlord under this Lease, provided such lienholder or purchaser or ground lessor

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shall agree to accept this Lease and not disturb Tenant's occupancy, so long as
Tenant timely pays the rent and observes and performs all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within fifteen (15) business days of request by Landlord, execute such further instruments or assurances substantially in the form attached hereto as Exhibit "B" or Exhibit "B-1" to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases, which shall expressly provide for the non-disturbance of Tenant as provided in the foregoing provisions of this
Section 11.01, and if Tenant fails to do so timely, such failure shall constitute a material default under this Lease, subject to the applicable notice and cure provisions contained in this Lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding anything to the contrary in this Section 11.01, the subordination of the original Tenant's interest in this Lease to the lien of Landlord's existing mortgage lender is conditioned on such lender's execution and delivery to Tenant, for Tenant's execution, of the subordination non-disturbance, and attornment agreement attached as Exhibit "B" to this Lease, with such execution and delivery to Tenant being made no later than thirty (30) days following full execution and delivery of this Lease by Landlord and Tenant. In case of any future permanent (term) loan or refinancing of such future loan, Landlord agrees to cause its then lender to execute and deliver to Tenant for Tenant's execution, a subordination, non-disturbance and attornment agreement in substantially the form of that attached as Exhibit "B-1" to this Lease.

      Section 11.02. ESTOPPEL CERTIFICATES.

            (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written estoppel certificate substantially in the form attached hereto as Exhibit "C" or such other commercially-reasonable form as may be reasonably requested by Landlord's purchaser or encumbrance so long as such certificate merely estops Tenant as a matter of legal defense and does not create any right of action against Tenant and does not impose on Tenant any affirmative obligation (such as providing additional notices of default) or negative obligation (such as forbearing enforcement for additional cure periods). Tenant shall deliver such certificate to Landlord within fifteen (15) business days after Landlord's request. Landlord may give any such certificate by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

            (b) If Tenant does not deliver such statement to Landlord within such fifteen (15) business day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following: (i) that the terms and provisions of this Lease have not been changed except as set forth in written amendments to this Lease attached thereto and reflecting the signatures of both Landlord and Tenant; (ii) that this Lease has not been canceled or terminated; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the foregoing.

      Section 11.03. TENANT'S FINANCIAL CONDITION. Within fifteen (15) business days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, to verify the net worth of Tenant or any Transferee or Permitted Purchaser (if such verification of net worth is required under the terms of this Lease). Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Notwithstanding any language in this Section 11.03, Tenant need not provide Landlord with copies of Tenant's financial statements if they are public record or available to the public through filings with any governmental authority.

ARTICLE TWELVE LEGAL COSTS

      Section 12.01. LEGAL PROCEEDINGS. If any legal action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant

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against any third party, or by any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in Tenant's bankruptcy case, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with Tenant's counsel or other counsel reasonably acceptable to Landlord. Notwithstanding the above, Tenant's indemnity obligations as set forth above shall not include any claims based on Landlord's actual or claimed acts or omissions.

ARTICLE THIRTEEN BROKERS

      Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate brokers or agents named in Section 1.09 above (the "Brokers"). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers. Landlord's Broker hereby discloses to Landlord and Tenant, and Landlord and Tenant hereby consent to Landlord's Broker acting in this transaction as the agent of Landlord exclusively. It is hereby acknowledged that Majestic Realty Co., identified in
Section 1.09 above as Landlord's Broker, and Rodman C. Martin, are acting as both principal (that is, they have an interest in the Landlord entity) and broker in this lease transaction. Landlord shall pay a commission to the Brokers pursuant to the terms of a separate written agreement.

ARTICLE FOURTEEN BUILDING SHELL AND TENANT IMPROVEMENTS

      Section 14.01. BUILDING SHELL IMPROVEMENTS. Subject to obtaining all necessary governmental approvals (and subject to any changes mandated by the applicable governmental authorities as a condition to obtaining such approvals), Landlord shall use commercially reasonable efforts to construct the Building and the surrounding and associated Common Areas, Common Area Improvements and other improvements generally shown on the attached Exhibit "A" (using Landlord's customary materials, methods, and means of construction, modified as required to construct in conformance with the Building Shell Plans (as defined below) prior to the Estimated Substantial Completion Date, or as soon thereafter as is practicable (collectively, the "BUILDING SHELL IMPROVEMENTS"). The Building Shell Improvements shall not include the Tenant Improvements (defined below) or any improvements to the Additional Land. The Building Shell Improvements shall be constructed according to those certain construction drawings identified on the list attached as Exhibit "H" to this Lease (the "BASE BUILDING SHELL PLANS"), as modified and supplemented by those construction drawings identified on the list attached as Exhibit "I" to this Lease, plus all Change Orders (as defined in Section 14.02(c)) for Building Shell Improvements approved by Tenant (collectively, the "MODIFIED BUILDING SHELL PLANS"). If any of the construction drawings listed on Exhibit "H" or Exhibit "I" are modified or supplemented, or if additional construction drawings are hereafter prepared, Landlord shall immediately provide copies of all such revisions and construction drawings to Tenant. The Base Building Shell Plans, as modified by the Modified Building Shell Plans are collectively referred to in this Lease as the "BUILDING SHELL PLANS." The Building Shell Improvements, including Common Area Improvements, to be constructed as reflected in the Base Building Shell Plans include the following:

            (a) UTILITY CONNECTION FEES. All connection fees, "hook-up" fees and similar fees imposed by utility-providing entities or agencies relative to that portion of the Building Shell Improvements identified in the Base Building Shell Plans, including, but not limited to those imposed by the Las Vegas Valley Water District and the Clark County Water Reclamation District.

            (b) PERMIT FEES. All fees of any kind or nature required to be paid for, or prior to, the issuance of any and all building permits and other permits required for construction of that portion of the Building Shell Improvements identified in the Base Building Shell Plans.

      Landlord shall construct those portions of the Building Shell Improvements described in the Base Building Shell Plans at no cost or expense to Tenant other than the Rent payable under this Lease. The Building Shell

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Improvements described in the Base Building Shell Plans, including those Common
Area Improvements located on the Building Premises (other than the ESFR System), are referred to herein as the "BASE BUILDING SHELL IMPROVEMENTS." Tenant shall be solely responsible for the difference between (i) the total costs and expenses of constructing the Building Shell Improvements and (ii) the total costs and expenses that would have been incurred in constructing the Base Building Shell Improvements reflected in the Base Building Shell Plans and all Common Area Improvements included within the Base Building Shell Plans, which difference in costs is referred to in this Lease as the "MODIFICATION COSTS." The changes to the Base Building Shell Improvements resulting from the modification and supplementation of the Base Building Shell Plans by the Modified Building Shell Plans are herein referred to as the "BUILDING MODIFICATIONS."

      Section 14.02. TENANT IMPROVEMENTS AND SUBSTANTIAL COMPLETION.

            (a) In addition to the Building Shell Improvements, and subject to obtaining all necessary governmental approvals (and subject to any changes mandated by the applicable governmental authorities as a condition to obtaining such approvals), Landlord shall, at Tenant's sole cost and expense, construct additional improvements (beyond the Building Shell Improvements) desired by Tenant, including, without limitation, additional Building systems (including
HVAC) and office improvements for the Building and improvements for the Additional Land, which may include buildings, structures, paving, lighting, landscaping, screening, street improvements, and utilities (collectively, the "TENANT IMPROVEMENTS") according to, and in conformance with the Final Plans as defined below.

      Landlord acknowledges having received Tenant's initial design development drawings for the Tenant Improvements. Landlord acknowledges having received additional construction drawings for building structures comprising Tenant Improvements (the "CONSTRUCTION DRAWINGS"). Landlord and Tenant's Architect have met and discussed the Construction Drawings. Tenant shall have final plans and specifications prepared for the Tenant Improvements, taking into consideration Landlord's comments. The final plans and specifications for Tenant Improvements prepared pursuant to the foregoing, as revised, modified and supplemented from time to time by Change Orders for the Tenant Improvements, are herein referred to as the "FINAL PLANS."

      On or before December 11, 2006, Landlord shall cause Landlord's Contractor to provide Tenant with a written proposed guaranteed maximum price (the "GUARANTEED MAXIMUM PRICE") for the Tenant Improvement Contract (as defined below in this Section 14.02). The proposed Guaranteed Maximum Price may include reasonable allowances (some of which may be provided by Tenant's Architect to Landlord's Contractor in the absence of specifications or other detail not yet available and not included in the Construction Drawings) for some of the work ("ALLOWANCE WORK") to take into account detail not included in the Construction Drawings and anticipated differences between the Construction Drawings and the Final Plans. The Guaranteed Maximum Price, once provided to Tenant, is to be used by Tenant in determining whether to exercise the Termination Option (defined in Article Twenty below). If Tenant does not timely exercise the Termination Option, Landlord and Tenant acknowledge and agree that the Guaranteed Maximum Price determined pursuant to this paragraph will also serve as the Guaranteed Maximum Price to be subsequently identified in the Tenant Improvement Contract (the "TIC GUARANTEED MAXIMUM PRICE"), provided that (a) the scope of the work described in the Tenant Improvement Contract is materially the same as the scope of the work described in the Construction Drawings, and (b) the actual cost of the Allowance Work, as constructed in conformance with the Final Plans and in the manner set forth in the Tenant Improvement Contract, does not exceed the amount of such allowances. If, instead, the scope of the work is materially different or the cost of the Allowance Work exceeds the allowances, then in the case of either or both, the TIC Guaranteed Maximum Price may exceed the Guaranteed Maximum Price by the sum total of (i) the increased cost resulting from the differing scope of the work and (ii) the amount by which the cost of the Allowance Work exceeds the allowances.

      If, in the course of Landlord's seeking the necessary governmental approvals of the Final Plans and obtaining the building permits required for construction of the Tenant Improvements from the appropriate governmental authorities such authorities impose any changes in the Final Plans as a condition to obtaining such approvals and permits, Landlord shall provide written notice to Tenant of any such impositions ("LANDLORD'S NOTICE"). Unless Tenant, within ten (10) business days after receipt of Landlord's Notice, objects in writing to the imposed changes in the Final Plans and specifically describes the basis for such objection ("TENANT'S OBJECTION"), Tenant shall be deemed to have waived any objection to the imposed changes and their effect on the Property. If

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Tenant timely objects, then Landlord, with Tenant's cooperation, shall thereafter attempt to resolve the matter to Tenant's reasonable satisfaction.

      Landlord shall have the Tenant Improvements constructed by Landlord's Contractor under and pursuant to a construction contract in the form attached as Exhibit "K" hereto (the "TENANT IMPROVEMENT CONTRACT"). Landlord shall execute the Tenant Improvement Contract and shall cause Landlord's Contractor to execute the Tenant Improvement Contract upon written request from Tenant to Landlord that Landlord initiate construction of the Tenant Improvements, which written request shall also include Tenant's written acceptance of all of the final terms of the Tenant Improvement Contract ("TENANT'S REQUEST AND ACCEPTANCE NOTICE"). Failure of Landlord to so execute or so cause Landlord's Contractor to execute the Tenant Improvement Contract within ten (10) business days following Landlord's receipt of Tenant's Request and Acceptance Notice shall constitute a material default of Landlord hereunder, which, notwithstanding any other provision of this Lease to the contrary, shall permit Tenant to thereafter terminate this Lease by written notice to Landlord. Subject to the terms of Article Twenty below, in the absence of Tenant's Request and Acceptance Notice, Landlord shall have no obligation to construct the Tenant Improvements, but all other rights and obligations of Landlord and Tenant under this Lease shall remain unaffected.

      Tenant shall be responsible for all costs of constructing the Tenant Improvements ("TENANT'S COSTS"), which shall be paid by Tenant to Landlord as follows: Tenant shall disburse to Landlord on a monthly basis the amount sufficient for Landlord to pay Landlord's Contractor the monthly amount then owing to Landlord's Contractor (based on applications for payment submitted to Landlord by Landlord's Contractor under the Tenant Improvement Contract, reflecting the portion of the work completed during the prior month as approved in writing by Tenant's Architect. Such monthly payments shall be made by Tenant to Landlord within twenty (20) days following Tenant's receipt of written approval by Tenant's Architect of the application for payment submitted by Landlord's Contractor to Landlord. If Tenant's payment of these sums is delayed beyond such 20-day period, Landlord may direct Landlord's Contractor to suspend the work, in which case Tenant shall be responsible for payment of reasonably and actually incurred costs to which Landlord's Contractor may be entitled based upon such suspension. All applications for payment submitted by Landlord's Contractor shall be submitted with all such invoices and supporting documentation as Tenant and Tenant's Architect may reasonably request. Tenant shall provide in Tenant's contract with Tenant's Architect that the Architect review applications for payment and communicate approval or disapproval thereof (and the reasons for any disapproval) to Landlord and Tenant within ten (10) days of receipt of the application for payment and all requested invoices and supporting documents and all other documentation provided for in the Tenant Improvement Contract.

            (b) CONSTRUCTION RECORDS. The Building Shell Improvements and the Tenant Improvements, to the extent designed by Landlord's design consultants and constructed by Landlord's Contractor, shall be designed and constructed on an "open book" basis with Tenant. Landlord shall keep, and shall cause Landlord's Contractor and design consultants to keep, full and accurate accounts, records, books, journals, ledgers, and data with respect to the direct expenses incurred by Landlord's Contractor and design consultants in completing the Building Shell Improvements and the Tenant Improvements pursuant to this Lease (the "RECORDS"), which shall truthfully, accurately, and fully document the costs incurred in connection with the construction of the Building Shell Improvements and the Tenant Improvements. Tenant shall have the right, through its designated representatives, during regular business hours, to inspect the Records as may be reasonably necessary to verify performance by Landlord, Landlord's Contractor and Landlord's design consultants of their respective obligations with regard to construction of the Building Shell Improvements and the Tenant Improvements. Landlord and Landlord's Contractor shall retain all Records for at least three
(3) years following the later of the date of Substantial Completion of the Building Shell Improvements and the date of Substantial Completion of the Tenant Improvements, and make the same available from time to time to Tenant and its designated representatives during regular business hours at Landlord's offices in Las Vegas, Nevada, within ten (10) days after receipt of a written request for inspection from Tenant.

            (c) CHANGES. Tenant may request a change to any part of the Building Shell Improvements or the Tenant Improvements by providing written notice to Landlord in which Tenant specifies with particularity the requested changes. Within ten (10) business days of Landlord's receipt of Tenant's request for changes ("CHANGES"), Landlord shall review the Changes requested and notify Tenant in writing ("CHANGE ORDER") of any increase or decrease in the cost of the Building Shell Improvements or the Tenant Improvements and the amount of any delay that would result from the Change. Any delay that results from Tenant-requested Changes to the Building

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Shell Improvements shall constitute a Tenant Delay if the critical path for construction of the Building Shell Improvements is affected. Tenant shall approve or disapprove the Change Order in writing before the expiration of ten
(10) business days following receipt of the Change Order. Any failure to approve shall constitute a disapproval. Any and all costs, fees and expenses reasonably incurred by Landlord relative to a Tenant-approved Change Order to (a) evaluate a Tenant-requested Change, and (b) to change the Building Shell Improvements or, the Tenant Improvements and to incorporate the Changes into the Building Shell Improvements or, the Tenant Improvements contemplated under the Change Order shall be expressly set forth in the Change Order and shall be paid by Tenant if the Change Order is approved by Tenant. If such costs are incurred during the course of Landlord's construction of the Tenant Improvements, such costs shall be paid as provided above with respect to payment of Tenant's Costs. If such costs are incurred by Landlord in connection with its construction of the Building Shell Improvements, such costs shall be paid as provided in Section 14.02(e) below.

            (d) SUBSTANTIAL COMPLETION. If the Building Shell Improvements are not Substantially Completed by the Estimated Substantial Completion Date, then the Lease Commencement Date shall be one hundred eighty (180) days following the date the Building Shell Improvements would have been Substantially Completed but for any Tenant Delay, subject to the provisions of Section 2.02 above. Tenant agrees that any Tenant Delay shall be cumulative and shall not cause the Lease Commencement Date to be extended beyond what it otherwise would have been in the absence of any Tenant Delay. For purposes of this Lease, the Building Shell Improvements shall be Substantially Completed when (a) all of such improvements are completed, except for minor items of work (e.g., pick-up, "punch list" work, etc.) that can be completed with only minor interference with construction and installation of the Tenant Improvements, which shall be itemized on a punch list and completed by Landlord within sixty (60) days following the date of Substantial Completion of the Building Shell Improvements, (b) the Clark County Building Department has conducted its final inspection of all Building Shell Improvements, has provided its approval thereof, and has issued a Certificate of Completion therefor, and (c) upon written notice from Landlord to Tenant of the foregoing, accompanied by a copy of such Certificate of Completion and expressly granting Tenant possession and occupancy of the Building Shell Improvements ("SUBSTANTIALLY COMPLETED" or "SUBSTANTIAL COMPLETION" of the Building Shell Improvements, or similar phrase). For purposes of this Lease , the Tenant Improvements shall be Substantially Completed when (a) all of such improvements are completed, except for minor items of work (e.g., pick-up, "punchlist work," etc.) that can be completed with only minor interference with Tenant's conduct of business at the Property, and (b) the issuance of a final unconditional Certificate of Occupancy for the Property.

            (e) TENANT'S SHARE OF BUILDING SHELL COSTS. During the course of construction of the Building Shell Improvements, no more than monthly, Landlord shall provide Tenant an itemized statement ("TENANT'S BUILDING SHELL COST STATEMENT") setting forth the Modification Costs incurred during the prior month for constructing Building Modifications, including any Changes related thereto approved by Tenant, which are costs for which Tenant is responsible under this Lease. Tenant's Building Shell Cost Statement (i) shall be accompanied by such invoices and other documentation as Tenant may reasonably request, (ii) shall be subject to written approval by Tenant's Architect or other contract administration personnel and (ii) shall be subject to review and audit by Tenant and its representatives, which may include an audit of the Records. Within twenty (20) days following receipt of written approval by Tenant's Architect or other contract administration personnel of Tenant's Building Shell Cost Statement, Tenant shall pay the approved portion of the Modification Costs to Landlord. If audit or review results in a determination of revised Modification Costs for any monthly period, Landlord or Tenant shall pay to the other any applicable overpayment or underpayment within thirty (30) days following such determination. Tenant shall provide in Tenant's contract with Tenant's Architect or other contract administration personnel that the Architect or other contract administration personnel review Tenant's Building Shell Cost Statement and communicate their approval or disapproval thereof (and the reasons for any disapproval) to Landlord and Tenant within ten (10) days of receipt of Tenant's Building Shell Cost Statement and all requested invoices and other documentation. Tenant shall be entitled to reduction of, and credit against, the first payments due under this Section 14.02(e) in the cumulative amount of all advances and/or payments made by Tenant to Landlord for Modification Costs, whether such advances or payments are so characterized, and whether such advances or payments are made before or after execution of this Lease.

            (f) TENANT DELAY. As used in this Lease, "Tenant Delay" shall mean, in addition to the Tenant Delay specifically described above in this Article Fourteen, any delay caused by (a) any Tenant-requested and approved Changes; (b) any act or omission of Tenant or its employees, agents or contractors, including, but not

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limited to, any interference with the construction of the Building Shell
Improvements; and (c) any unreasonable delays by Tenant in providing Landlord with information requested by Landlord, or in providing consents or approvals required to be given by Tenant.

      During the Lease Term, the Base Building Shell Improvements shall be the property of Landlord, the Building Modifications and the Tenant Improvements and other Tenant's Alterations shall be the property of Tenant. The Building Shell Improvements and the Tenant Improvements shall remain upon and be surrendered with the Property upon the expiration or earlier termination of the Lease Term, subject to the other provisions of this Lease.

      Notwithstanding any language to the contrary in this Section 14.02, neither Landlord nor Landlord's Contractor shall be responsible for tracking the compliance with the requirements for obtaining LEED certification for the Tenant Improvements. Any such work related to obtaining such certification shall be performed by Tenant or Tenant's consultants at Tenant's sole cost and expense.

      Section 14.03. NO OTHER IMPROVEMENTS. Except for the Building Shell Improvements, the Tenant Improvements, and any unfinished "punch list" items, Landlord shall have no liability or obligation for making any further alterations or improvements of any kind in or about the Property.

      Section 14.04. NO POSTED SECURITY REQUIREMENTS. Notwithstanding the provisions of Section 6.05 above, Landlord acknowledges and agrees that Tenant is not required to comply with the Posted Security Requirements with respect to any work of improvement to be undertaken by Landlord in constructing the Building Shell Improvements and/or the Tenant Improvements. Further, Landlord shall obtain the express written waiver by Landlord's Contractor of any right to stop work on either the Building Shell Improvements or the Tenant Improvements pursuant to the provisions of the Posted Security Requirements.

ARTICLE FIFTEEN TELECOMMUNICATIONS SERVICES

      Section 15.01. TENANT'S TELECOMMUNICATIONS EQUIPMENT. Subject to all Applicable Laws, Tenant may, at Tenant's sole cost and expense, install antennae and related facilities and other equipment for the provision of telecommunications services (the "TELECOMMUNICATIONS EQUIPMENT") on the rooftop or in other portions of the Building or elsewhere on the Property, but only if such use is solely limited to Tenant's own use in the conduct of its business ("TENANT'S TELECOMMUNICATIONS EQUIPMENT"); provided, however, that co-location of equipment supplied by third parties on Tenant's Telecommunications Equipment shall be permitted without Landlord's prior written approval. Tenant shall be solely responsible for all costs and expenses related to the use and maintenance of Tenant's Telecommunications Equipment, the removal of which upon the expiration or earlier termination of this Lease shall be governed by Section
6.06 of this Lease. All operations by Tenant pursuant to this Article shall be lawful and in compliance with all rules and regulations of the Federal Communications Commission, Federal Aviation Administration, and Clark County Department of Aviation. Consistent with the terms of Section 6.05 above, Landlord shall have the right, in its reasonably exercised discretion, to determine the location of any visible Tenant's Telecommunications Equipment on the Building; provided, however, that Landlord shall not require any location that precludes or interferes with the intended operation of Tenant's Telecommunications Equipment. Regardless of any roof warranty or any repair obligations of Landlord in this Lease, Tenant shall be solely responsible for the repair of any leaks or other damage to the roof membrane resulting from the installation of any Tenant's Telecommunications Equipment. Landlord shall include language in all other leases for space in the Project requiring the tenants under such leases to operate any of their Telecommunications Equipment in compliance with all rules and regulations of the Federal Communications Commission, Federal Aviation Administration, and Clark County Department of Aviation.

ARTICLE SIXTEEN MISCELLANEOUS PROVISIONS

      Section 16.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

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      Section 16.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.

            (a) As used in this Lease, the term "LANDLORD" means only the current owner of the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

            (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and, if Landlord expressly so requests in written notice thereof to Tenant, to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing in that notice. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure or commence to cure such non-performance within the period(s) specified in Section 10.09 above.

            (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord, and neither Landlord nor Landlord's partners, members, managers, shareholders, officers or other principals shall have any personal liability under this Lease.

            (d) Except as otherwise expressly provided in this Lease, Tenant shall have no right to terminate this Lease based on an uncured default by Landlord in the performance of Landlord's obligations under this Lease; provided, however, that in addition to all other rights and remedies not expressly prohibited in this Lease, Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default of Landlord. Consistent with Section
10.08 above, in no event shall Tenant be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

      Section 16.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect, and it is the intention of the parties that there shall be substituted for such provision as is illegal or unenforceable a provision as similar to such provision as may be possible and yet be legal and enforceable.

      Section 16.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's express or implied permission. Any reference in this Lease to a "business day" refers to a date that is not a Saturday, Sunday or legal holiday (or observed as a legal holiday) for Nevada state government offices pursuant to NRS. If any deadline specified in this Lease falls on a day that is not a business day, the deadline shall be extended to the next business day.

      Section 16.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

      Section 16.06. NOTICES. All notices, demands, statements or communications (collectively, "NOTICES") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally-recognized commercial overnight courier, or delivered personally (i) to Tenant at the addresses set forth in Section 1.03 above, or (ii) to Landlord at the addresses set forth in Section 1.02 above. Landlord or Tenant shall have the right to change its respective Notice address upon giving Notice to the other party. Any Notice will be deemed given three (3) business days after the date it is mailed as provided in this Section 16.06, or upon the date delivery is made, if delivered by an approved

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courier (as provided above) or personally delivered. Consistent with the provisions of Section 16.02(b) above, if Tenant is notified as provided in this
Section 16.06 of the identity and address of Landlord's secured lender or ground or underlying lessor, Tenant shall give to such lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or nationally-recognized commercial overnight courier, and such lender or ground or underlying lessor shall be given the same opportunity to cure such default as is provided Landlord under this Lease (unless such cure period is extended pursuant to the terms of any agreement to which Tenant is a party or to which Tenant consents) prior to Tenant's exercising any remedy available to Tenant. Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord or Tenant.

      Section 16.07. WAIVERS. The failure of either party to insist upon the strict performance, in any of one or more instances, of any term, covenant or condition of this Lease shall not be deemed to be a waiver by that party of such term, covenant or condition. No waiver of any breach of any term, provision and covenant contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach of any term, provision or covenant contained herein. Landlord's acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of a default unrelated to the payment of that rent (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute such a default) shall not be construed as a waiver of such default or any other rights or remedies of Landlord, including any right of Landlord to recover the Property. Moreover, Tenant acknowledges and agrees that Landlord's acceptance of a partial rent payment shall not, under any circumstances (whether or not such partial payment is accompanied by a special endorsement or other statement), constitute an accord and satisfaction with regard to the unpaid balance of the rent. Landlord will accept the check (or other payment means) for payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy available to Landlord. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a default shall not be deemed or construed to constitute a waiver of such default.

      Section 16.08. NO RECORDATION. Tenant shall not record this Lease. Concurrently with their execution of this Lease, Landlord and Tenant shall execute a memorandum of this Lease in the form of that attached as Exhibit "F" to this Lease (the "LEASE MEMORANDUM"), which shall be recorded at Landlord's sole cost and expense.

      Section 16.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease, without regard to such state's conflicts of law principles. Landlord and Tenant agree that any action or claim brought to enforce or interpret the provisions of this Lease, or otherwise arising out of or related to this Lease or to Tenant's use and occupancy of the Property, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Property is located, unless otherwise agreed in writing by the other party prior to the commencement of any such action.

      IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY ADJUDICATION OF ANY DISPUTE, LANDLORD AND TENANT HEREBY KNOWINGLY, INTENTIONALLY, AND IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF OR RELATED TO THIS LEASE OR THE USE AND OCCUPANCY OF THE PROPERTY.

      Section 16.10. INTENTIONALLY OMITTED.

      Section 16.11. INTENTIONALLY OMITTED.

      Section 16.12. FORCE MAJEURE. A "FORCE MAJEURE" event shall occur if Landlord or Tenant cannot perform any of its obligations due to events beyond such applicable party's control, except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease, the time provided for performing such obligations shall be extended by a period of time ("FORCE MAJEURE DELAY") equal to the duration of such events. Events beyond Landlord's or Tenant's control include, but are not limited to, acts of God, war, civil commotion, terrorist acts, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods atypical in Clark

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County, Nevada for obtaining governmental permits or approvals, or weather conditions. No express reference in this Lease to a Force Majeure event shall create any inference that the terms of this Section 16.12 do not apply with equal force in the absence of such an express reference.

      Section 16.13. COUNTERPARTS. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

      Section 16.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

      Section 16.15. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

      Section 16.16. NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

      Section 16.17. INTENTIONALLY OMITTED.

      Section 16.18. INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute or other law to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as otherwise expressly provided in this Lease.

      Section 16.19. CONFIDENTIALITY. Each party acknowledges that the content of this Lease and any related documents are confidential information. Except with respect to any disclosure required by law, each party shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than its financial, legal, and design consultants, provided that such recipients agree to maintain the confidentiality of the information.

      Section 16.20. REVENUE AND EXPENSE ACCOUNTING. Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to the Landlord and rental expenses will accrue to the Tenant in the amounts and as of the dates rent is payable under this Lease.

      Section 16.21. TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant warrants and represents to Landlord as follows, each of which is material and being relied upon by Landlord:

            (a) Tenant (i) is not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list), or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) is not knowingly engaged and shall not knowingly engage in any dealings or transactions with or otherwise be associated with such persons or entities, and (iii) is not and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder.

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            (b) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Property is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

            (c) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

Tenant confirms that all of the above representations and warranties are true as of the date of this Lease, and acknowledges and agrees that they shall survive the expiration or earlier termination of this Lease.

      Section 16.22. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord warrants and represents to Tenant as follows, each of which is material and being relied upon by Tenant:

Landlord (i) is not, and shall not become, a person or entity with whom Tenant is restricted from doing business under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list), or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, (ii) is not knowingly engaged and shall not knowingly engage in any dealings or transactions with or otherwise be associated with such persons or entities, and (iii) is not and shall not become, a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, or the regulations or orders thereunder.

            (a) Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization, and is qualified to do business in the state in which the Property is located, and the persons executing this Lease on behalf of Landlord have the full right and authority to bind Landlord without the consent or approval of any other person or entity. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

            (b) Landlord has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

Landlord confirms that all of the above representations and warranties are true as of the date of this Lease, and acknowledges and agrees that they shall survive the expiration or earlier termination of this Lease.

      Section 16.23. APPROVALS AND CONSENTS. Any approvals, consents, authorizations or similar discretionary acceptances, endorsements and ratifications required or provided for in this Lease shall not be unreasonably withheld, conditioned or delayed, except in any case in which the action to be taken is expressly described in this Lease as being within the "sole discretion" of a party.

ARTICLE SEVENTEEN  MASTER LEASE

            (a) This Lease is subject and subordinate to that certain Lease Agreement, dated November 15, 2005, as amended by that certain First Amendment to Lease Agreement, dated June 20, 2006 (collectively, the "MASTER LEASE"), by and between Landlord, as tenant, and County of Clark, a political subdivision of the State of

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

Nevada ("COUNTY"), as landlord (the "MASTER LANDLORD"), and to any renewal, amendment or modification thereof, and to any mortgage or other encumbrance to which the Master Lease is subject or subordinate, and to all renewals, modifications, consolidations, replacements and extensions thereof. A copy of the Master Lease is attached as Exhibit "G" to this Lease. Except as specifically modified in this Lease, during the Lease Term Tenant shall be bound by and shall observe all of the terms and conditions to be observed by Landlord under the Master Lease as fully and to the same extent and effect as though Tenant were the lessee thereunder in the place and stead of Landlord. Any event resulting in termination of the Master Lease by its terms or otherwise shall also automatically result in termination of this Lease, except as otherwise provided or contemplated in Section 2.3 (Attornment) of the Master Lease.

            (b) Without limiting the generality of (a) above, Tenant expressly agrees to comply with and be bound by any and all covenants, conditions and restrictions or rules, regulations or standards of operation or conduct contemplated under the terms of the non-discrimination provisions of Article III of the Master Lease, which are hereby incorporated into this Lease by this reference.

            (c) Without limiting the generality of (a) above, Tenant acknowledges and agrees that Landlord's covenant of quiet possession or enjoyment (Section 5.08 of this Lease) is expressly subject to the Master Landlord's rights under the Master Lease, including but not limited to the right to recover the Property (Section 2.21 of the Master Lease), the right to improve or expand McCarran International Airport (Section 3.10 of the Master Lease), and the right to enter and inspect the Property (Section 2.7 of the Master Lease).

            (d) Without limiting the generality of (a) above, Tenant acknowledges and agrees that this Lease is subject to the attornment provisions of Section 2.3 of the Master Lease. Pursuant to the provisions of such section of the Master Lease, Section 11.01 of this Lease is supplemented by adding the following thereto:

            If by reason of a default on the part of Landlord as tenant in the performance of the terms of the provisions of the Master Lease, the Master Lease and the leasehold estate of Landlord as ground lessee thereunder are terminated by summary proceedings or otherwise in accordance with the terms of the Master Lease, Tenant will attorn to Master Landlord and recognize Master Landlord as lessor; provided, however, Master Landlord agrees that so long as Tenant is not in default, Master Landlord agrees to provide quiet enjoyment to Tenant and to be bound by all the terms and conditions of this Lease.

            (e) Without limiting the generality of (a) above, Tenant further acknowledges and agrees that (i) all Tenant signs must have the prior written approval of the designated representative of Master Landlord (pursuant to Section 2.6.2 of the Master Lease), and (ii) Master Landlord must be named as an additional insured on all liability insurance policies maintained by Tenant under the terms of this Lease (pursuant to Section 2.12.2.7.4 of the Master Lease).

            (f) As required by the terms of Section 2.9 of the Master Lease, should Tenant cause any improvements to be made to the Property, Tenant shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Property to include the following clause:

            Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property and will not file a mechanic's lien or otherwise assert any claim against County's real estate or any County's leasehold interest on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold the County and Landlord harmless from any liens filed upon the County's property and County's leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor's sole cost.

            (g) Within twenty (20) days following full execution of this Lease and the recordation of the Lease Memorandum, Landlord shall cause Nevada Title Company to issue in favor of Tenant, as insured, a policy of

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company
leasehold title insurance for Tenant's leasehold interest under this Lease, in the form of the Pro-Forma Policy (2nd Amendment) prepared by Nevada Title Company (Order No. 06-04-0139-JJA) (the "LEASEHOLD TITLE POLICY"). The Leasehold Title Policy shall reflect the recording of (i) the executed Recognition Nondisturbance and Attornment Agreement in the form of Exhibit "L" (in Schedule A, item 2 of the Leasehold Title Policy) and (ii) the executed Subordination Non-Disturbance and Attornment Agreement in the form of Exhibit B (in Schedule B, Part 1, item 13 of the Leasehold Title Policy). The face amount of the Leasehold Title Policy shall be Thirty Million Dollars ($30,000,000.00). The Leasehold Title Policy shall be provided to Tenant by Landlord at no additional cost or expense to Tenant, provided that if Tenant desires "extended coverage" or any endorsements, Tenant shall be solely responsible for all costs associated with obtaining the same, including the cost of any survey or other requirements for such coverage and endorsements. Within thirty (30) days of written request from Tenant, Landlord, at Landlord's cost shall undertake all commercially reasonable actions to commence and diligently pursue to completion (including all commercially reasonable efforts to have Master Landlord cooperate in such efforts) the vacation, release and relinquishment of record of (i) all right-of-way reservations and easements for roadway and public utilities purposes and (ii) the rights and interests of any public utility-providing agencies with respect thereto, as reserved and granted within the boundaries of the Property in patents from the United States of America. Landlord shall diligently pursue such efforts, but its failure to obtain a release of all such matters of record despite and after expending all commercially reasonable efforts shall not constitute a default under this Lease. If Landlord fails to timely deliver the Leasehold Title Policy, and should such failure continue for a period of thirty (30) days, following Tenant's written request to deliver the Leasehold Title Policy, Landlord shall be in material default of this Lease. Consistent with Section 16.02(d) above, Tenant may thereafter seek to recover from Landlord an amount representing appropriate actual compensatory damages for such default.

            (h) Upon the full execution of this Lease, Landlord shall execute and deliver to Master Landlord for execution and delivery to Tenant the Recognition, Non-Disturbance and Attornment Agreement in the form of Exhibit "L" attached hereto. Landlord shall diligently pursue the execution of that Recognition, Non-Disturbance and Attornment Agreement by Master Landlord and the delivery thereof to Tenant following such execution.

ARTICLE EIGHTEEN DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND
                 RECIPROCAL EASEMENTS

      Landlord may prepare for eventual recordation against the Property and other adjacent land a Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements (the "DECLARATION"). So long as the provisions of the Declaration do not affect Tenant's obligations in any material way (the performance of ministerial acts shall not be deemed material) and do not affect Tenant's use or conduct of business from the Property, Tenant will not unreasonably withhold consent to a subordination of this Lease to the Declaration, and further agrees to execute a recordable instrument (prepared by Landlord at its sole cost and expense) in order to evidence any such subordination.

ARTICLE NINETEEN  NO OPTION OR OFFER

      THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PROPERTY UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PROPERTY IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT. NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONTINUE DISCUSSIONS OR NEGOTIATIONS OF THIS LEASE.

ARTICLE TWENTY  CONDITION SUBSEQUENT

      At any time prior to the earlier of (i) Landlord's receipt of Tenant's Request and Acceptance Notice (defined in Section 14.02 above), (ii) the expiration of five (5)

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company
business days following Tenant's receipt from Landlord's Contractor of written notice of the proposed Guaranteed Maximum Price pursuant to Section 14.02 above, or (iii) December 14, 2006, Tenant shall have the option and right to terminate this Lease (the "TERMINATION OPTION"), by providing written notice to Landlord of the same, subject to Landlord's receipt, within five (5) business days following its receipt of Tenant's termination notice, in immediately available funds, of the sum of Five Million Dollars ($5,000,000.00) (the "TERMINATION FEE") in consideration for the exercise by Tenant of the Termination Option. If the above terms of the Termination Option are not strictly complied with (including Landlord's timely receipt of the Termination Fee), then the Termination Option shall be rendered null and void and any purported exercise shall be ineffective. Assuming the Termination Option is timely and validly exercised and the Lease is terminated, then following such termination neither Landlord nor Tenant shall have any further obligations to the other under this Lease, excepting those obligations which have accrued prior to or which expressly survive such termination. Time is of the essence with respect to Tenant's rights under this Article Twenty. Tenant shall be entitled to reduction of, and credit against, the Termination Fee due under this Article Twenty in the cumulative amount of all advances and /or payments made by Tenant to Landlord for Modification Costs, whether such advances or payments are so characterized, and whether such advances or payments are made before or after execution of this Lease.

              (Left intentionally blank - signature page to follow)

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

      Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.

                                     LANDLORD:

Signed on_____________, 2006         BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC,
at__________________________         a Nevada limited liability company

                                     By: MAJESTIC BELTWAY WAREHOUSE
                                         BUILDINGS, LLC, a Delaware
                                         limited liability company, its Manager

                                         By:  MAJESTIC REALTY CO.,
                                              a California corporation,
                                              Manager's Agent

                                              By:/s/ Edward P. Roski, Jr.
                                              Name:Edward P. Roski, Jr.
                                        Its:Chairman and Chief Executive Officer

                                     By: THOMAS & MACK BELTWAY, L.L.C.,
                                         a Nevada limited liability company,
                                         its Manager

                                         By:.s. Thomas A. Thomas
                                         Name:    Thomas A. Thomas
                                         Its:     Manager

                                         TENANT:

Signed on December 11, 2006              NEVADA POWER COMPANY,
at_________________________              a Nevada corporation

                                         By:/s/ Walter M. Higgins
                                         Printed Name: Walter M. Higgins
                                         Its: Chief Executive Officer

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                                    EXHIBIT A

                    DEPICTION OR DESCRIPTION OF THE PROPERTY

                                   (Attached)

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                          [DIAGRAMS OF LEASED PROPERTY]

THENCE SOUTH 00(degree)54'27" WEST, 40.08 FEET TO A POINT ON THE NORTH LINE OF THE SOUTH HALF (S 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01;

THENCE ALONG SAID LINE, SOUTH 87(degree)14'47" WEST, 630.64 FEET TO THE NORTHWEST CORNER OF SAID SOUTH HALF (S 1/2);

THENCE ALONG THE WEST LINE OF THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01, NORTH 01(degree)05'30" EAST, 652.21 FEET;

THENCE DEPARTING SAID WESTERLY LINE AND ALONG A LINE 16.50 FEET SOUTH OF AND PARALLEL TO THE NORTHERLY LINE OF THE SOUTHEAST QUARTER (SE 1/4) OF SAID SOUTHWEST QUARTER (SW 1/4) NORTH 87(degree)13'43" EAST, 1083.01 FEET TO THE POINT OF BEGINNING.

CONTAINING: 16.00 ACRES OF LAND.

BASIS OF BEARINGS

THE EAST LINE OF THE NORTHEAST QUARTER (NE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, AS SHOWN ON THAT MAP ON FILE IN FILE 66 OF SURVEYS AT PAGE 02 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, SAID LINE BEARS NORTH 00(degree)42'44" WEST.

GLEN J. DAVIS
PROFESSIONAL LAND SURVEYOR
NEVADA CERTIFICATE NO 11825
EXPIRES 12/31/06
LOCHSA SURVEYING
(702) 365-9312 / FAX (702) 320-1769

                          [DIAGRAMS OF LEASED PROPERTY]

                                LEGAL DESCRIPTION
                                BBP WAREHOUSE II
                        PORTION OF A.P.N.: 176-01-301-032

     BEING A PORTION OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01;

THENCE ALONG THE NORTH LINE THEREOF, NORTH 87(degree)13'39" EAST, 314.79 FEET TO THE NORTHEAST CORNER OF SAID SOUTHEAST QUARTER (SE 1/4);

THENCE ALONG THE EAST LINE THEREOF, SOUTH 01(degree)05'30" WEST, 334.37 FEET TO THE NORTH LINE OF THE SOUTH HALF (S 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01;

THENCE ALONG SAID NORTH LINE, NORTH 87(degree)14'47" EAST, 630.64 FEET TO A POINT HEREINAFTER KNOWN AS "POINT A";

THENCE DEPARTING SAID NORTH LINE AND ALONG THE EAST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01, SOUTH 00(degree)54'27" WEST, 161.72 FEET TO A NON-TANGENT 56.00 FEET RADIUS CURVE, A RADIAL LINE TO SAID POINT BEARS SOUTH 16(degree)58'33" WEST;

THENCE ALONG SAID CURVE CONCAVE SOUTHEASTERLY THROUGH A CENTRAL ANGLE OF 171(degree)46'44", AN ARC LENGTH OF 167.89 FEET TO A REVERSE 14.50 FEET RADIUS CURVE, A RADIAL LINE TO SAID POINT BEARS SOUTH 25(degree) 11'49" WEST;

THENCE ALONG SAID CURVE CONCAVE SOUTHWESTERLY THROUGH A CENTRAL ANGLE OF 65(degree)42'38", AN ARC LENGTH OF 16.63 FEET;

THENCE SOUGH 00(degree)54'27" WEST, ALONG A LINE 30.00 FEET WEST OF AND PARALLEL TO THE EASTERLY LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF SAID SOUTHWEST QUARTER (SW 1/4), 322.47 FEET TO A TANGENT 25.00 FEET RADIUS CURVE;

THENCE ALONG SAID CURVE CONCAVE NORTHWESTERLY THROUGH A CENTRAL ANGLE OF 86(degree)21'59", AN ARC LENGTH OF 37.68 FEET TO A LINE 45.00 FEET NORTH OF AND PARALLEL TO THE SOUTHERLY LINE OF THE SOUTHEAST QUARTER (SE 1/4) OF SAID SOUTHWEST QUARTER (SW 1/4);

THENCE ALONG SAID LINE, SOUTH 87(degree)16'26" WEST, 569.11 FEET TO THE WESTERLY LINE OF THE SOUTHEAST QUARTER (SE 1/4) OF SAID SOUTHWEST QUARTER (SW 1/4);

THENCE ALONG SAID WESTERLY LINE, NORTH 01(degree)05'30" EAST, 289.27 FEET TO THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SOUTHWEST QUARTER (SW 1/4);

THENCE ALONG THE SOUTHERLY LINE THEREOF, SOUTH 87(degree)13'31" WEST, 315.98 FEET TO THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SOUTHWEST QUARTER (SW 1/4);

THENCE ALONG THE WESTERLY LINE THEREOF, NORTH 01(degree)11'37" EAST, 668.84 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH THAT PORTION OF SAID SOUTH HALF (S 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 01, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE AFOREMENTIONED "POINT A";

THENCE NORTH 00(degree)54'27" EAST, 40.08 FEET;

THENCE NORTH 87(degree)14'47" EAST, 526.77 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF LINDELL ROAD AD DEDICATED BY THAT CERTAIN DOCUMENT RECORDED MARCH 14, 2002 IN BOOK 20020314 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00744 IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA;

THENCE ALONG SAID RIGHT-OF-WAY LINE, SOUTH 15(degree)38'00" EAST, 116.43 FEET TO THE BEGINNING OF A TANGENT CURVE HAVING A RADIUS OF 760.00 FEET;

THENCE CURVING TO THE RIGHT ALONG THE ARC OF ARC OF SAID CURVE, CONCAVE SOUTHWESTERLY, THROUGH A CENTRAL ANGLE OF 16(degree)21'23", AN ARC LENGTH OF
216.96 FEET;

THENCE SOUTH 00(degree)43'23" WEST, 45.00 FEET;

THENCE DEPARTING SAID RIGHT-OF-WAY LINE, SOUTH 87(degree)15'37" WEST, 275.78 FEET TO THE SOUTHWEST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01;

THENCE NORTH 00(degree)48'55" EAST, 334.50 FEET TO A POINT ON THE NORTH LINE OF THE SOUTH HALF (S 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 01;

THENCE ALONG SAID NORTH LINE, SOUTH 87(degree)14'47" WEST, 315.32 FEET TO THE POINT OF BEGINNING.

CONTAINING: 15.94 ACRES OF LAND.

BASIS OF BEARINGS

THE EAST LINE OF THE NORTHEAST QUARTER (NE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., CLARK COUNTY, NEVADA, AS SHOWN ON THAT MAP ON FILE IN

FILE 66 OF SURVEYS AT PAGE 02 OF OFFICIAL RECORDS, CLARK COUNTY, NEVADA, SAID LINE BEARS NORTH 00(degree)42'44" WEST.

ROBERT M. MCENTEE
PROFESSIONAL LAND SURVEYOR
NEVADA CERTIFICATE NO. 12998
EXPIRES 12/31/07
LOCHSA SURVEYING
(702) 365-9312/FAX (702) 320-1769

                                    EXHIBIT D

                  "HAZARDOUS MATERIAL" AND "STORAGE TANK" LIST

In addition to general office and cleaning supplies, the following (which may be defined as "Hazardous Material" in the Lease) may be brought upon, treated, kept, stored, generated, or used upon the Property:

      Gasoline, diesel fuel and other petroleum hydrocarbons, including, but not limited to, new and used oil, hydraulic fluid, brake fluid, transmission fluid, gear oil, etc.

      Polychlorinated biphenyls (PCBs), including PCB transformer oil, PCB contaminated soil and PCB-contaminated debris.

      Cleaning solvents.

      Welding gases.

      Antifreeze.

      Aerosols, including paint, brake cleaner, WD-40, glass cleaner, etc.

      Windshield washer fluid.

      Steam cleaner soap.

      Oils and greases.

      New and used batteries, including those with lead and acid contents.

      New and used transformer oil.

      SF6 gas.

      Water contaminated with oil and/or metals.

      Asbestos.

      Ampac shells and Caldwell cartridges containing gun powder and similar substances.

      Treated wood poles.

      Paint.

      Paint remover.

      CFCs. Mercury.

      Solvents.

      Soil contaminated with any Hazardous Material identified above on this Exhibit "D".

The following "Storage Tanks" and containment facilities will be located on the
Property:

      One or more above-grade unleaded gasoline fuel tanks, each with a capacity of 15,000 gallons or less.

      One or more above-grade diesel fuel tanks, each with a capacity of 15,000 gallons or less.

      Three or more above-grade vaulted tanks for new and used non-detect transformer oils, each with a capacity of up to 3,000 gallons.

      One or more above-grade tanks for used non-PCB mineral oil, each with a capacity of up to 3,000 gallons.

      One or more above-grade tanks for used PCB contaminated oil, each with a capacity of up to 3,000 gallons.

      One or more concrete pads and self-contained containment tanks in transformer containment areas, including covered containment slabs and run-off trenches.

      Two or more above-grade multiple compartment tanks for new and used oil, hydraulic fluids, transmission fluids and other petroleum hydrocarbons, each tank with multiple compartments of up to 500 gallons and single tank capacity of up to 1,000 gallons.

      One or more sand/oil separators and associated tank systems.

      One or more kitchen grease traps.

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company
                                       D-1

                                    EXHIBIT G

                                  MASTER LEASE

                   (Attached or provided separately to Tenant)

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE AGREEMENT (the "First Amendment") is made and entered this 20th day of June, 2006, by and between the COUNTY OF CLARK, a political subdivision of the State of Nevada ("County"), and BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC, a Nevada limited liability company authorized to do business in the State of Nevada ("Company").

                                    RECITALS:

     A. County and Company entered into that certain Lease Agreement, dated November 15, 2005 (the "Lease"), wherein Company agreed to lease from County and County agreed to lease to Company certain real property located in Clark County, Nevada, which is depicted and more particularly described in the Lease (the "Premises"). All terms used herein and not otherwise defined shall have the same meaning as given to them in the Lease.

     B. County and Company desire to amend the Lease, as provided below in this Amendment.

     NOW, THEREFORE, for and in consideration of the covenants and conditions herein, County and Company hereby agree as follows:

                                   AGREEMENT:

     1. Enlargement of Premises. The size of the Premises is hereby enlarged to include an additional tract of land (the "Additional Land"); accordingly, the descriptions of the Premises set forth on Exhibit "D" to the Lease and on Exhibit "A" to that certain Memorandum of Lease, dated November 15, 2005 (and recorded with the official records of Clark County, Nevada on November 21, 2005 in Book 20051121 as Instrument No. 2760), are hereby superseded and replaced with the description attached as Exhibit "A" to this First Amendment, which includes the Additional Land. Consistent with the above modification to the description of the Premises, the parties shall execute and record an appropriate Amended and Restated Memorandum of Lease.

     2. Condition Subsequent. The continued effectiveness of this First Amendment is expressly conditioned on the execution and delivery, within one hundred eighty (180) days following the date of this First Amendment, of a lease agreement between Company, as landlord, and a third party, as tenant, for the Additional Land (the "Condition Subsequent"). If the Condition Subsequent is timely satisfied, Company shall promptly provide County with written notice of the same. In the event the Condition Subsequent is not satisfied or waived by Company within the time set forth above, this First Amendment shall be rendered null and void and without further force or effect, and in such event County and Company shall execute and deliver an instrument confirming the same. Any waiver by Company of the Condition Subsequent must be in writing and received by County on or before the expiration of the time set forth above, and in the event of such timely waiver by Company, this First Amendment shall remain binding on County and Company and remain in full force and effect.

     3. Effect of Amendment. Except as modified by this First Amendment, the Lease shall remain in full force and affect. As amended hereby, the Lease is hereby ratified and confirmed in its entirety. In the event of a conflict between the terms of the Lease and this First Amendment, this First Amendment shall control.

     4. Miscellaneous. This First Amendment embodies the entire agreement between the parties relating to the subject matter contained herein. There are no representations, promises, warranties, understandings or agreements, express or implied or otherwise, except for those expressly referred to or set forth herein or in the Lease. No modification of this First Amendment or the Lease shall be binding unless evidenced by an Agreement in writing signed by both County and Company. This First Amendment may be executed in counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

             [intentionally left blank -- signature page to follow]

     IN WITNESS WHEREOF, this First Amendment has been executed as of the date first written above.

                                        COUNTY:

                                        CLARK COUNTY, NEVADA,
                                        a political subdivision of the State of
                                        Nevada


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Its:
                                             -----------------------------------


APPROVED AS TO FORM:
David Roger, District Attorney


By:
    ---------------------------------
Name:
      -------------------------------
      Deputy District Attorney


                                        COMPANY:

                                        BELTWAY BUSINESS PARK WAREHOUSE
                                        NO. 2, LLC, a Nevada limited liability
                                        company

                                        By: MAJESTIC BELTWAY WAREHOUSE
                                            BUILDINGS, LLC, a Delaware limited
                                            liability company, its Manager

                                        By: MAJESTIC REALTY CO., a California
                                            corporation, Manager's Agent


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Its:
                                             -----------------------------------


                                        By:
                                            ------------------------------------
                                        Printed Name:
                                                      --------------------------
                                        Its:
                                             -----------------------------------


                                        By: THOMAS & MACK BELTWAY, L.L.C
                                            a Nevada limited liability company,
                                            its Manager


                                        By:
                                            ------------------------------------
                                            Thomas A. Thomas, Manager

                                    EXHIBIT A
                                       TO
                            FIRST AMENDMENT TO LEASE

                             Description of Premises

                                   (Attached)

                                LEGAL DESCRIPTION
                                       FOR
  APN 176-01-301-032, 176-01-401-007, 009, 010, 012, 013 & 014, 176-01-402-007
                       (THE OVERALL BOUNDARY WAREHOUSE 2)

APN 176-01-301-032 AND APN 176-01-401-013

THE SOUTH HALF (S 1/2) OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) AND THE NORTH HALF (N 1/2) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA.

EXCEPTING THEREFROM ALL THAT PORTION OF THE ABOVE DESCRIBED LAND WHICH LIES EASTERLY OF THE WESTERLY RIGHT OF WAY OF LINDELL ROAD AS DESCRIBED IN DOCUMENT RECORDED MARCH 14, 2002 AS BOOK/INSTRUMENT NO. 20030314:00744, OF OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF CLARK, NEVADA.

APN 176-01-402-007

THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M. IN THE COUNTY OF CLARK, STATE OF NEVADA.

EXCEPTING THEREFROM ALL THAT PORTION OF THE ABOVE DESCRIBED LAND WHICH LIES EASTERLY OF THE WESTERLY RIGHT OF WAY OF LINDELL ROAD AS DESCRIBED IN DOCUMENT RECORDED MARCH 14, 2002 AS BOOK/INSTRUMENT NO. 20030314:00743, OF OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF CLARK, NEVADA.

APN 176-01-401-014

THE EAST HALF (E 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA.

EXCEPTING THEREFROM ALL THAT PORTION OF THE ABOVE DESCRIBED LAND WHICH LIES SOUTHERLY OF THE NORTHERLY RIGHT OF WAY OF WARM SPRINGS ROAD AS DESCRIBED IN DOCUMENT RECORDED JANUARY 28, 2000 AS BOOK/INSTRUMENT NO. 20000128:00910, OF OFFICIAL RECORDS IN THE OFFICE OF THE COUNTY RECORDER OF CLARK, NEVADA.

APN 176-01-401-010 AND 176-01-401-012

THE WEST HALF (W 1/2) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION I, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M., IN THE COUNTY OF CLARK, STATE OF NEVADA.

APN 176-01-401-009

THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHEAST QUARTER (SE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M. IN THE COUNTY OF CLARK, STATE OF NEVADA.

APN 176-01-401-007

THE SOUTHEAST QUARTER (SE 1/4) OF THE NORTHEAST QUARTER (NE 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF THE SOUTHWEST QUARTER (SW 1/4) OF SECTION 1, TOWNSHIP 22 SOUTH, RANGE 60 EAST, M.D.M. IN THE COUNTY OF CLARK, STATE OF NEVADA.

OVERALL ACREAGE = 47.07 ACRES MORE OR LESS

PREPARED BY:
LOCHSA ENGINEERING
6345 SOUTH JONES BOULEVARD
SUITE 100
LAS VEGAS, NV 89118
KATHLEEN M. HAND
P.E. #16209

                                  (FLOOR PLAN)

S-1402, CLOSURE CALCULATION, 05-18-0-2006, BEH

Parcel name: SUBJECT PROPERTY

   North: 4396.3926                   East: 1352.8021
Line   course: N 87-20-5S  E   Length: 303.08
          North: 4410.4128                East: 1655.5576
Line   Course: N 87-20-55  E   Length: 780.20
          North: 4445.5040                East: 2434.9224
Line   Course: S 01-08-44  W   Length: 564.75
          North: 3881-8669                East: 2423.6317
Line   course: S 01-08-44  W   Length: 16.54
          North: 3865.3302                East: 2423.3010
Line   course: S 01-08-44  W   Length: 235.77
          North: 3529.6073                East: 2418.5874
Curve  Length: 245.99                     Radius: 840.40
          Delta: 16-46-44                 Tangent: 123.33
          chord: 245.11                   Course: S 07-14-38 E
    Course In: S 88-51-16  E      Course Out: S 74-22-00     W
    RP North: 3612.8137                   East: 3258.4196
    End North: 3386.4537                  East: 2449.4941
Line   Course: S 15-38-00  E   Length: 251.32
          North: 3144.4310                East: 2517.2199
Curve  Length: 216,96                     Radius: 760.00
          Delta: 16-21-23                 Tangent: 109.22
          Chord: 216.22                   Course: S 07-27-18 E
    Course In: S 74-22-00  W      Course Out: S 89-16-37     E
    RP North: 2933.6261                   East: 1785.3354
    End North: 2930.0387                  East: 2545.2739
Line   Course: S 00-43-23  W   Length: 45.00
          North: 2S8S.0423                East: 2544.7060
Line   Course: S 87-15-37  W   Length: 275.78
          North: 2871.8603                East: 2269.2412
Line   Course: H 00-48-55  E   Length: 334.50
          North: 3206.3265                East: 2274.0008
Line   Course: S 87-14-47  W   Length: 315.32
          North: 3191.1781                East: 1959.0448
Line   Course: S 00-54-27  W   Length: 618.81
          North: 2572,4455                East: 1949.2440
Line   Course: S 87-16-26  W   Length: 316.31
          North: 2557.4015                East: 1633.2920
Line   Course: S 00-59-58  W   Length: 50.11
          North: 2507.2992                East: 1632.4179
Line   Course: S S7-16-26  W   Length: 316.39
          North: 2492.2511                East: 1316.3860
Line   Course: N 01-05-30  E   Length: 334.37
          North: 2826.5604                East: 1322.7564
Line   Course: S 87-13-31  W   Length: 315.98
          North: 2811.2641                East: 1007.1469
Line   Course: N 01-11-37  E   Length: 334.42
          North: 3145.6116                East: 1014.1131
Line   Course: N 01-11-37  E   Length: 334.42
          North: 3479.9590                East: 1021.0794
Line   Course: N 87-13-39  E   Length: 314.79
          North: 3495.1855                East: 1335.5010
Line   Course: N 01-05-30  E   Length: 317.84
          North: 3812.9678                East: 1341.5565
Line   Course: N 01-05-30  E   Length: 16.54
          North: 3829.5048                East: 1341.8716
Line   Course: N 01-06-16  E   Length: 567.00
          North: 4396.3995                East: 1352.8005

Perimeter: 7422.18   Area: 2,050,534 sq.ft. 47.074 ACRES

Mapcheck closure - (Uses listed courses and chords)
Error Closure:  0.0070                     course:  N 13-07-41 W
   Error North: 0.00684                       East: -0.00160
Precision 1:    1,060,081.43

                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (hereinafter referred to as "Agreement") entered into this 15th day of November by and between the COUNTY OF CLARK, apolitical subdivision of the State of Nevada (hereinafter referred to as "County") and BELTWAY BUSINESS PARK WAREHOUSE NO.2, LLC, a Nevada limited liability company authorized to do business in the State of Nevada (hereinafter referred to as "Company").

                                   WITNESSETH:

     WHEREAS, County is the owner and operator of McCarran International Airport (hereinafter referred to as "Airport") and wishes to cause the development and construction of retail/office/warehouse facilities (hereinafter referred to as "Commercial Facilities") on property owned by Clark County within the Cooperative Management Area (defined below) and controlled by the Airport to ensure that the development of such property is compatible with Airport uses; and

     WHEREAS, it is for the benefit of County to more efficiently and economically manage its Airport-controlled property to include such Commercial Facilities; and

     WHEREAS, Company is engaged in the business of developing, constructing, maintaining, leasing and operating such Commercial Facilities; and

     WHEREAS, County is willing and Company desires to enter this Agreement for the construction and operation of such Commercial Facilities; and

     WHEREAS, on August 21, 2001 the Board of County Commissioners approved a Lease Option Agreement (hereinafter referred to as "Lease Option Agreement") between County and Beltway Business Park, L.L.C., an affiliate of Company, which was first amended on March 5, 2002, and then amended on December 3, 2002, and then amended on September 20, 2005; and

     NOW, THEREFORE, for and in consideration of the above recitals (which are incorporated into this Agreement by this reference), and the agreements, covenants and conditions herein, County and Company agree as follows:

                                    ARTICLE I

1.1  DEFINITIONS

     1.1.1 The term "Airport," whenever used herein, means the McCarran International Airport and all property located within its general environs at the date of execution of this Agreement or at any future date during the term hereof.

     1.1.2 The term "Airport Environs Map," means the McCarran International Airport Environs Overlay District map, prepared by the Department of Aviation and dated April 16, I998, or any subsequent version of such maps as may be updated from time to time by the Department of Aviation.

     1.1.3 The term "Approval Date" means the date upon which this Agreement is approved by the Board of County Commissioners.

     1.1.4 The term "Approved Budget," whenever used herein, means the annual written budget prepared by Company and approved by County's Designated Representative pursuant to the procedure set forth in Section 1.6 (entitled BUDGET APPROVAL) below.

     1.1.5 The term "Assignee," whenever used herein, means (i) any assignee of Lender's interest in the Loan, or (ii) any purchaser or any heir, successor, or assign of the leasehold estate evidenced by this Agreement that acquires such leasehold estate at or subsequent to a Foreclosure Transfer (as defined in Section 2.19.11.1 below), as approved by County, to the extent such approval is required pursuant to Section 2.19.11.1 below, or (iii) any assignee of Company's rights and duties under this Agreement pursuant to Section 2.1 (entitled ASSIGNMENT) below.

     1.1.6 The term "Capital Improvement Expenditures," whenever used herein, means the expenses of a capital nature associated with the Commercial Facilities which exceed those set forth in the Approved Budget. Such expenses will require prior written approval of County's Designated Representative.

     1.1.7 The term "County's Designated Representative (hereinafter referred to as 'CDR')," whenever used herein, means the Director of the Department of Real Property Management, or designee, acting on behalf of County.

     1.1.8 The term "Commence Construction," whenever used herein, means commencing construction of the Commercial Facilities on the Premises by Company causing its construction contractor to obtain occupancy and control the area and to begin actual construction of the Commercial Facilities. The term shall not include any site preparation or off-site work related to the Premises.

     1.1.9 The term "Commercial Facilities," whenever used herein, means the retail/office/warehouse improvements to be constructed on the Premises by Company in accordance with the terms and conditions of this Agreement.

     1.1.10 The term -"Company," whenever used herein, means. BELTWAY BUSINESS PARK WAREHOUSE NO. 2, LLC, a Nevada limited liability company, entering into this Agreement as the developer and operator of the Commercial Facilities on the Premises as described herein.

     1.1.11 The term "Cooperative Management Area" or "CMA," whenever used herein, means the land area included within the Airport's 60 and above day-night average decibel level noise contours, as defined in the 1992 Interim Cooperative Management Agreement between the U.S. Department of Interior's Bureau of Land Management and County, a copy of which is attached hereto as Exhibit "A" and incorporated herein (the "CMA Agreement"). Only those land uses defined in the CMA Agreement as compatible with Aircraft (defined below) operations will be permitted on County-owned parcels within the CMA that were acquired by

          County under the terms of Southern Nevada Public Land Management Act of 1998 (the "SNPLMA" ), a copy of which is attached hereto as Exhibit "B" and incorporated herein.

     1.1.12 The term "County," whenever used herein, means Clark County, Nevada, as represented by the Clark County Board of Commissioners and where this Agreement speaks of "Approval by County," such approval means action by the Clark County Board of Commissioners.

     1.1.13 The term "Debt Service," whenever used herein, means the Company's payment of principal and interest for construction and/or permanent financing for Commercial Facilities.

          All financing for Commercial Facilities shall include any fees, including loan points, fees, closing costs, and other loan charges (monthly or otherwise) to any Lender, including without limitation, lending institutions or shareholders, officers, directors, members, and managers of Company for construction and/or permanent financing for Commercial Facilities. Except as otherwise approved in writing by CDR, the principal loan amounts of such financing shall not exceed 100% of the "Pro Forma Development Costs" (as set forth in Exhibit "C" attached hereto and incorporated herein) and shall not be amortized over more than thirty (30) years. Any such financing must be approved by CDR as outlined in Section 2.19.1 below, and shall be at commercially reasonable interest rates, points, fees, closing costs, and other terms and conditions for the same type of loan from a bank or other commercial lender.

     1.1.14 The term "Effective Date," whenever used herein, means the date established pursuant to Sections 1.2.6 and 1.7 below for the commencement of the distribution of Net Revenues (first, to repayment of any equity contribution and second, for distribution to County and Company as provided in Section 1:7 below). All other terms and conditions of this Agreement will become effective on the Approval Date.

     1.1.15 The term "Environmental Laws," whenever used herein, means any one or all of the laws and/or regulations of the Environmental Protection-Agency or any other federal, state or local agencies, including, but not limited to the following as the same are amended from time to time:

               COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. Section 9601 et seq.)

               RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. Section 6901 et seq.)

               TOXIC SUBSTANCES CONTROL ACT (15 U.S.C. Section 2601 et seq.) SAFE DRINKING WATER ACT (42 U.S.C. Section 300h et seq.)

               CLEAN WATER ACT (33 U.S.C. Section 1251 et seq.)

               CLEAN AIR ACT (42 U.S.C. Section 7401 et seq.)

               NEVADA SANITATION LAWS (Nevada Revised Statutes, Chapter. 444)

               NEVADA WATER CONTROL LAWS (Nevada Revised Statutes Chapter 445A)

               NEVADA AIR POLLUTION LAWS (Nevada Revised Statutes Chapter 445B)

               HAZARDOUS MATERIALS, INCLUDING UNDERGROUND STORAGE TANK REGULATIONS (Nevada Revised Statutes, Chapter 459)

               NEVADA OCCUPATIONAL SAFETY AND HEALTH ACT (Nevada Revised Statutes, Chapter 618)

and the regulations promulgated thereunder and any other laws, regulations and ordinances. (whether enacted by the Federal, State or local government) now in. effect or hereinafter enacted that deal with the regulation or protection of the environment (including, but not limited to, the ambient air procedures and records detailing chlorofluorocarbons [CFC]), ambient air, ground water, surface water and land use, including sub-strata land.

     1.1.16 The term "Hazardous Material," whenever used herein, means the definitions of hazardous substance, hazardous material, toxic substance, regulated substance or solid waste as defined within the following:

               COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT (42 U.S.C. Section 9601 et seq.)

               RESOURCE CONSERVATION AND RECOVERY ACT (42 U.S.C. Section 6901 et seq.)

               HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. Section 5101 et seq.) and all present or future regulations promulgated thereto

               DEPARTMENT OF TRANSPORTATION HAZARDOUS MATERIALS TABLE (49 C.F.R.
               Part 172) and amendments thereto

               ENVIRONMENTAL PROTECTION AGENCY (40 C.F.R. Part 300 and amendments thereto--including Appendices thereto)

               HANDLING OF HAZARDOUS MATERIALS (including transportation of Hazardous Materials by Motor Carriers) (Nevada Revised Statutes
               459.700 through 459.780)

and all substances, materials and wastes that are, or that become, regulated under, or that are classified-as hazardous or toxic under any environmental law, whether such laws are Federal, State or local.

     1.1.17 The term "Initial Improvements," whenever used herein, shall mean completion of the site work and building shell for. (i) one hundred percent (100%) of the proposed Commercial Facilities, if consisting of two (2) or fewer commercial buildings; or (ii) not less than fifty percent (50%) of the proposed Commercial Facilities, if consisting of more than two (2) commercial buildings.

     1.1.18 The term "Lender," whenever used herein, shall mean the provider of construction or permanent financing (or any refinancing) to Company in connection with the construction of the Commercial Facilities, which financing arrangements are to be approved by CDR to the extent required under Section 2.19 (entitled FINANCING) of this Agreement.

     1.1.19 The "Loan," whenever used herein, shall mean a loan made by a Lender to Company and secured by a mortgage or deed of trust encumbering the leasehold estate evidenced by this Agreement

     1.1.20 The term "Management Fee," whenever used herein, means a fee to be deducted from Total Revenue in consideration of the expenses incurred by Company or its property manager for the project administration of the Commercial Facilities. It is understood and agreed that during the term of this Agreement such fee is to be up to three percent (3%) (for industrial space), up to four and one-half percent (4.5%) (for office space), or up to five percent (5%) (for retail space) of the Total Revenue received by Company from Sublessees or as otherwise negotiated by County and Company: Such Management Fee shall include all compensation and property management administration expenses of all Commercial Facilities personnel. Such Management Fee may be adjusted as necessary by mutual agreement of Company and CDR and as set forth in an Approved Budget to be competitive with other fees that are standard in the industry in the metropolitan area.

     1.1.21 The term "Maintenance and Operations," whenever used herein, means the expense for maintenance, operation, administration and repair of the Commercial Facilities.

     1.1.22 The term "Net Revenue," whenever used herein, means the amount of available cash after allowable deductions have been made from Total Revenue which is available for an equal fifty percent (50%) distribution between the Participating Parties of this Agreement Allowable deductions are defined as follows:

               a.   Debt Service;

               b. Actual expenses authorized in the Approved Budget, including the cost of any Maintenance and Operations, or other Project Costs approved by CDR, which approval will not be unreasonably withheld;

               c.   Capital Improvement Expenditures;

               d.   Management Fee;

               e. A reasonable reserve for Maintenance and Operations or any reserve required by any Lender under any approved financing; and

               f. Repayment of equity contribution plus return on equity contribution Of applicable), as per Section 1.7 (entitled RENTALS AND FEES) below.

     1.1.23 The term "Participating Parties" or "Parties," whenever used herein, means Company as Lessee and County as lessor (hereinafter jointly referred to as "Parties") to a participating leasing arrangement for the sharing of Net Revenues as consideration for the development and operation of the commercial facilities at the Premises.

     1.1.24 The term "Premises," whenever used herein, means that area depicted on Exhibit "D," which is attached hereto and made a part hereof. The final legal description of the Premises will be attached to the Memorandum of Lease described in Section 1.2.3 below.

     1.1.25 The term "Project Cost," whenever used herein, means all costs of Company actually incurred and paid by Company in designing, developing, constructing, owning, leasing, and managing the Commercial Facilities.

     1.1.26 The term "Sublease," whenever used herein, means the documents signed by a Sublessee or Tenant for the leasing of space in the Commercial Facilities.

     1.1.27 The term "Sublessee" or "Tenant," whenever used herein, means any business firm or individual who leases office, retail, industrial or warehouse space for a valid, legal commercial activity in the Commercial Facilities. Subject to the terms of Section 1.4.1 below, the CDR will retain the right to reasonably approve the uses of such Sublessee or Tenant. These defined terms may be used interchangeably.

     1.1.28 The term "Release," whenever used herein, means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping of any Hazardous Material in violation of Environmental Laws.

     1.1.29 The term "Rent Commencement Date," whenever used herein, means the date established pursuant to Sections 1.2.6 and 1.7 Below for the commencement of the distribution of Net Revenues. As used in this Agreement, the "Rent Commencement Date" is synonymous with the "Effective Date."

     1.1.30 The term "Total Revenue," whenever used herein, means the total amount of all rents, charges, fees and/or other income collected by Company from any use of the Commercial Facilities. Any space occupied by Company or any related entity which is not exclusively used for the necessary construction on and/or management of the Premises must be charged at a similar rental rate to that being charged for a similar type of rental property in the Las Vegas Valley. Such rental value shall be' included in the Total Revenue, whether or not a cash payment is made.

1.2  TERM

     1.2.1 The term of this Agreement will expire fifty (50) years from the Approval Date (the "Termination Date").

     1.2.2 Except for Section 1.7 (entitled RENTALS AND FEES) below, all other provisions of this Agreement will be in force and effect upon the Approval Date.

     1.2.3 As soon as practicable following the Approval Date, County and Company agree to execute and acknowledge a Memorandum of Lease (1) evidencing the existence of this Agreement, the ownership of the Commercial Facilities by Company, the rights of Company in the Premises, and the Approval Date and Termination Date of this Agreement, and (2) containing a legal description of the Premises. Such Memorandum of Lease shall be recorded with the official real estate records of Clark County, Nevada.

     1.2.4 As soon as practicable following the Approval Date, Company will be entitled to receive, as a Project Cost, an ALTA leasehold policy of title insurance, together with those endorsements reasonably deemed necessary by Company, all issued by a title company. selected by Company, with liability in an amount reasonably determined by Company and insuring Company's interests hereunder. Such leasehold policy will be subject only to exceptions permitted by Company.

     1.2.5 County hereby agrees to give Lender at least thirty (30) days prior notice of any intended amendment, modification, revocation, surrender, cancellation or termination of this Agreement. County further agrees that it will not consent to or accept any surrender, revocation, cancellation or other termination by Company or amendment, nor agree to any modification of this Agreement without Lender's prior written approval. No expiration or early termination of this Agreement shall terminate or extinguish this Agreement without the prior written consent of Lender, unless the termination arises after a default and Lender has been given the notice and cure rights specified under Sections 2.15.2 and 2.19 of this Agreement, and has failed to cure in accordance therewith.

     1.2.6 Subject to Section 1.7 (entitled RENTALS AND FEES) below, the Effective Date (also known as the Rent Commencement Date) will be the first of the following dates:

          1.2.6.1 The date of completion of the Initial Improvements for the Commercial Facilities, as evidenced by County's issuance of a Certificate of Completion.

          1.2.6.2 The date that any portion of the Premises generates any revenue or has a Temporary Certificate of Occupancy with actual occupancy and use.

          1.2.6.3 Subject to the extension rights set forth in Section 1.10.3.1 below, upon the first day of the thirty-sixth (36th) month following the Approval Date.

1.3  PREMISES

     1.3.1 County does hereby demise and let unto Company and Company does hereby take from County the Premises.

          Company shall be responsible to provide County with a final legal description of the entire Premises under this Agreement, which includes the depiction of all current and proposed easements and/or rights-of-way that County has or may wish to retain. Company will submit a draft description, both narrative and graphic formats, to County for its review and County has the right to modify the documents to retain County's interests in any easements and/or rights of way necessary for roads, utilities, and flood control. Once a final legal description is agreed upon by both parties, such legal description will be included in the Memorandum of Lease, as provided in Section
          1.2.3 above.

     1.3.2 Company acknowledges that it has inspected the Premises and accepts the Premises "as is," including, but not limited to, grades, soil conditions, and drainage with no further responsibility to Company by County for any present or further improvements or maintenance thereof, including, but not limited to, the existence of any utilities and public roadways and the potential need to cap off or otherwise abandon such utilities and/or roadways.

     1.3.3 All improvements constructed on the Premises by Company (including, without limitation, the Commercial Facilities) at any time and from time to time during the term will be owned by Company during the term of this Agreement.

1.4  USE OF PREMISES

     1.4.1 Upon performance of the agreements, provisions and conditions contained in this Agreement, Company., will have the use of the Premises for the construction and operation of Commercial Facilities and for other business activities directly related thereto and for no other purposes, unless approved in writing by CDR.

          Such Commercial Facilities uses will be for purposes similar to other commercial developments in the Las Vegas metropolitan area and if such uses are Compatible Uses (defined below) and not Incompatible Uses (defined below), they are deemed approved by CDR. CDR, however, retains the sole right to determine if a use is compatible with Airport operations. Notwithstanding the above (or any other language in this Agreement) to the contrary, the uses set forth in Exhibit "E" attached hereto and incorporated herein shall be deemed approved by CDR as Compatible Uses.

     1.4.2 Neither Company nor County shall have the right to erect (or cause or permit any third party to erect) billboards (whether for commercial or non-commercial purposes) on the Premises.

     1.4.3 Company also agrees that use of the Premises is conditioned upon Company's agreement that it will not develop the Premises and/or adjoining or surrounding properties in a manner that County may find objectionable to Airport and/or Aircraft operations. CDR, however, retains the sole right to determine, in its reasonable discretion, if the uses are Incompatible Uses or Compatible Uses, as defined below:

          1.4.3.1 Incompatible Uses: The term "Incompatible Uses" means uses which potentially expose persons to elevated levels of Aircraft generated noise or to areas identified as necessary to protect the safe passage of Aircraft, or which have been determined by the Federal Aviation Administration (the "FAA"), the Director of the Department of Aviation, and/or the Airport Height Hazard Board of Adjustment to be hazardous to or incompatible with air navigation. Incompatible Uses include, but are not limited to: rural estate uses, residential uses, single- family homes, mobile homes, low density, medium density and high density housing, apartments, group quarters, condominiums, time-sharing apartments, condominium hotels or motels, townhouses, churches, hospitals, care centers, nursing homes, schools, auditoriums and concert halls, fraternity and sorority housing, recreational vehicle parks, places of public assembly, amusement parks, outdoor sports arenas, zoos, uses that may in the future be accessory to or enhance any of the uses described above on adjacent parcels, and uses intended to fulfill development and/or zoning requirements for any of the uses described above on an adjacent parcel (including, without limitation, open space, parking and landscaping requirements). The fact that any of the foregoing uses is permitted under the Clark County Code shall have no bearing on whether they constitute an Incompatible Use under this Restriction.

               No "sexually oriented" business or "adult use," as defined in the Clark County Code (e.g. CCC 6.110, 6.140, 6.160, 6.170, 7.54,
               30.08.030, and 30.44.010 and as amended from time to time), or other laws, regulations and ordinances now in effect or hereinafter enacted that deal with such businesses and uses, shall be allowed upon any part of the Premises. No use for which a liquor or gaming license is required shall be allowed upon any part of the Premises without the written consent of County (refusal to consent to these uses is solely within the discretion of the Board of County Commissioners and does not need to be reasonable). Should County consent to a use involving a liquor or gaming license, Company shall pay all costs, including the cost of background investigations and attorney fees, relating to the licensing process. Notwithstanding the foregoing, CDR consents to liquor uses, subject to all normal and customary licensing procedures, in such restaurants as may be developed on the Premises.

          1.4.3.2 Compatible Uses: The term "Compatible Uses," means land uses which are appropriate given the area's exposure to Aircraft overflight and noise, and the limitations on development necessary to preclude potential hazards to air navigation. Compatible Uses which may conform with the preceding definition include, but are not limited to, commercial uses such as office, warehousing, manufacturing, business, professional, and wholesale and retail, provided any occupied structure is constructed using noise attenuation construction techniques in compliance with FAA regulations as further outlined in Sections 1.4.3.3, 1.4.3.4 and
               3.18 below; communication uses; transportation uses such as railroad, motor vehicle, rapid transit and street railway transportation; street and highway rights-of-way; utility rights-of way; parking; general dispersed recreation; golf courses; and drainage facilities.

          1.4.3.3 Avigation Easement: Company hereby grants and conveys to County a perpetual and assignable right-of-way and easement for the free and unobstructed passage of all Aircraft,. regardless of the owner or operator of such, in, through, and across all of the airspace above the Premises (including the Commercial Facilities constructed thereon) subject to such rights, terms, and conditions as contained herein. For purposes of this Agreement, "Aircraft" is defined as any contrivance now known or hereafter invented, used, or designed for navigation of or flight in the air or space, regardless of the form of propulsion which powers said Aircraft in flight.

               County, its successors in interest and assigns, for the use and benefit of Aircraft owners, operators and the general public, shall have the continuing right to cause or allow in all of the airspace above the surface of the Premises such noise, fumes, vibrations, dust, fuel, particles and all other effects that may be caused by or result from the operation of Aircraft, whether or not said Aircraft over fly or intrude into the airspace above the Premises.

               County reserves unto itself, its successors and assigns, for the use and benefit of Aircraft owners, operators and the general public, a right of flight for the passage of Aircraft in the airspace above the Premises (including the Commercial Facilities constructed thereon), together with the right to cause in said airspace such noise as may be inherent in the operation of Aircraft, now known or hereafter used; for navigation of or flight in said airspace, and for use of said airspace for landing at, taking off from or operating at the facilities now known as, or any future name or common reference that may be promulgated, adopted or referred to, McCarran International Airport, Nellis Air Force Base, North Las Vegas Airport, Overton Airport, Indian Springs Air. Force Base, Henderson Executive Airport, Laughlin/Bullhead Airport, Searchlight Airport, Mesquite Airport, Boulder City Airport, and Jean Airport; or any-and all. future facility or facilities developed in the Ivanpah Valley, Pahrump Valley, and in the vicinity of the City of Mesquite (the "Airports").

               Company covenants and agrees not to allow any improvement to become constructed. on the Premises which is, will be or has been erected to a height and does extend into the airspace where, upon making application of a FAA form 7460-1 if required, the FAA determines such improvement to- be an obstruction and/or hazard to air navigation pursuant to the rules and regulations of the FAA under Code of Federal Regulations ("CFR") Title 14, Chapter I, Part 77 ("Part 77"). Should the FAA determine such proposed, erected, or grown improvement to be an obstruction and/or hazard to air navigation, the improvement is to be removed, demolished, and/or lowered to a height which the FAA determines not to be an obstruction and/or hazard to air navigation, and until such compliance is determined by the FAA, Company shall not be granted a permit under. Clark County Code Chapter 20 and Chapter 30, including but not limited to Section 20.13 and Section 30.48 Part B "Airport Airspace Overlay District" as amended, or any similar federal state, or local regulation which may hereinafter be enacted in total or in part:

               Company covenants and agrees not to allow any vegetation to be planted or grown on. the Premises which is, will be or has been grown to a height and does extend into the airspace where, upon making application of a FAA form 7460-I if required, the FAA determines such vegetation to be an obstruction and/or hazard to air navigation pursuant to the rules and regulations of the FAA under Part 77. Should FAA determine such proposed or grown vegetation to be an obstruction and/or hazard to air navigation, the vegetation is to be removed, trimmed, and/or lowered to a height -which the FAA determines not to be an obstruction and/or hazard to air navigation, and until such compliance is determined by the FAA, Company shall not be granted a permit under Clark County Code Chapter 20 and Chapter 30, including but not limited to Section 20.13 and Section 30.48 Part B "Airport Airspace Overlay District" as amended, or any similar federal state, or local regulation which may hereinafter be enacted in total or in part.

               Company shall, prior to 1) construction of any applicable improvement; 2) planting any applicable vegetation; or 3) at such time as any vegetation is grown to a height on the Premises that meets or exceeds the notification requirements of Part 77; file notice with the FAA in accordance with the requirements of Part 77 as applied to the Airports via FAA form 7460-1, as amended, or any similar regulations which may hereinafter be enacted and, where required by the Clark County Code, receive either a Director's Permit from the Department of Aviation or a Director's Permit Variance from County's Airport Hazard Area Board of Adjustment.

               Company, in addition to all rights, terms, and conditions contained herein, expressly acknowledges and consents to the right of Aircraft flight set forth in Title 49 United States Code ("USC") Section 40102(a)(30), 49 USC Section 40103(a)(2), Title
               14 CFR, Chapter I, Part 91., Part 101, and Part 103 as amended, including but not limited to 14 CFR Part 91.119, or any similar statute or regulation which may hereinafter be enacted in total or in part, and Nevada Revised Statute ("NRS") Chapters, including but not limited to, NRS 493.030, NRS 493.040 and NRS 493.050, as amended, or any similar regulation or statute which may hereinafter be enacted in total or in part, as may be undertaken by Aircraft arriving to or departing from the Airports.

          1.4.3.4 Waiver: Company, its successors, assigns, licensees, invitees, and tenants, hereby waive, remise, and release any right, claim, or cause of action which they may now have or may have in the future against County, and its officers and employees, or operators or users, and their officers, directors, employees, and agents, of the above described Airports, for losses or psychological or physical effects on account of or arising out of noise, vibrations, fumes, dust, fuel, particles and all other effects that may be caused or may have been caused by the operation of Aircraft landing at, taking off from, or operating at or on the Airports, or in or near the airspace above the Premises. Company, its successors, assigns, licensees, invitees, and tenants specifically waives any and all claims, including a claim that the easement is burdened by increases in noise, fumes, vibrations, dust, fuel, particles, or any other effects that may be caused by or result from the operation of Aircraft; changes in the type or frequency of Aircraft operations, the airport layout, or flight patterns; or increases in nighttime operations.

               Further, Company, its successors, assigns, licensees, invitees, and tenants, hereby waive, remise, and release any right, claim, or cause of action as to use and/or regulation of all airspace more than fifty (50) feet above the finished grade of the Premises (more than forty (40) feet above the finished grade will require Airport and CDR written approval), except as may be granted by County.

               The above grant of Avigation Easement and Waiver do not require the removal of an improvement or vegetation in the condition existing on the Premises as of-the date of this Agreement.

Company expressly agrees for itself, its successors and assigns, to:

     a. Submit to County plans showing exterior building finishes, including but not limited to glass surfaces and exterior lighting, which potentially may make it difficult for Aircraft pilots to distinguish, between- airport lights and other lights; produce glare or reflection which would impair Aircraft pilots landing or taking off at the Airport, impair visibility in the vicinity of the Airport, or otherwise endanger the landing, take off, or maneuvering of Aircraft; and shall not install the same without receiving a Director's Permit from the Department of Aviation or a variance from County's Airport Height Hazard Board of Adjustment. Company shall not use, permit, or suffer the use of the Premises in such manner a5 to create electrical interference with radio communication to or from any Aircraft or between any airport installation or navigational aid (NAVAID) and any Aircraft.

     b. Not authorize the construction of any facility or improvement on the Premises, which attracts or results in the concentration of birds or other wildlife which would interfere with the safe operation of Aircraft in flight.

     c. Use construction practices and materials to achieve an exterior to interior noise level reduction sufficient to-achieve a maximum 40 decibel Day-Night Level (DNL 40 dB) interior noise level in any permanent structures, based on Aircraft noise contours shown on the McCarran International Airport Environs Overlay District Map, prepared by the Department of Aviation and dated April 16, 1998, or on a subsequent version of said map(s) as may be updated from time to time by the Department of Aviation (Airport Environs Map). Land, buildings, and structures shall be deemed to be impacted by the specific noise contours that cross them as shown on the Airport Environs Maps. Where a building is or would be impacted by one or more noise contours, the entire building shall be considered to be within the most restrictive noise contour.

1.5  STANDARDS OF OPERATION

     1.5.1 Company will develop and cause to be constructed Commercial Facilities in accordance with - plans and specifications prepared by Company and approved by CDR in order to provide a first-class commercial facility operation for use by its Sublessees or Tenants.

     1.5.2 Company may enter into a standard form Sublease (attached as Exhibit "F' hereto and made a part hereof), which has been approved by CDR, with Sublessees or Tenants. With CDR's approval, an entirely new form of standard form. Sublease may be adopted for use by Company from time to time.

          1.5.2.1 Consistent with Section 2.2.1.4 below, Company must obtain the written approval of CDR for any materially adverse change to the standard form Sublease.

          1.5.2.2 All Subleases must be for those uses permitted in Section I.4 (entitled USE OF PREMISES) above, and must incorporate by reference all applicable provisions of this Agreement (as reasonably determined by Company) to ensure every Sublessee's operations and conduct are in compliance with such applicable provisions of this Agreement.

     1.5.3 Company will provide County with a copy of any rules, regulations or other standards of operation developed by Company and distributed to Sublessees and Tenants.

1.6  BUDGET APPROVAL

     1.6.1 A written budget for each calendar year during the term of this Agreement will be prepared for all expenses related to the use, maintenance and operation of the Premises, including, without limitation, maintenance, operation, administration, leasing and other fees and expenses of any nature as follows:

          1.6.1.1 On or within thirty (30) days following substantial completion of the Commercial Facilities, Company and CDR will agree upon an initial budget to cover the period from the Effective Date until December 31 of the year in which the Effective Date falls.

          1.6.1.2 By October 15, annually, Company will prepare and submit to CDR a written budget for the following calendar year.

          1.6.1.3 Within fourteen (14) days of receipt of the proposed budget, CDR will review and approve or disapprove the proposed budget submitted by Company.

               1.6.1.3.1 If disapproved on reasonable grounds, CDR will inform
                    Company in writing of its disapproval, describing the disapproved provisions of the proposed budget, or requesting further clarification of the budget elements. Company will respond Within fourteen (14) days with clarification of the budget elements or with a modified written budget, which is reasonably satisfactory to CDR. The Participating Parties agree to negotiate in good faith to resolve any conflicting issues that may arise. If CDR fails to timely respond, the proposed budget will be deemed approved and will become an Approved Budget.

               1.6.1.3.2 If, however, the Participating Parties cannot agree upon the elements contained in the proposed budget or if, during the term of the following year, the parties cannot agree upon the interpretation of the intent of the Approved Budget, a neutral third party will be selected by CDR to arbitrate the disputed terms.

                    1.6.1.3.2.1 If, however, Company does not accept the neutral third party selected by CDR, Company will be allowed to select a second neutral party. The two selected parties will then select a third neutral party and the three together will arbitrate the disputed terms. County agrees that Company may operate under the prior year Approved Budget until the dispute is resolved. All neutral parties shall have at least five (5) years experience in commercial real estate matters and must be attorney(s) certified by the Nevada Court Annexed Arbitration Program.

                    1.6.1.3.2.2 CDR and Company agree to be bound by the
                         decisions reached by the selected arbitrator. The Participating Parties will cause the arbitrator to make a determination within fourteen (14) days following submittal.

                    1.6.1.3.2.3 The Participating Parties agree that each party will bear its own costs and expenses incurred for attorney's fees, preparation and presentation costs for the arbitration process. The Participating Parties will share the cost of any third arbitrator.

          1.6.1.4 The agreed upon budget will be deemed the Approved Budget for the applicable calendar year. Until a budget has been approved, the prior year's budget will be used.

     1.6.2 Company will be entitled to expend funds in accordance with the Approved Budget during the applicable calendar year. In the event Company is over-budget on a particular line item, Company may reallocate excess funds from one line item to another line item, except that any salary line item reallocations must be approved by CDR. Any expenses not covered by the Approved Budget are subject to the reasonable written approval of CDR. In the event of emergency, Company may immediately take action necessary to complete repair and any expenses incurred by Company will be shared in accordance with the provisions of Section 1.7 (entitled RENTALS AND FEES) below.

1.7  RENTALS AND FEES

     Rentals and fees for the operation of the Commercial Facilities will be as follows:

     1.7.1 As soon as practicable following the Approval Date, Company, at its election, will obtain financing for the Commercial Facilities in accordance with the, terms and conditions of Section 2.19 (entitled FINANCING) of this Agreement. Rentals and fees will be subject to such financing and completion, of the Commercial Facilities as follows:

          1.7.1.1 The Participating Parties acknowledge that Company may be required to make an equity contribution to fund the difference between total Project Costs and the amount of financing obtained by Company.

          1.7.1.2 Following completion of the Commercial Facilities and once the Net Revenue from the Commercial Facilities is available, such Net Revenue will be applied to Company's equity contribution, if applicable, until such time as the amount is repaid in full together with interest at the rate of eleven percent (11%) per annum. Company will furnish documentation satisfactory to CDR showing the Total Revenues received from the Commercial Facilities and the payments applied to the equity contribution amount. Company shall not finance more than thirty percent (30%) of Pro Forma Development Costs with its equity. Notwithstanding the prior sentence to the contrary, if, following Company's reasonable efforts to obtain loans requiring not more than thirty percent (30%) equity, Company is unable to obtain such loans (on reasonable and customary terms), then, Company will be allowed to increase its equity contribution to such amounts required by its Lenders. Except as otherwise agreed by County, any amount in excess of thirty percent (30%) that is self-financed will be repaid with interest at a rate equal to the applicable loan rate (whether construction or permanent loan) plus one hundred fifty
               (150) basis points per annum, not to exceed eleven percent (11%) per annum.

          1.7.1.3 The Participating Parties will acknowledge the date the equity contribution is paid in full by written notice from Company and acknowledgment by CDR.

          1.7.1.4 In the event of default by Company and the subsequent foreclosure and sale of the leasehold interest to an Assignee as provided in Section 2.19 (entitled FINANCING) below, and assuming County declines the right to assume the Loan (as provided in Section 2.19.11 below), the above defined rentals will be abated as described in Section 2.19.11.2 below. Following satisfaction of the Loan obligation owed to an Assignee of Lender, payment to County of the rentals and fees as described in this Section 1.7 will resume.

          1.7.1.5 Any additional capital required to be contributed for operation of the Property, following completion of construction of the Initial Improvements shall be contributed by Company, as an additional equity contribution, provided such capital is required to pay obligations arising under either an Approved Budget or a Sublease, or reasonably required to remedy an unforeseen situation. Any such equity contribution shall be repaid as described in Section 1.7.1.2 above.

          1.7.1.6 Company recognizes that the Premises are within the boundary of the Cooperative Management Area and that this Agreement is subject to the provisions of the SNPLMA, and that County is required by the SNPLMA to receive "fair market value" for all leases on land within the Cooperative Management Area. The Parties agree and acknowledge that they have negotiated this Agreement to be a fair market lease. If it is determined by a court of competent jurisdiction that any of the terms and conditions of this Agreement violate the SNPLMA, then Company agrees to renegotiate in good faith the applicable terms of this Agreement with County, consistent with the provisions of Section
               4.6 below.

     1.7.2 Upon the date Company's and County's equity contributions (if applicable) are paid in full, with interest, as described in Section
          1.7.1.2 above, the rental for the Premises will consist of County's share of Net Revenue, as defined in Section 1.1 22 of this Agreement, calculated as follows:

                    Total Revenue

                    Less: Debt Service

                         Actual expenses authorized in the. Approved Budget, including the cost of any Maintenance and Operations, development fees, leasing commissions, capital market fees, or other Project Costs approved by CDR

                         Capital Improvement Expenditures

                         Management Fees

                         Reasonable reserves for Maintenance and Operations and capital improvements, or any other reserve required by any Lender under any approved financing

                    Equals: Net Revenue (available cash)

                    Distribution 50% to County
                    of Net Revenue: 50% to Company

     1.7.3 On or before the twenty-fifth (25th) of each month, Company will submit a statement depicting Total Revenue received for the preceding month and allowable deductions for the Net Revenue calculation. A check for County's fifty percent (50%) share of Net Revenue will be submitted with such report.

     1.7.4 Company will make all payments by check made payable to the Clark County Department of Aviation and deliver or mail said payments to County at McCarron International Airport, P.O. Box 11005, Las Vegas, Nevada 89111-1005 or to such other place as County may direct Company in writing:

     1.7.5 In the event any required payment is not made by Company to County as required and remains unpaid for a period of thirty (30) days or more, County will be entitled to, and Company will pay to County, interest at the rate of eleven percent (11%) per annum on all amounts unpaid and which remain unpaid thirty (30) days past the due date. However, the County will not be prevented from terminating this Agreement for default of payments of rents, fees, or charges or from enforcing any other provisions contained herein or implied by law.

     1.7.6 On or prior to April 30, annually, during the term of this Agreement or any extension thereof and within ninety (90) days after the expiration of the term of this Agreement, Company will provide County with a statement showing the entire preceding year's business operations, including revenue and expenses, which will be prepared in accordance with sound accounting principles. Such statement is to be prepared by Company's Certified Public Accountant and contain a written opinion as to whether the gross revenues and distribution of Net Revenue has been made in accordance with the provisions of this Agreement Should such statements show that the amount paid during the period of review was less than that which was due, Company will immediately remit the additional amount to County. Should such statement show that Company paid County more than was due, after review and verification by CDR a credit will be issued to be applied against future Net Revenue, except that if such should be the case at the end of the last month of this Agreement, County will refund the overpayment to Company.

     1.7.7 Subject to the extension rights set forth in Section 1.10.3.1 below, if the Initial Improvements are not completed by the first day of the thirty-sixth (36th) month following the Approval Date, then Company will pay flat ground rent equal to the then fair market ground rent for unimproved real estate which is: (a) subject to the same rights and interests encumbering the Premises, and (b) at this location. Such payment of flat ground rent shall continue only until the completion of the Initial Improvements.

1.8  RECORDS AND AUDIT

     1.8.1 Within forty-eight (48) hours of request by County, Company agrees to provide at a location in the metropolitan area of Las Vegas, Nevada, accurate books, records, and accounts of all revenues received from Company's business authorized under this Agreement. Company further agrees to make such books, records and accounts available at any time, Monday through Friday (excluding holidays), 9:00 a.m. to 5:00 p.m. for the inspection of CDR, or such agents, employees or accountants as he/she may designate for at least a six (6) year period following the end of each annual period of this Agreement. In the event that County detects error(s) in fees in favor of County by a greater margin of one percent (1%) during such inspection, the cost of the inspection shall be borne by Company.

     1.8.2 County will, at any time, have the right to cause an audit of the business of Company to be made by a Certified Public Accountant of County's selection and if the financial statements previously made to County by Company will be found to be intentionally understated in any respect or to be understated (either intentionally or unintentionally) by a greater margin of one percent (1%) of Company's Total Revenue for the period of review, then Company will immediately pay to County the reasonable cost of such audit, as well as the additional payments shown to be payable to County by Company. Otherwise, the cost of the audit will be paid by County.

1.9  IMPROVEMENTS, MAINTENANCE AND REPAIR BY COUNTY

     1.9.1 County has no direct responsibility or obligation for any maintenance, repair or replacement 'of the leased Premises or improvements.

     1.9.2 In connection with the Commercial Facilities, at any time and from time to time during the term of this Agreement, County agrees to, upon the written request of Company, assist Company in delivering such instruments as may be appropriate, necessary, required or desired by Company for the purpose of (a) the grant or dedication of any easement, right of way or other property right to any public entity or service corporation or for the development of the Premises, so long as such grant or dedication does not substantially impair the value of the County's fee interest in the real property underlying the Premises, or (b) the application to any governmental authority for, or the obtaining of, approvals; consents, zoning changes, conditional uses, variances, subdivision maps or the like, in each instance for the purpose of providing adequate utility services to the Premises or of permitting Company to construct the Commercial Facilities on the Premises or make any alteration or addition to the Commercial Facilities, or (c) obtaining institutional construction and permanent financing, including such Estoppel Certificates, Subordination Agreements, and/or Non-Disturbance and Attornment Agreements, in customary form, as may be reasonably required by such Lenders.

1.10 IMPROVEMENTS, MAINTENANCE AND REPAIR BY COMPANY

     1.10.1 In the operations of Company's activities within the Premises, Company will design, develop; construct, manage and maintain and repair the following:

          1.10.1.1 All leasehold improvements, including but not limited to grading, fencing, paving, lighting, roadways, parking lots, drainage, structures, all applicable permits, zoning requirements as required by Company for the operation of the Commercial Facilities in the conduct of the business as authorized by
               Section 1.4 (entitled USE OF PREMISES) of this Agreement. Notwithstanding the assumption of any of these responsibilities by a Sublessee, Company shall remain responsible to ensure all leasehold improvements are completed in accordance with this Agreement.

     1.10.2 Commencement of construction of the Initial Improvements will be as soon as all approvals are obtained following the Approval Date of this Agreement.

          1.10.2.1 If Company has not commenced construction by the nineteenth (19'4) month after the Approval Date, it will be a material breach of this Agreement and County will have the right of termination as defined in Section 2.15 (entitled TERMINATION BY COUNTY) of this Agreement. County agrees to give Company ninety
               (90) days prior written notice before executing its right to terminate this Agreement. County agrees not to exercise its right to terminate until any Lender has been given its rights to cure or foreclose on Company as provided in Section 2.19 (entitled FINANCING) of this Agreement.

     1.10.3 Subject to Section 1.10.3.1 below, the dare of completion of the Initial Improvements. will be on or before the first (1st) day of the thirty-sixth (36th) month following the Approval Date.

          1.10.3.1 In the event the Initial Improvements are not completed within such thirty-six (36) months due to circumstances beyond the control of Company, County, through its CDR, may extend the completion of the Initial Improvements deadline for a period not to exceed six (6) months. In no event, however, will the extension period be longer than the commensurate time affected by the circumstances beyond the control of Company.

          1.10.3.2 Should the deadline for completion of the Initial Improvements not be extended as provided above or if the Initial Improvements are not completed by the time frame allowed in such extension, County may declare this failure to perform a material breach of this Agreement and County will have the right to terminate set forth in Section 2.15 (entitled TERMINATION BY COUNTY) of this Agreement. County agrees to give Company ninety
               (90) days prior written notice before executing its right to terminate this Agreement. County agrees not to exercise its right to terminate until any Lender has been given its rights to cure or foreclose on Company as provided in Section 2.19 (entitled FINANCING) below.

          1.10.3.3 If, at the end of such thirty-six (36) months (as such period may be extended as provided above), Company has not completed the Initial Improvements proposed for the Premises, then Company forfeits any rights to lease and develop the remaining undeveloped portion of the Premises (the "Undeveloped Portion"). Upon ninety (90) days written notice to Company of its intent, County will have the right to enter and occupy the Undeveloped Portion. County agrees not to exercise this right until any Lender has been given its rights to cure Company's default under this Agreement or foreclose its mortgage or deed of trust, as provided in Section 2.19 (entitled FINANCING) of this Agreement. A modified Exhibit "D," excluding the Undeveloped Portion, will then be prepared by Airport Engineering and verified by an exchange of correspondence. Such modified Exhibit "D" will be attached hereto and made a part hereof in replacement of the current Exhibit "D" to this Agreement.

     1.10.4 Company will construct and install the following, each of which will be considered a Project Cost:

          1.10.4.1 Underground utility lines and connections. Company's expense will include all connection fees or all other fees.

          1.10.4.2 All leasehold improvements including, but not limited to, grading, fencing, paving, lighting, roadways, parking lots, drainage and structures which are required by Company in its conduct of business as authorized under Section 1.4 (entitled USE OF PREMISES) below.

     1.10.5 Maintenance is understood and agreed to include all janitorial services and requirements and daily routine Premises cleanup, and all dust mitigation requirements.

     1.10.6 All improvements or alterations by Company will be in accordance with the Clark County Code and all other applicable governmental rules and regulations. The shell drawings for the Initial Improvements are also subject to the prior written approval of CDR; if requested by CDR. In the event of a default hereunder by Company, Company will provide County copies of all the following documents which are in Company's possession: as-built drawings of all improvements, along with a certification of construction costs for all permanent improvements.

     1.10.7 During the term or any extension of this Agreement, Company may, as a Project Cost with -prior written approval of CDR, add to or alter the Initial Improvements at any time subject to the applicable provisions of this Section 1.10. Any such addition or alteration will be performed in a workmanlike manner in accordance with all applicable governmental regulations and requirements and will not weaken or impair the structural strength or reduce the value of the Premises or improvements thereon.

     1.10.8 Company will be responsible as a Maintenance and Operation expense for the removal and disposal of garbage, debris, contaminants and any other waste material (whether solid or liquid) arising out of its occupancy of the leased Premises or out of its operation. Such removal will conform with all governmental requirements and regulations as more fully described hereinafter in Section 3.22 (entitled ENVIRONMENTAL POLICY) below.

     1.10.9 Should Company fail to perform its maintenance and repair responsibilities, County may, but is not obligated to, provide maintenance and make repairs thereon and thereto, upon thirty (30) days prior written notice of its intent to do so; except in case of emergency for which no notice is necessary. Company shall reimburse County for any such reasonable amounts as billed, plus a ten percent (10%) administrative fee. Company may then charge such costs to the project as a maintenance expense.

     1.10.10 In addition to this Agreement, County may enter into other ground lease agreements on substantially similar terms with affiliates of Company (the "Company Affiliates") for the development of other real property owned or controlled by County on or in the vicinity of the Airport (the "Related Lease Agreements"). Notwithstanding any language to the contrary contained in this Agreement, Company may, with CDR's prior written consent, alter the boundary lines of the Premises under this Agreement, and under the Related Lease Agreements, and reorder the sequence and timing of the commencement of construction of the Commercial Facilities under this Agreement and under the Related Lease Agreements; provided, however, that in no event shall such altering and/or reordering excuse Company or any of the Company Affiliates from fulfilling their obligations under this Agreement or under the Related Lease Agreements.

     1.10.11 The Company shall submit a site plan ("Site Plan") for the proposed Premises, including all areas that have previously been the subject of an exercise of the lease option granted in the Lease Option Agreement, to the CDR no later than the final Approval Date of this Agreement by the Board of County Commissioners. In addition, Company shall submit an updated Site Plan in connection with any proposed amendment to this Agreement.

1.11 CONSTRUCTION STANDARDS, RULES AND REGULATIONS

     All Initial Improvements by Company will be in accordance with the Clark County Code and all other applicable governmental rules and regulations.

     Further, design and construction specifications and documents must be reviewed by County Department of Building and Zoning prior to the issuance of a building permit and will be subject to any statute, ordinance, rule or regulation of any other applicable governmental agency, department or authority whether Federal, State or local.

1.12 APPROVALS TO BE REASONABLY GIVEN

     It is understood and agreed that all provisions of this Agreement which require approval by or the consent of the County or CDR, except those that are specifically noted as "sole" discretion (which still require responses in a timely manner), will receive timely response and such approvals or consents will not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE II

2.1  ASSIGNMENT

     2.1.1 Company will not assign its rights or duties hereunder or any estate created hereunder, in whole or in part, except with the prior written consent of County. County agrees to provide such consent if the proposed Assignee presented is a "proper and fit" person or entity, which means one having (1) demonstrated experience in the management of comparable commercial real estate properties (i.e., at least five
          (5) years of such management experience or a contractual relationship with a manager with such minimum experience), and (2) financial resources sufficient, in County's reasonable business judgment, to be financially secure to perform Company's obligations hereunder (i.e., having a net worth of at least Two Million Dollars ($2,000,000) as increased annually according. to the percentage increase during the preceding year in the Consumer Price index for all urban wage earners and clerical workers [CPI-W] U.S. average all items prepared by the Bureau of Labor Statistics of the United States Department of Labor, with such increase not to exceed four percent (4%)). Further, any such assignment will be specifically subject to all provisions of this Agreement Except as provided below in this Section 2.1.1, any assignment by Company without County's consent is void. Notwithstanding the above, if the proposed Assignee is an institutional investor having a net worth of at least Twenty Million Dollars ($20,000,000) or an entity owned or controlled, directly or indirectly, by such an institutional investor, no prior written consent of County is required, but County shall be provided written notice of any such assignment within thirty (30).days following its effective date.

          2.1.1.1 Any voluntary transfer of fifty percent (50%) or more of Company's equity interest will be deemed an assignment.

          2.1.1.2 Before any assignment will become effective, the Assignee will, by written instrument, assume and agree to be bound by the terms and conditions of this Agreement during the remainder of the term thereafter. When seeking consent to an assignment hereunder, Company will submit a copy of the document or instrument of assignment to County. Any assignment will not release Company from its obligations under this Agreement arising prior to the date of assignment.

          2.1.1.3 Any transfers by the equity owners of Company or the equity owners of the equity owners of Company to each other or to other related parties for estate planning purposes will not be considered an assignment hereunder. For purposes of this Section
               2.1 (entitled ASSIGNMENT), "related parties" shall mean, in the case of individuals, any persons related by blood or marriage within the second degree of consanguinity, and in the case of legal entities, entities that control, are controlled by or are under common control with each other. Company shall notify CDR, in writing, of any such actions.

2.2  SUBLEASING

     Company Will not sublease, rent to, or permit any persons, firms or corporations to occupy any part of the leased Premises without having first complied with the following terms and conditions:

     2.2.1 Any arrangements must be in the form of a written instrument and must be specifically for purposes and uses of the Premises as authorized under this Agreement and subject to the provisions of this Agreement.

          2.2.1.1 Consistent with Section 1.5.2 above, all Subleases are to be entered into using the standard form agreement approved by CDR; provided, however, that in the course of negotiating the final terms of a particular Sublease, Company may make commercially reasonable revisions and modifications to the standard form agreement as required to consummate the transaction, subject to the terms of Section 2.2.1.4 below.

          2.2.1.2 Any arrangements for the leasing of space which are not based on the use of the standard form agreement approved in accordance with Section 1.12 above must receive the prior written approval of CDR.

          2.2.1.3 All license agreements of Company shall be entered into using a standard form of license agreement approved by-County; provided, however, that in the course of negotiating the final-terms of a particular license agreement, Company may make commercially reasonable revisions and modifications to the approved form of agreement as required to consummate the transaction, subject to the terms of Section 22.1.4 below.

          2.2.1.4 CDR must approve any materially adverse change to the standard form of Sublease or license agreement. For purposes of this
               Section 2.2.1.4, the term "materially adverse change" shall mean any change to the form of Sublease attached hereto (or the approved form of license agreement) that would amend those provisions (a) dealing with the obligations of a Sublessee (or licensee) to comply with the pertinent provisions of this Agreement, or (b) which incorporate by reference any of the terms and provisions of this Agreement.

     2.2.2 All Subleases and license agreements of Company will be subject to all terms and conditions of this Agreement.

2.3  ATTORNMENT

     2.3.1 In the event Company ceases to be a party to this Agreement and perform its obligations hereunder to County, other than by a transfer of interest and novation approved in writing by County, all Sublessees will recognize County as the successor to Company, and render performance hereunder to County as if the Sublease were executed directly between County and the Sublessees; provided, however, County agrees that so long as Sublessees are not in default, County agrees to provide quiet enjoyment to the Sublessees and County agrees to be bound by all of the terms and conditions of such Sublease. County shall execute a separate Subordination, Non-Disturbance and Attornment Agreement if so required by any Sublessee.

     2.3.2 All Subleases of Company will provide that:

          If by reason of a default on the part of Company as lessee in the performance of the terms of the provisions of the underlying Agreement, the underlying Agreement and the leasehold estate of Company as lessee thereunder is terminated by summary proceedings or otherwise in accordance with the terms of the underlying Agreement, all Sublessees will attorn to County and recognize County as lessor, provided, however, County agrees that so long as such

          Sublessees are not in default, County agrees to provide quiet enjoyment to the Sublessees and to be bound by all the terms and conditions of such Sublease.

     2.3.3 In the event this Agreement is terminated for any reason, all Sublessees will be liable to County for their payment of rents and fees.

2.4  SUCCESSORS AND ASSIGNS

     All covenants and conditions of this Agreement will extend to and bind the legal representatives, successors and assigns of the respective parties hereto and all agreements with Assignees will include all provisions contained in this Agreement.

2.5  CONTROL OF PERSONNEL

     Company will, in and about the leased Premises, exercise reasonable control over the conduct, demeanor and appearance of its employees, agents and representatives and the conduct of its contractors and suppliers. Upon objection from CDR to Company concerning the conduct, demeanor or appearance of such persons, Company will, within a reasonable time, remedy the cause of the objection.

2.6  SIGNS AND/OR WORKS OF ART

     2.6.1 Company will not erect, install, operate, nor cause or permit to. be erected, installed, or operated upon Airport property (other than the Premises), any signs or other similar advertising devices for its own business.

     2.6.2 Any identifying signs erected, installed, operated or attached to the leased Premises will require the prior written approval of CDR, which will not be unreasonably withheld. Such approval may consider and provide conditions concerning factors including, but not limited to, size, type, content, and method of installation.

     2.6.3 Company will not commission, install or display any work of art without the prior written approval of CDR and without a full written waiver by the artist of all rights under the Visual Arts Rights Act of 1990, 17 U.S.C. Sections 106A and 113.

2.7  ENTRY AND INSPECTION OF PREMISES

     County, its authorized officers, employees, agents, contractors, subcontractors or other representatives will have the right to enter upon the Premises for the following reasons by providing at least two (2) business days prior written notice and while accompanied by a representative of Company (except in an emergency, in which case County will provide concurrent or reasonable subsequent notice specifying the nature of the emergency and the need for immediate entry).

     2.7.1 To inspect at reasonable intervals during regular business hours (or any time in case of emergency) to determine whether Company has complied and is complying with the terms and conditions of this Agreement.

     2.7.2 For the purpose of inspecting the Premises and for fulfilling County's obligations hereunder, provided however, that such entry will be at such times and in such manner as to not unreasonably interfere with the operations of Company or its Sublessees. County may, however, enter at any time for emergency repairs or maintenance without responsibility to Company for loss of business.

          No such entry by or on behalf of County upon the Premises will cause or constitute a termination of this Agreement nor be deemed to constitute an interference with the possession thereof nor constitute a revocation of or interference with any of Company's rights in respect thereof for exclusive use of the Leased Premises.

          The inspections contemplated by the parties to this Agreement, pursuant to this Section, are for the sole benefit of the parties. No benefit to any third party is contemplated nor intended.

2.8  INTENTION OF PARTIES

     This Agreement is intended solely for the benefit of County and Company and is not intended to benefit, either directly or indirectly, any third party or member(s) of the public at large, except for those provisions of this Agreement specifically applicable to and for the benefit of a Lender. Any work done or inspection of the Premises by County is solely for the benefit of County and Company.

2.9  LIENS

     Company shall prepare for County, in a manner required by law, a Notice of Non-Responsibility. Company shall post in a conspicuous location on the Premises a Notice of Non-Responsibility for the benefit of County. Company will cause to be removed any and all liens of any nature including, but not limited to, tax liens and liens arising out of or because of any construction or installation performed by or on behalf of Company or any of its contractors or subcontractors upon Company's leased Premises or arising out of or because of the performance of any work or labor to it or them at the Premises or the furnishing of any materials to it or them for use at the Premises. Should any such lien be made or filed, Company will bond against or discharge the same within thirty (30) days after written request by CDR. The cost of bonding against or discharging any Liens relating to construction or installation of Commercial Facilities shall be a Project Cost.

     Should Company or any Sublessee cause any improvements to the Premises, Company shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Premises to include the following clause:

          Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property and will not file a mechanic's lien or otherwise assert any claim against County's real estate or any County's leasehold interest on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold the County and Company harmless from any liens filed upon the County's property and County's leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor's sole cost.

2.10 TAXES, LICENSES AND PERMITS

     Company will promptly, as a Project Cost, pay all taxes, excises, license fees and permit fees of whatever nature applicable to its operation and lease of Premises hereunder, including any real property taxes. Company shall not be responsible for any of County's franchise, inheritance, income or other tax levied on County or County's right to receive income from the Premises. Company may elect, however, at its own cost and expense to contest any such tax, excise, levy or assessment. Company will keep current municipal, state or local licenses or permits required for the conduct of its business.

2.11 INDEMNITY

     Company agrees to indemnify and hold County forever harmless from and against all liability, loss, demand, judgments or other expense (including, but not limited to, defense costs, expenses and reasonable attorney fees) imposed upon County by reason of injuries or death of persons (including wrongful death) and damages to property caused during and because of Company's use or occupancy of Airport property or the leased Premises or any actions or non-actions of Company, its officers, employees, agents, or other representatives, including movement of vehicles, provided, however, that such indemnity will not apply as to any negligent act or omission of County, its employees, agents or representatives.

2.12 INSURANCE AND BONDS

     2.12.1 Bonds

          2.12.1.1 County shall waive the requirement for Company's general contractor to furnish Bonds unless County provides reasonable evidence that such. general contractor(s) does not possess the financial ability or experience/reputation to complete the faithful performance of the construction of the tenant improvements or installation of equipment. Otherwise, Company will require its general contractor to furnish Bonds covering the faithful performance of the construction of the tenant improvements or installation of equipment, payment of all obligations arising thereunder to take effect upon completion of the project, in such a form and amount as CDR may approve. Bonds may be secured through the Contractor's usual sources provided the Surety is authorized and licensed to do business in the State of Nevada.

               Company will be allowed to name any Lender as an additional obligee under any such bond.

          2.12.1.2 If required by Section 2.12.1.1 above, prior to execution of a construction contract, and not later than ten (10) calendar days after notification of award, Company will require its contractor to furnish the following Bonds to CDR:

               a. Labor and Material Payment Bond in the amount of one hundred percent (100%) of the contract price.

               b. Payment and Performance Bond in the amount of one hundred percent (100%) of the contract price.

               CDR may waive or modify the requirements of this Section 2.12.1 upon written request by Company.

          2.12.1.3 The Bonds referred to in Section 2.12.1.1 and 2.12.1.2 above will be written on the Payment and Performance Bond and Labor and Material Payment Bond forms approved by CDR.

          2.12.1.4 Company will require its contractor to require the attorney-in-fact who executes the required Bonds on behalf of the Surety to affix thereto a certified and current copy of his power of attorney.

          2.12.1.5 Any Labor and Material Payment Bond, Performance Bond, or Guaranty Bond prepared by a licensed nonresident agent must be countersigned by a resident agent as per the provisions of N.R.S. 680A.300.

     2.12.2 Insurance

          2.12.2.1 Prior to the commencement of any improvement or equipment installation on or about the Premises, Company will require that its construction contractor procure and maintain insurance for such construction and installation protecting both Company and County as well as the construction contractor. Such insurance will provide coverage and limits as are determined customary in the industry by CDR and Company. Such insurance will include, but is not limited to:

               -    General Liability on an "occurrence" basis only

               -    Automobile Liability

               - Builder's Risk equal to the maximum probable loss covering the project and all materials and equipment.

          2.12.2.2 Company's (or its Contractor's) insurance will be primary as respects County' and Company, their officers, employees and volunteers acting as agents of County (hereinafter referred to as "volunteers"). Any other coverage available to County, its officers, employees and volunteers will be excess over the insurance required by the contract and shall not contribute with in

          2.12.2.3 Company will maintain worker's compensation in the amounts and form as required by the Nevada Industrial Insurance Act and the Nevada Occupational Diseases Act. Certificates evidencing the valid, effective' insurance policies will be provided to and kept on file with CDR.

          2.12.2.4 Company will keep insured with responsible insurance underwriters any improvements constructed by it upon and within the leased Premises to the extent of not less than one hundred percent (100%) of the full replacement cost of such improvements using the "all risk" form of protection (or comparable coverage) as acceptable to CDR. Company will be responsible for insuring against any rental protection resulting in loss of income or extra expense to Company.

          2.12.2.5 Company will obtain and keep in full force and effect a policy(s) of general liability on an "occurrence" basis only and not "claims made." The coverage must be provided either on ISO Commercial General Liability form, an ISO Broad Form Comprehensive General Liability form, or equivalent, approved by CDR and Company. Any exceptions to coverage must be fully disclosed on the required Certificate. If other than these forms are submitted as evidence of compliance, complete copies of such policy forms will be. submitted to CDR within ten (10) days after notice to Company. Policies must include, but need not be limited to, coverages for bodily injury, property damage, personal injury, Broad Form property damage, premises and operations, severability of interest, products and completed operations, contractual and independent contractors, with no exclusions of coverage for liability resulting from the hazards of explosion, collapse, and underground property damage.

               Company will maintain limits of no less than One Million Dollars ($1,000,000) combined single limit per occurrence for bodily injury (including death), personal injury and property damage.

          2.12.2.6 Company will furnish Automobile Liability coverage for claims for damage because of bodily injury or death of any person, or property damage arising out of the ownership, maintenance or use of any motor vehicles whether owned, hired or non-owned.

               Company will maintain limits of no less than One Million Dollars ($1,000,000) combined single limit "per accident" for bodily injury and property damage.

          2.12.2.7 All required insurance coverage as stated in this Section
               2.12.2 will be evidenced by a current Certificate(s) of Insurance. Such Certificates will include, but will not be limited to, the following:

               2.12.2.7.1 All Certificates. for each insurance policy are to be signed by a person authorized by that insurer and licensed by the State of Nevada.

               2.12.2.7.2 Each insurance company's rating as shown in the latest
                    Best's Key Rating Guide will be fully disclosed and entered on the required Certificates of Insurance. If the insurance company providing the coverage has a Best rating of less than A-NM, the adequacy of the insurance supplied by Company (or its contractor), including the rating and financial health of each insurance company providing coverage, is subject to the approval by CDR. Such approval will not be unreasonably withheld.

               2.12.2.7.3 Company (or its contractor) will furnish renewal
                    Certificates for the required insurance during the period of coverage required by this Agreement_ Company (or its contractor) will furnish renewal Certificates for the same minimum coverages as required in this Agreement. If such certificate(s) are not provided in a timely manner, CDR may declare Company (or its contractor) in default of its obligation under this paragraph, subject to the cure rights contained in Sections 2.15.2 and 2.19 below.

               2.12.2.7.4 County, its officers, employees and volunteers must be covered as additional insureds with respect to liability arising out of the activities by or on behalf of the named insured in connection with this Agreement. All property insurance policies will contain a waiver of subrogation clause in favor of Clark County.

               2.12.2.7.5 Each insurance policy supplied by Company (or its contractor) must be endorsed to provide that the amount of coverage afforded to County by the terms of this Agreement will not be suspended, voided, canceled or reduced in coverage or in limits except after thirty (30) days' prior written notice by mail.

               2.12.2.7.6 Any deductible, as it relates to coverage provided under this Agreement, will be fully disclosed on the Certificates of Insurance. Any deductible provided will be reasonable and customary for this type of risk.

               2.12.2.7.7 If aggregate limits are imposed on the insurance coverage, then the amounts of such limits must be not less than Two Million Dollars ($2,000,000) per occurrence or per accident. All aggregates must be fully disclosed and the amount entered on the required certificate of insurance. Company's insurer must notify CDR of any erosion of the aggregate limits. The "per occurrence" limits of insurance required herein must be maintained in full, irrespective of any erosion of aggregate. A modification of the aggregation limitation may be permitted if it is deemed necessary and approved by CDR and Company.

          2.12.2.8 If Company fails to maintain any of the insurance coverages required herein, then County will have the option to declare Company in breach, subject to the cure rights contained in Sections 2.15.2 and 2.19 below, or CDR may purchase replacement insurance or pay the premiums that are due on existing policies in order that the required coverages may be maintained. Company is responsible for any expenses paid by County to maintain such insurance and County may collect the same from Company.

          2.12.2.9 The insurance requirements specified herein do not relieve the Company (or its contractor) of its responsibility or limit the amount of its liability to the County or other persons and the Company is encouraged to purchase such additional insurance as it deems necessary.

          2.12.2.10 Company (or its contractor) is responsible for and must remedy all damage or loss to any property, including property of County, caused in whole or in part by Company or its contractor, any subcontractor or anyone employed, directed or supervised by Company. Company is responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with this Agreement.

          2.12.2.11 The minimum insurance limits set forth in this Section
               2.12.2 are sufficient as of the anticipated Approval Date. It is understood that due to the effect of inflation and/or other factors, it may be necessary for County to raise the minimum insurance limits to protect its interests. Company hereby agrees to maintain such insurance limits as may be reasonably required by County under the terms of this Agreement; provided, however, that any increases in limits will not exceed the average increase within the insurance industry in the State of Nevada for comparable insurance coverage.

2.13 FIRE PROTECTION

     From time to time and as often as reasonably required by County, Company will conduct appropriate tests of any fire extinguishing apparatus located on the Premises. Company or its Sublessees will keep in proper functioning order all fire fighting equipment located on the Premises.

2.14 DAMAGE AND DESTRUCTION

     In the event of damage, destruction, or substantial loss which materially impairs Company's ability to operate or loss to any improvements constructed upon the Premises, by any cause, which damage, destruction or loss is not capable of being repaired within sixty (60) days, Company will have the option to terminate this Agreement- which option will be exercisable by written notice to County within ninety (90) days after the occurrence of such event. Any such termination by Company shall require the prior written consent of any Lender. In the event Company elects to terminate this Agreement based upon such damage, destruction, or substantial loss and Company or its employees or agents cause such damage, destruction or substantial loss to occur, Company will be liable for and will pay for all cleanup or demolition of the Premises necessary to make the Premises ready for repair, replacement, restoration or rebuilding which is not otherwise covered by insurance. In the event Company does not exercise such option, or in the event said damage, destruction or loss is capable of being repaired within sixty (60) days, then Company will promptly repair, replace, restore or rebuild said improvements.

2.15 TERMINATION BY COUNTY

     2.15.1 Default by Company

          Company will be considered in default as Lessee under this Agreement in the event of any one or more of the following occurrences:

          2.15.1.1 The liquidation under federal bankruptcy statutes which causes the discontinuance of the fulfillment of any required provision of this Agreement by Company.

          2.15.1.2 Company fails to pay the rental charges or other money payments required by this Agreement when the same are due and the continuance of such failure for a period of ten (10) days after written notice thereof from CDR to Company.

          2.15.1.3 Company voluntarily abandons any of the Premises leased or assigned to it or discontinues the conduct and operation of its business at the Premises.

          2.15.1.4 Company will be considered in default of this Agreement if Company fails to fulfill any of the other terms, covenants, or conditions set forth in this Agreement if such failure continues for a period of more than thirty (30) days unless cured as provided below.

     2.15.2 Cure

          Company will be considered in default of this Agreement if Company fails to fulfill any of the terms, covenants, or conditions set forth in this Agreement if such failure continues for a period of more than thirty (30) days (except failure to pay rental charges as described in 2.15.1.2 above) after delivery by CDR of a written notice of such breach or default, except if the fulfillment of its obligation requires activity over a period of time, and Company will have commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control.

     2.15.3 Termination For Default By Company

          Subject to the lender protection provisions of Section 2.19 (entitled FINANCING) below, if default is made by Company as described in
          Section 2.15.1 or 2.15.2 hereinabove, and such default is not cured as provided in such sections, County may elect to terminate this Agreement with thirty (30) days' written notice to Company.

          2.15.3.1 If County elects to terminate this Agreement, it will in no way prejudice the right of action for rental arrearages owed by Company.

          2.15.3.2 In the event of any termination for default by Company, County will have the right to enter upon the Premises and take possession of same. Redelivery and disposal of improvements will be as described in Section 2.18 (entitled REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION) of this Agreement.

2.16 TERMINATION BY COMPANY

     2.16.1 Default By County

          County will be considered in default as lessor under this Agreement if County fails to fulfill any of the terms, covenants or conditions set forth in this Agreement if such failure shall continue for a period of more than thirty (30) days after delivery by Company of a written notice of such breach or default.

     2.16.2 Cure

          County will not, however, be considered in breach of this Agreement if the fulfillment of its obligation requires activity over a period of time and County has commenced in good faith to perform whatever may be required for fulfillment within ten (10) days after receipt of notice and continues such performance without interruption except for causes beyond its control.

     2.16.3 Termination For Default By County

          If default is made by County as described in Section 2.16.1 above, Company may elect to terminate this Agreement with thirty (30) days' written notice to County.

          2.16.3.1 In the event of the termination for default by County, redelivery and disposal of improvements will be as described in
               Section 2.18 (entitled REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION) of this Agreement.

          2.16.3.2 In the event of any termination for default by County, it will in no way prejudice the right of action for rental arrearages owed by Company.

          2.16.3.3 Company reserves the rights to any remedies it may have at law or in equity arising from County's breach of this Agreement.

2.17 WAIVERS AND ACCEPTANCE OF FEES

     2.17.1 No waiver of default by either party hereto of any of the terms, covenants or conditions hereof to be performed, kept or observed will be construed to be or act as a waiver of any subsequent default of any of the terms, covenants, conditions herein contained to be performed, kept and observed. Neither party hereto may waive any provisions regarding Lender's rights without such Lender's prior written consent.

     2.17.2 No acceptance of fees or other money payments in whole or in part for any period or periods during or after default of any of the terms, conditions or covenants to be performed, kept or observed by Company will be deemed a waiver on the part of County of its right to terminate this Agreement on account of such default.

     2.17.3 Subject to the cure rights contained in Section 2.15.2 above and in
          Section 2.19 below, no acceptance of fees or other money payments in whole or in part for any period or periods during or after default of any of the terms, conditions or covenants to be performed, kept or observed by County will be deemed a waiver on the part of Company of its right to terminate this Agreement on account of such default

2.18 REDELIVERY AND DISPOSAL OF IMPROVEMENTS AT TERMINATION

     2.18.1 Company covenants that at the termination of this Agreement, howsoever caused, it will quit and surrender such leased Premises in good repair and condition, excepting reasonable wear and tear, acts of God, the public enemy or the action of the elements.

     2.18.2 Upon termination of this Agreement howsoever caused, County will require Company to remove from the leased Premises, within thirty
          (30) days of termination, all equipment, trade fixtures and personal property belonging to Company.

          For purposes of this Section 2.18.2, the words "equipment, trade fixtures and personal property" will include, but not be limited to, signs (electrical or otherwise) used to advertise or identify Company's business, all equipment used in connection with the conduct of its business whether or not such equipment is attached to the Premises; any other mechanical device; and all other miscellaneous equipment, furnishings and fixtures installed on or placed on or about the leased Premises and used in connection with Company's business thereon.

     2.18.3 Upon termination of this Agreement, howsoever caused, County will have option to require either of the following by giving written notice prior to the date of termination:

          2.18.3.1 Company will, commencing within thirty (30) days following the termination date, remove all or part (as determined by CDR) of the permanent improvements made to or placed upon the Premises by Company. Company agrees that it will use due diligence in completing the removal as may be required herein.

          2.18.3.2 Company will leave in place all or part, as determined by CDR, of the permanent improvements whereupon title and ownership will pass from Company and vest in County without any further consideration required from County. Company agrees that it will immediately provide any transfers of title to County as may be required.

          2.18.3.3 If no written notice is received by Company from County prior to termination of this Agreement pursuant to this Section 2.18.3,
               Section 2.18.3.2 above will apply.

          For purposes of this Section 2.18:3, the words "permanent improvements" means all property of Company upon the Premises which will include, but not be limited to, paving, buildings, structures and related appurtenances, wall coverings, carpeting, draperies and light fixtures.

2.19 FINANCING

     2.19.1 Notwithstanding anything to the contrary contained in this Agreement, Company will have the right at any time during the term hereof to execute and deliver to any or all of its Lenders any documents which will operate as collateral security for any Loan or Loans made, even if such document or documents result in a form or type of conveyance or assignment of the leasehold interest demised hereunder. It is hereby agreed that Company or any such Lenders) will have the right to immediately record such document or document(s) with an appropriate public official or officials. Company agrees that copies of all such documents of conveyance or assignment as contained in this Section 2.19 will be provided to CDR forthwith. Any financing arrangement which hypothecates any interest of Company in or under this Agreement or any conveyance or-assignment to be made by Company of any interest in or under this Agreement must have the prior written approval of CDR which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Company will have the right to refinance the outstanding principal balance of any previously approved Loan with any institutional lender at prevailing market interest rates without County's consent, provided, in the case of an existing term loan, such refinancing does not exceed the remaining original amortization period of the previously approved Loan. Such approval or consent of the initial or subsequent assignments to. a Lender or purchaser will be in accordance with
          Section 2.1 (entitled ASSIGNMENT) of this Agreement. Any Lender which will succeed to Company's interest hereunder will so succeed subject to all the terms and conditions of this Agreement

     2.19.2 County will deliver to any such Lender written notice of any default of Company under the terms of this Agreement and said notice will specify the nature of the default Before terminating this Agreement, County will allow such Lender to cure or commence to cure any default of Company in accordance with Sections 2.15.2 above and this Section
          2.19. The time period to cure any default of Company will commence when said notice is delivered to Lender. Lender and any person designated by Lender shall have and are hereby granted the right to enter upon the Premises at any time and from time to time for the purpose of taking any cure action as described herein. In the event Company fails to timely cure a default after receipt of written notice and expiration of any applicable cure period, County agrees to provide any Lender with a second written notice and provide such Lender with an additional thirty (30) day cure period. County will not have the right to exercise any remedies under this Agreement so long as Lender is diligently prosecuting to complete a cure of any default. If such default is of a nature which is incapable of being cured by Lender, County agrees not to exercise its remedies arising from such default if (a) Lender notifies County in writing within such thirty (30) day cure period that Lender intends to foreclose its mortgage and Lender commences and diligently pursues such foreclosure; and (b) Lender makes all payments due by Company under this Agreement through the date of foreclosure, to the extent the amount of such payments can be ascertained by-Len

     2.19.3 Any default by Company in the payment of money as required under the terms of this Agreement may be cured by Lender in accordance with the terms of Sections 2.15.2 of this Agreement (and subject to the notification and cure provisions of this Section 2.19), and County will accept any such payment or cure from such Lender during the term of Lender's Loan to Company.

          2.19.3.1 Should Company default under the terms of this Agreement and should the default be such that it cannot be cured by the payment of money, County will accept payments of rent from such Lender and this Agreement will not terminate, but will remain in full force and effect, pending Lender's cure of such default within the time periods described herein or resort to foreclosure or sale proceedings under its deed of trust or other security instruments.

     2.19.4 Notwithstanding the provisions of Section 2.19.3:1 above, should Company default under the terms of this Agreement and should the default be such that it cannot be cured by the payment of money and the default (in the sole judgment of County's Designated Representative) affects the security or safety of the Premises and if Company's Lender does not wish this Agreement to terminate, then upon written notice from County such Lender will have the option to cure immediately or to commence to cure the default in accordance with
          Section 2.15.2 of this Agreement. However, if the nature of the default requires action before the cure time specified in Section
          2.15.2 above, the County's Designated Representative may elect to cure the default County will then present for payment to Company and Lender a detailed and itemized invoice of County's reasonable expenses incurred in curing the default.

     2.19.5 Subject to the rights of a Lender as otherwise set forth in this
          Section 2.19 (including, without limitation, those contained in Section 2.19.13 below), and notwithstanding any other provisions of this Agreement, provided that either Company or Lender pays the full amount of the invoice described in Section 2.19.4 above within thirty
          (30) days following receipt, this Agreement will not terminate sooner than one (1) year from the date of County's notice of default to Company and Lender, pending such Lender's resort to any foreclosure or sale proceedings under its deed of trust or other security instrument.

     2.19.6 If any default has been cured by a Lender or Assignee, County agrees that upon completion of any foreclosure proceedings or sale under the deed of trust or other security securing the Loan, or upon delivery of a deed in lieu of foreclosure, Lender or Assignee at such sale or any heir, successor, or Assignee subsequent to such sale will be recognized by County as the lessee under the terms of this Agreement for all purposes for the remaining term hereof, subject to County's approval of such Assignee, to the extent such approval is required in
          Section 2.19.11.1 below. The leasehold interest of Lender or such Assignee will not be adversely affected or terminated by reason of any non-monetary default occurring prior to the completion of such proceedings or sale, provided such default has been promptly remedied, or if such default requires possession to cure, provided such Lender promptly commences to cure upon taking possession of the Premises.

     2.19.7 Such Lender will not become personally liable under the terms and obligations of this Agreement unless and until it assumes the obligations and is recognized by County as lessee under this Agreement and will be liable only so long as such

          Lender maintains ownership of the leasehold interest or estate and recourse to such Lender shall be limited solely to Lender's interest in the Premises.

     2.19.8 Within thirty (30) days after a written request by Company or any Lender (but not more than once in any calendar year, except in case of a proposed financing or refinancing), County, through its Designated Representative, will execute, acknowledge and deliver to Company or such person or entity as Company designates, a certificate stating:

          a. that this Agreement is the only agreement between County and Company concerning the teased Premises and is unmodified and in full force and effect in accordance with the terms (or if there have been modifications, that this Agreement is in force and effect as modified, and identifying the modification agreements, or if this Agreement is not in full force and effect, that it is not);

          b. the commencement and expiration dates of this Agreement and the date to which rental has been paid to County under this Agreement;

          c. whether or not there is an existing default by Company in the payment of rental or any other sum of money under this Agreement, and whether or not there is any other existing default by either party under this Agreement with respect to which a notice of default has been served, and if there is such a default specifying its nature and extent;

          d. whether or not there are any set-offs, defenses or counterclaims against enforcement of the obligations to be performed by County under this Agreement; and

          e. such other information that a Lender or Assignee may reasonably require.

     2.19.9 The bankruptcy or insolvency of Company will not operate or permit County to terminate this Agreement as long as all rent or other monetary payments required to be paid by Company continue and other required obligations are performed in accordance with the terms of this Agreement. In the event that County or Company terminates this Agreement, whether as a result of the rejection of this Agreement pursuant to the federal Bankruptcy Code or otherwise, then, provided that Lender has cured any monetary defaults under this Agreement, and provided further that County has not elected to assume any approved financing, as provided in Section 2.19.11 below, Lender shall have the right within thirty (30) days after termination of this Agreement to request and County shall execute a new lease covering the Premises for the remaining term under same terms and conditions as set forth herein.

          2.19.9.1 The rejection of this Agreement by a trustee-in-bankruptcy of County shall not affect or impair the lien of any mortgage or deed of trust in favor of Lender or Lender's rights with respect to this Agreement. In addition to the leasehold estate created hereunder in favor of Company and all other interest specified in any mortgage or deed of trust in favor of Lender, the lien of such mortgage or deed of trust shall attach to, and shall encumber Company's right to use and possession of the Premises if a trustee-in-bankruptcy of. County rejects this Agreement This Agreement shall not be treated as terminated by reason of County's rejection of this Agreement pursuant to Subsection 365(h)(I) of the federal Bankruptcy Code without Lender's prior written consent, and any such purported termination without Lender's prior written consent shall be null and void and of no force and effect.

     2.19.10 To the extent any of the other terms of this Agreement are inconsistent with the terms of this Section 2.19, this Section 2.19 will control.

     2.19.11 Any uncured material default by Company under any approved financing will be deemed a default under this Agreement. Such default, however, will be deemed and treated by County as a default not curable by Lender in accordance with Section 2.19.2 of this Agreement. In the event of any default by Company under any approved financing, County reserves the right to assume the financing obligations of Company under the Loan before Lender resorts to any foreclosure or sale proceedings under its deed of trust or other security instrument.

          2.19.11.1 Following any foreclosure, deed in lieu of foreclosure, or other transfer in full. or partial satisfaction of Lender's Loan (a "Foreclosure Transfer"), County shall recognize Lender or any Lender Affiliate (defined below) designated by Lender as an Assignee ("Permitted Assignee")_ Such Permitted Assignee shall be the ground lessee under this Agreement without further consent or approval by County. In the event of a proposed assignment to an Assignee other than a Permitted Assignee, whether in connection with a Foreclosure Transfer or any subsequent assignment of the leasehold interest evidenced by this Agreement made by Lender or its Permitted Assignee (who shall have obtained such interest through a Foreclosure Transfer), County shall have the right to reasonably approve such Assignee as provided in Section 2.1.1 above. As used in this Section 2.19.11.1, "Lender Affiliate" means a corporation, limited liability company or other entity which controls, is owned or controlled by, or is under common ownership or control with such Lender and such Lender has a net worth of at least Twenty Million Dollars ($20,000,000).

          2.19.11.2 In the event Lender gives County forty-five (45) days notice of a default by Company under any approved Loan and County declines the right to assume the financing obligations of Company under the Loan, the parties agree that Lender or any Lender Affiliate will be permitted to consider the total unpaid balance of the existing Loan on the date of either (a) Lender's assumption of the lease or assignment to a Lender Affiliate through foreclosure sale, or (b) if through a deed or assignment in lieu of foreclosure, on the date of the recording of such deed, as an equity contribution to be repaid from all available Net Revenue with interest at the same rate set forth in Section 1.7.1.2 above (11% per annum) until such time as the total unpaid balance of such Loan is fully recovered by such Lender or Lender Affiliate. Any subsequent third-party Assignee of any such Lender's or Lender Affiliate's ground leasehold interest in the Premises will be permitted to consider its initial acquisition price (net of any debt secured by the ground leasehold interest in the Premises) as an equity contribution to be repaid from all available Net Revenue with interest at a rate equal to an interest rate typical for comparable loans in this market until such time as such Assignee's total acquisition price is fully recovered. Notwithstanding the above, if any Lender or Lender Affiliate or any third-party Assignee makes an equity contribution to the Project, then such equity contribution will be entitled to receive the same repayment priority from Net Revenue with interest at the same rate provided to those equity contributions described in Section 1.7. 12 above.

          2.19.11.3 Subject to County's right to assume the financing obligations of Company under the Loan, before Lender resorts to any foreclosure or sale under this Section, in the event of a default under Lender's mortgage or deed of trust, Lender or Lender Affiliate shall have the right, after giving notice to County, to oust Company and take possession of the Premises in accordance with the terms of Lender's mortgage or deed of trust. Such ouster shall not constitute a termination of this Agreement, but shall be deemed an exercise of the assignment of this Agreement to Lender, which assignment shall not require any further consent or approval by County.

          2.19.11.4 Notwithstanding the above provisions of this Section 2.19. (entitled FINANCING) to the contrary, the following shall apply:
               (1) In the event any Lender forecloses and either a purchaser at the foreclosure sale or a subsequent assignee of such Lender acquires the leasehold estate under this Agreement, then, subject to any right by County to approve such purchaser or Assignee as provided in this Agreement, such purchaser or Assignee shall pay the same rental amount that would have been payable by Lender;
               (2) any Lender shall have the right to commence, but not complete foreclosure during the forty-five. (45)-day period available to County to notify Lender that County shall assume the Loan (as provided in Section 2.19.11.2 above); and (3) if County assumes the Loan, County shall not take or permit any action to terminate this Lease or merge the ground leasehold estate into the fee estate prior to payment of all obligations owing in connection with the Loan. For purposes of this Section, "ground leasehold estate" shall mean the leasehold estate granted to Company by County pursuant to this Agreement

     2.19.12 Any mortgage, lien, encumbrance or deed of trust placed by County on the fee title to the Premises shall be subordinate to this Agreement (and any replacement to or amendment of this Agreement), any mortgage or deed of trust encumbering the leasehold estate in favor of Lender, and all Subleases, whenever arising. County shall obligate the holder of any such fee mortgage, encumbrance, or deed of trust to execute and acknowledge any documentation requested by Company or any Lender to confirm such subordination.

     2.19.13 In connection with Lender's cure rights in this Section 2.19, any Lender shall be allowed sufficient time necessary to complete any foreclosure action, including delays due to official restraint (including by law, process or injunction issued by a court), so long as such Lender is making payments required by this Agreement which can be reasonably determined prior to acquiring the Company's interest under this Agreement. Lender shall have the right to terminate foreclosure proceedings at any time if Company has cured all defaults under any Loan from Lender.

     2.19.14 So long as the mortgage or deed of trust in favor of a Lender is in effect, there shall be no merger of the leasehold estate created by this Agreement into the fee simple estate in the Premises without the prior written consent of such Lender.

     2.19.15 Any Lender shall have the right to participate in any settlement or adjustment of losses under insurance policies maintained by Company under this Agreement. Such Lender shall be named as a loss payee or additional insured, as applicable, in accordance with any Loan documents executed by Company, under the insurance policies required under this Agreement. In the event any proceeds of such insurance policies are to be distributed, County and Lender agree to be bound by the provisions of the Loan documents executed by Company in favor of Lender and approved by CDR concerning distribution of insurance proceeds.

     2.19.16 Whenever in this Agreement, Company shall have the right to request any information, statements, documents, or anything else whatsoever from County, Lender shall have the right to request the same from County, and such information, statements, documents and other requested material shall thereafter be given to Lender as if Lender had requested the same. In addition, County shall furnish Lender with copies of all notices of default and notices of intent served on Company under this Agreement concurrently with any delivery to Company. Such notices shall not be deemed delivered to Company until they are delivered to Lender.

     2.19.17 In the event Lender succeeds. to title to Company's leasehold estate through foreclosure or otherwise, all Subleases of the Premises shall run directly to Lender and all such Sublessees shall attorn and be permitted to attorn to Lender as the successor sublessor and perform their obligations to Lender as successor to Company under this Agreement as if the Sublease were executed directly between Lender and the Sublessee. Provided County has elected not to assume the financing obligations of Company under the Loan as provided in Section 2.19.11 of this Agreement, County hereby agrees to subordinate County's own attornment rights with respect to any such Sublessee contained in this Agreement to the attornment rights of Lender.

     2.19.18 County agrees to notify Lender and Company of any assignment, transfer, conveyance or sale of County's interest in this Agreement and/or the fee interest in the Premises and will furnish Lender and Company with the name and address of such assignee, transferee, grantee or buyer.

     2.19.19 Lender shall have the right to participate in any arbitration proceedings in connection with any matter under this Agreement materially affecting Lender's interest. Notwithstanding the foregoing, Lender shall not have the right to participate in any arbitration related to a proposed annual operating budget (as provided in Section
          1.6 above).

2.20 RECOVERY OF PREMISES

     2.20.1 County may, in its unlimited discretion, at any time during the term of this Agreement or any extensions thereof, recover all or any part of the Premises for other Airport or public uses (except for commercial facilities purposes). Prior to the exercise of this power of recovery, County agrees to give Company one (I) year's prior written notice of its intention to exercise this power.

          2.20.1.1 In the event of such recovery of the Premises by County (or other condemnation or recovery of all or substantially all of the Premises) during the first thirty (30) years of this Agreement, County will pay to Company an amount equal to the greater of either (i) all amounts outstanding under any Loan or under Loan documents approved by County pursuant to Section 2.19 above,- or
               (ii) the sum of all unreimbursed equity contribution and related interest due to Company plus fifty percent (50%) of the value of the improvements (excluding land, Company unreimbursed equity, the existing approved Loan balance, if any, and any amounts paid by County pursuant to Section. 2.20.1.1.1 below) as determined by a competent real estate appraiser acceptable to Company and CDR.

               2.20.1.1.1 Upon notice from Company, or, in the event of a total recovery, upon notice from Company's Lender, County will pay to Company's Lender all sums due to Lender under the approved Loan documents evidencing and securing the Loan secured by the improvements on the Premises. Notwithstanding and in replacement of the foregoing, if Lender or approved Assignee of Lender has succeeded to the interest of Company, and the outstanding Loan has been repaid, County shall pay Lender the amount which was due Lender on the date of foreclosure or transfer of title (or to such approved Assignee the amount Assignee paid Lender to assume this Agreement), and an amount equal to any costs incurred by Lender or such Assignee to cure Company's defaults under this Agreement or to otherwise comply with Company's obligations under this Agreement, less any amount of equity contributions or accrued interest (in accordance with Section 2.19.11.2 above) that has previously been repaid from Total Revenue.

          2.20.1.2 In the event of such recovery of the Premises by County (or any other condemnation or recovery of all or substantially all of the Premises) during the last twenty (20) years of this Agreement, County will pay to Company fifty percent (50%) of the residual leasehold value of the improvements on the Premises based on the remaining term of this Agreement, minus any outstanding Loan balance. Such leasehold value shall exclude the value of the land after deducting any amounts paid by County pursuant to Section 2.20.1.2.1 below. The residual leasehold value will be as determined by. a competent real estate appraiser acceptable to Company and CDR.

               2.20.1.2.1 Upon notice from Company or, in the event of a total recovery, upon notice from Company's Lender, County will pay to Company's Lender all sums due to Lender under the approved Loan documents evidencing and securing the Loan, and any subsequent financing that has been approved by CDR secured by the improvements on the Premises. Notwithstanding the foregoing, if Lender or approved Assignee of Lender has succeeded to the interest of Company, and the outstanding Loan has been repaid, County shall pay Lender the amount which was due Lender on the date of foreclosure or transfer of title (or to such approved Assignee the amount Assignee paid Lender to assume this Agreement), and an amount equal to any costs incurred by Lender or such Assignee to cure Company's defaults under this Agreement or to otherwise comply with Company's obligations under this Agreement, less any amount or equity contributions or accrued interest (in accordance with Section 2.19.11.2 above) that has previously been repaid from Total Revenue to Lender or its assigns.

          2.20.1.3 County will have no obligation for any encumbrance of the improvements, which has not received County written approval' as defined in Section 2.19 (entitled FINANCING) above.

          2.20.1.4 In the event of any partial condemnation or recovery by any agency other than County, or in the event of any such condemnation or recovery, Company will be entitled to file an action to receive condemnation proceeds for recovery of its leasehold improvements and its leasehold interest.

          2.20.1.5 In the event of a partial condemnation or recovery by another agency, this Agreement shall remain in full force and effect as to the portion of the Premises remaining.

                    On a partial recovery, all sums, including damages and interest, awarded for the fee or the leasehold or both shall
                    (i) be delivered to County and Company (or to any Lender), respectively, if such award has been apportioned between County and Company by such condemning authority, or (ii) be deposited promptly with an escrow agent selected by Company in the reasonable exercise of its discretion if there is only a single award, to be distributed and disbursed as follows:

                    a. First, to taxes constituting a superior lien on the portion of the Premises taken;

                    b. Second, to County an amount equal to the then present value of County's interest in the income stream from rental payments attributable to the portion of the Premises being taken, measured by the diminution in rental payments, plus an amount equal to the then present value of the reversionary interest of County at the expiration of this Agreement in that portion of the real property underlying the Premises that is taken in such partial recovery; and

                    c. Third, subject to the rights of any Lender of record, the balance of the award to Company.

                    Sums being held by an approved escrow agent pending disbursement shall be deposited in one or more federally insured interest-bearing account(s) and, upon disbursement, each party having aright to any of the sums being disbursed shall be entitled to receive the interest attributable to its share of said sums.

          2.20.1.6 Notwithstanding any language to the contrary in this Section 2.20, in the event of partial taking of the Premises by condemnation, if, in the opinion of County, Company, and Lender, the remainder of the Premises are suitable for continued operation, this Lease shall not terminate in regard to the portion not taken. In the event of a partial or total taking of the Premises by condemnation, County and Company agree (a) to be bound by the provisions of the Loan documents executed by Company in favor of Lender concerning condemnation process and proceeds, including the right of Lender to recover from such condemnation proceeds an amount up to the then unpaid balance of its Loan, and
               (b) that Lender shall have the right to participate in any condemnation proceedings as set forth in this Section 2.20 or as otherwise provided by law.

                                   ARTICLE III

3.1  MAINTENANCE AND OPERATION NONDISCRIMINATION COMPLIANCE

     Company, for itself, its heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that in the event facilities are constructed, maintained, or otherwise operated on the said property described in this Agreement for a purpose for which a U.S. Department of Transportation program or activity is extended or for_ another purpose involving the provision of similar services or benefits, Company will maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation and as said Regulation may be amended.

3.2  NONDISCRIMINATION IN PARTICIPATION, CONSTRUCTION AND USE OF PREMISES

     Company, for itself, its personal representatives, successors in interest and assigns and as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land that:

     3.2.1 No person on the grounds of race, color, or national origin will be excluded from participation in, denied the. benefits of, or be otherwise subjected to discrimination in the use of said facilities.

     3.2.2 That in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color or national origin will be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination.

     3.2.3 That Company will use the Premises in compliance with all other requirements imposed by or pursuant to 49 CFR. Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation and as said Regulations may be amended.

3.3  TERMINATION RIGHTS FOR BREACH OF SECTIONS 3.1 AND 3.2 ABOVE

     In the event of breach of any of the nondiscrimination covenants described in Sections 3.1 and 3.2 above, County will have the right to terminate this Agreement and to reenter and repossess this land and the facilities thereon, and hold the same as if this Agreement had never been made or issued. This provision, however, does not become effective until the procedures of 49 CFR Part 21 are followed and completed including expiration of appeal rights. Promptly upon the receipt of any complaint or other notice alleging violation of the covenants in Sections 3.1 and 3.2 above, County will notify Company and will provide Company the opportunity to defend the same. Unless disapproved by the U.S. Department of Transportation, any such termination and reentry rights shall not be exercised by County so long as the current Lender elects to exercise its rights and remedies and acquire Company's interest under this Agreement Such Lender will not be required to cure any breach by Company of any covenants in Sections 3.1 through 3.5 of this Agreement, provided, however, such Lender shall be obligated to comply with such Sections upon any acquisition of Company's interest under this Agreement.

3.4  NONDISCRIMINATION IN FURNISHING ACCOMMODATIONS AND/OR SERVICES

     Company will furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it will charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided that Company may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

3.5  RIGHTS FOR NONCOMPLIANCE WITH SECTION 3.4

     Noncompliance with Section 3.4 above will constitute a material breach of this Agreement and in the event of such noncompliance, County will have the right to terminate this Agreement and the estate hereby created without liability therefor or at the election of County or the United States of America either or both said Governments will have the right to judicially enforce the provision. Unless disapproved by the U.S. Department of Transportation, any such termination and reentry rights shall not be exercised by County so long as the current Lender elects to exercise its rights and remedies and acquire the Company's interest under this Agreement. Such Lender will not be required to cure any breach by Company of any covenants in Section 3.4 above, provided, however, such Lender shall be obligated to comply with such Sections upon any acquisition of Company's interest under this Agreement.

3.6  COMPANY'S OBLIGATION 49 CFR PART 26, SUBPART F

     3.6.1 This Agreement is subject to the requirements of the U.S. Department of Transportation's regulations, 49 C H Part 26, Subpart F. Company agrees that it will not discriminate against any business owner because of the owner's race, color, national origin or sex in connection with the award or performance of any agreement covered by 49 CFR Part 26, Subpart F.

     3.6.2 Company agrees to include the language in Sections 3.1 through 3.6.1 above in any subsequent Sublease, professional services and/or construction agreements that it enters and cause those businesses to similarly include the statements in further agreements; provided however, that the foregoing is neither intended to nor shall require any Sublessee to include any such provisions in any contracts or agreements relative to the operations of its business. Such inclusion may be made by way of reference to such sections (as opposed to restatement of such sections in any such agreement).

3.7  SUBAGREEMENT NONDISCRIMINATION COMPLIANCE

     Company hereby assures it will include Sections 3.1 through 3.6.1 above in all Subleases and cause Sublessees to similarly include such sections in further Subleases; provided however, that the foregoing is neither intended to nor shall require any Sublessee to include any such provisions in any contracts or agreements relative to the operations of its business. Such inclusion may be made by way of reference to such sections (as opposed to restatement of such sections in any such Sublease).

3.8  COMPANY OBLIGATION

     Company hereby assures that no person shall be excluded from participation in, denied the benefits of or otherwise be discriminated against in connection with the award and performance of any contract, including leases, covered by 49 CFR Part 26 on the grounds of race, color, national origin or sex.

3.9  APPENDIX 9, GENERAL CIVIL RIGHTS PROVISION

     Company assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This provision obligates Company or its transferee for the period during which Federal assistance is extended to the Airport program, except where Federal assistance is to provide, or is in the form of, personal property or real property or interest therein or structures or improvements thereon. In these cases, this provision obligates the party or any transferee for the longer of the following periods: (a) the period during which the property is used by the sponsor or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the Airport sponsor or any transferee retains ownership or possession of the property. In the case of contractors, this provision binds the contractors from the bid solicitation period through the completion of the contract Compliance with the Americans With Disabilities Act, 42 U.S.C. Section 12101, et seq., as amended, by Company, shall be considered compliance with Company's duty to assure that no person shall, on the grounds of handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance.

3.10 AFFIRMATIVE ACTION EMPLOYMENT PROGRAMS

     3.10.1 Company assures that it will undertake an Affirmative Action Program as required by 14 C.1-R. Part 152, Subpart E, to ensure that no person shall on the grounds of race, creed, color, national origin, or sex, be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E. Company assures that no person will be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Company assures that it will require that its covered sub-organizations provide assurances to Company that they similarly will undertake Affirmative Action Programs and that they will require assurances from their sub-organizations, as required by 14 CFR Part 152, Subpart E to the same effect.

     3.10.2 Company agrees to comply with any affirmative action plan or steps for equal employment opportunity required by 14 CFR Part 152, Subpart E, as part of the Affirmative Action Program, and by any Federal, State, or local agency or court, including those resulting from a conciliation agreement, a consent decree, court order or similar mechanism. Company agrees that State or local affirmative action plans will be used in lieu of any affirmative action plan or steps required by 14 CFR Part 152, Subpart E, only when they fully meet the standards set forth in 14 CFR, Subpart 152.409. Company agrees to obtain a similar assurance from its covered organizations, and to cause them to require a similar assurance of their covered sub-organizations, as required by 14 CFR Part 152, Subpart E.

     3.10.3 In the event Company employs fifty (50) or more employees on the Airport, it agrees to prepare and keep on file for review by the FAA Office of Civil Rights, an affirmative action plan developed in accordance with standards in 14 CFR, Subpart 152.409. Such program will be updated on an annual basis. Should Company employ less than fifty (50) employees on the Airport, it will annually send written correspondence confirming the exemption.

     3.10.4 This Section 3.10 is not intended to apply to any Sublessee of Company.

3.11 AIRPORT MAINTENANCE, REPAIR, DEVELOPMENT AND EXPANSION

     County reserves the right to further develop or improve the landing area or any other area, building or other improvement within the present or future boundaries of the Airport as it sees fit in its sole judgment regardless of the desires or view of Company and without interference or hindrance by Company. Further, County retains the absolute right to maintain, repair, develop and expand the terminal building, any other Airport facility, Airport improvement or Airport property free from any and all liability to Company for loss of business or damage of any nature whatsoever as may be occasioned during or because of the performance of such maintenance, repair, development or expansion.

3.12 MAINTENANCE, REPAIR, DIRECTION AND CONTROL

     County reserves the right, but is not obligated to exercise the right, to maintain and keep in repair the landing area of the Airport and all publicly owned facilities of the Airport, together with the right to direct and control all activities of Company in this regard. These areas will include, but are not limited to, those areas which are not necessary to serve the aeronautical users of the Airport, except that County will not be obligated to maintain and keep in repair such areas of the Airport as may be leased to or under the control of Airport tenants whether such area serves aeronautical users or otherwise.

3.13 AGREEMENTS WITH THE UNITED STATES OF AMERICA

     This Agreement will be subject and subordinate to the provisions and requirements of any existing or future agreement between County and the United States of America relative to the development, operation or maintenance of the Airport. Notwithstanding the foregoing, County agrees that no existing agreements between County and the United States of America relating to the same (i) currently prohibit or materially affect the use and/or operation of the Premises as contemplated under this Agreement, or
     (ii) defeat the lien of the mortgage or deed of trust in favor of a Lender and/or the leasehold estate in favor of Company created by this Agreement. Should any future agreements between County and the United States of America materially impair the use of the Premises or Lender's interest therein, such agreements shall be considered an action to recover the Premises under Section 220 above.

3.14 OPERATION OF AIRPORT BY THE UNITED STATES OF AMERICA

     This Agreement and all the provisions hereof will be subject to whatever right the United States of America now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of the Airport or the exclusive or nonexclusive use of the Airport by the United States during the time of war or national emergency.

3.15 PART 77 OF FEDERAL AVIATION REGULATIONS

     Company agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of a building is planned for the Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on the Premises.

3.16 NONEXCLUSIVE

     It is understood and agreed that nothing herein contained will be construed to grant or authorize the granting of an exclusive right within the meaning of 49 U.S.C. Section 40103(e) (formerly known as Section 308 of the Federal Aviation Act of 1958 (49 U.S. C. Section 1349a)).

3.17 AIRSPACE

     There is hereby reserved to County, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of Aircraft in the airspace above the surface of the Premises herein leased. This public right of flight will include the right to cause or allow in said airspace, any noise inherent in the operation of any Aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the Airport. No liability on the part of County will result from the exercise of this right.

3.18 AIRPORT OBSTRUCTIONS

     Company by accepting this Agreement expressly agrees for itself, its successors and assigns, that it will not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder which will exceed such maximum height as may be stipulated by County. It is understood and agreed that applicable laws, codes, regulations or agreements concerning height restrictions will govern the maximum height to be stipulated by County. In the event the aforesaid covenants are breached, County reserves the right to enter upon the land leased hereunder and to remove the offending structure or object and cut down the offending tree all of which will be at the expense of Company and without liability to County.

3.19 AIRPORT HAZARDS

     Company by accepting this Agreement agrees for. itself, its successors and assigns, that it will not make use of the Premises in any manner which might interfere with the landing and taking off of Aircraft from the Airport or otherwise constitute a hazard or obstruction. In the event the aforesaid covenant is breached, County reserves the right to enter upon the Premises hereby leased and cause the abatement of such interference at the expense of Company and without liability of any kind.

3.20 AIRPORT RULES AND REGULATIONS AND AIRPORT OPERATING DIRECTIVES

     County, through its Designated Representative, will have the right to adopt, amend and enforce reasonable rules and regulations and operating directives with respect to use of and the conduct and operation of the Airport, its terminal buildings or any improvements within the present or future boundaries of the Airport which Company agrees to observe and obey.

3.21 COMPLIANCE WITH PUBLIC AUTHORITIES

     3.21.1 Company will not use or permit the use of the demised Premises or any other portion of the Airport for any purpose or use other than authorized by this Agreement or as may be authorized by other, separate; written agreement with County.

     3.21.2 Company, its employees, representatives or agents will comply with all present or future laws, rules and regulations and amendments or supplements thereto governing or related to the use of the Airport or the demised Premises as may from time to time be promulgated by Federal, State or local governments and their authorized agencies.

3.22 ENVIRONMENTAL POLICY

     3.22.1 Violation Of Environmental Laws

          Company will not cause or permit any hazardous material to be used, generated, manufactured, produced, stored; brought upon, transported to or from, or otherwise released on, under or about the Premises or transported to and from the Premises by Company, its Sublessees, their agents, employees, contractors, invitees, or a third party in violation of the Environmental Laws as defined in Section 1.1 (entitled DEFINITIONS) above.

          3.22.1.1 CDR will have access to the Premises to inspect same to insure that Company is using the Premises in accordance with environmental requirements.

          3.22.1.2 3Company, at CDR's reasonable request, at Company's expense, will conduct such testing and analysis as necessary to ascertain whether Company is using the Premises in compliance with environmental requirements_ Any such tests will be conducted by qualified independent experts chosen by Company and subject to CDR's reasonable written approval. Copies of such reports from any such testing will be provided to CDR.

          3.22.1.3 Company will provide copies of all notices, reports, claims, demands or actions concerning any' environmental concern or release or threatened release of hazardous materials or special wastes to the environment.

     3.22.2 Contamination Of Premises

          If the presence of any Hazardous Material on, under or about - the Premises caused or permitted by Company results in any contamination of the Premises, in violation of an Environmental Law, Company will promptly take all actions, at its sole cost and expense, as are necessary to return the Premises to the condition existing prior to the introduction of any such Hazardous Material to the Premises. Company will take all steps necessary to remedy and remove any such hazardous materials and special wastes and any other environmental contamination as is presently or subsequently discovered on or under the Premises as are necessary to protect the public health and safety and the environment from actual or potential harm and to bring the Premises into compliance with all environmental requirements; provided, however, County will be solely responsible for any environmental condition existing on or about the Premises prior to the Approval Date or any environmental conditions caused by County during the term or arising in any way and at any time from the Airport, Such procedures are subject to:

          3.22.2.1 Prior written approval of CDR, which approval will not be unreasonably withheld. Company will submit to CDR a written plan for completing all remediation work. CDR retains the right to review and inspect all such work at any time using consultants and/or representatives of his/her choice.

          3.22.2.2 Such actions of remediation by Company will not potentially have any material adverse long-term effect on the Premises in the reasonable judgment of CDR.

     3.22.3 Compliance With All Governmental Authorities

          Company will promptly make all submission to, provide all information to, and comply with all requirements of the appropriate governmental authority under. all Environmental Laws as defined in Section 1.1 (entitled DEFINITIONS) of this Agreement.

          3.22.3.1 Should the Government determine that a site characterization, site assessment, and/or cleanup plan be prepared or that a cleanup should be undertaken because of any spills or discharges of hazardous materials at the Premises which occur during the term of this Agreement then. Company shall prepare and submit required plans and financial assurances, and carry out the approved plans. Company will promptly provide all information requested by CDR to determine the applicability of the Environmental Laws to the Premises, or to respond to any governmental investigation or to respond to any claim of liability by third parties which is related to environmental contamination.

          3.22.3.2 Company's obligations and liabilities under this provision will continue so long as County bears any responsibility under the Environmental Laws for any action that occurred on the Premises during the term of this Agreement.

          3.22.3.3 This indemnification of County by Company includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration, any fines or penalties issued to Company, or any other work required by any Federal, State or local governmental agency or political subdivision because of hazardous material located on the Premises or present in the soil or ground water on, under or about the Premises.

          3.22.3.4 The parties agree that County's right to enforce Company's promise to indemnify is not an adequate remedy at law for Company's violation of any provision of this Agreement. County will also have the rights set forth in Section 3.22.4 (entitled County's Termination Rights for Violation of Environmental Laws), or Section 2.15 (entitled TERMINATION BY COUNTY) of this Agreement, in addition to all other rights and remedies provided by law or otherwise provided in this Agreement.

     3.22.4 County's Termination Rights for Violation of Environmental Laws

          3.22.4.1 Company's failure or its Sublessees, their agents, employees, contractors, invitees, or the failure of a third party to comply with any of the remediation requirements of this Agreement or applicable Environmental Laws will constitute a material default under this Agreement and will permit County to pursue the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Agreement, to which County may resort cumulatively, or singularly, in the alternative:

          3.22.4.1.1 County may, at County's election, keep this Agreement in effect and enforce all of its rights and remedies under this Agreement, including (i) the right to recover rent and other sums as they become due by the appropriate legal action and/or (ii) the right, upon ten (10) days' written notice to Company, to make payments required of Company or perform Company's obligations and, be reimbursed by Company for the cost thereof, unless such payment is made or obligation performed by Company within such ten (10) day period.

          3.22.4.1.2 County may, at County's election, subject to Lender's right to cure as provided in Section 2.19 (entitled FINANCING) above, terminate this Agreement upon written notice to Company as provided in Section 2.15 (entitled TERMINATION BY COUNTY) above. If this Agreement is terminated under this provision, Company waives all rights against County, including, but not limited to, breach of contract, costs of design, installation or construction of improvements and/or interruption of business.

          3.22.4.1.3 Notwithstanding any other provision in this Agreement to the contrary, County' will have the right of "self-help" or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs, arising from or related to a violation of Environmental Law on, under or' about the Premises.

3.23 AMERICANS. WITH DISABILITIES ACT

     Company will throughout the term of this Agreement be in compliance with all applicable provisions of the Americans With Disabilities Act, 42 U.S.C.
     Section 12101, et seq.

                                   ARTICLE IV

4.1  FORCE MAJEURE

     Neither County nor Company will be deemed to be in breach of this Agreement by reason of failure to perform any of its obligations hereunder if, while and to the extent that such failure is due to strikes, boycotts, labor-disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of governmental authority, unusual weather conditions, floods, riots, rebellion or sabotage. However, the provisions of this Section will not apply to failure by Company to pay rents, fees or any other money payments required under other provisions, covenants or agreements contained in this Agreement.

4.2  QUIET ENJOYMENT

     County agrees that, on payment of the rentals and fees and performance of the covenants, conditions and agreements on the part of Company to be performed hereunder, Company will have the right to peaceably occupy and enjoy the Premises.

4.3  NONLIABILITY OF INDIVIDUALS

     No officer, member, manager, agent or employee of either party to this Agreement will be charged personally or held contractually liable by or to the other party under any term or provision of this Agreement or because of any breach thereof, or because of its or their execution or attempted execution.

4.4  NOTICES

     Any notice or communication to be given under the terms of this Agreement ("Notice") shall be in writing and shall be personally delivered or sent by facsimile, overnight delivery, by nationally-recognized courier, or registered or certified mail, return receipt requested.

     Notices shall be addressed as follows:

     If to County:    Clark County, Nevada
                      Department of Real Property Management
                      Airport Lands Unit
                      500 South Grand Central Parkway, 4th Floor
                      P.O. Box 551825
                      Las Vegas, Nevada 89155-1825
                      FAX: (702) 261-5050

     If to Company:   Beltway Business Park Warehouse No. 2, LLC
                      c/o Majestic Realty Co.
                      4155 W. Russell Road, Suite C
                      Las Vegas, Nevada 89118
                      Attn: Rodman C. Martin

                      FAX: (702) 896-4838

                      with a copy to:

                      Beltway Business Park Office Warehouse No. 2, LLC c/o Majestic Realty Co.
                      13191 Crossroads Parkway North, Sixth Floor
                      City of Industry, California 91746
                      Attn: Edward P. Rosh, Jr.
                      FAX: (562) 692-1553

                      and

                      Beltway Business Park Warehouse No. 2, LLC
                      c/o Thomas & Mack Co.
                      2300 W. Sahara Ave., Suite 530
                      Las Vegas, Nevada 89102
                      Attn: Thomas A. Thomas
                      FAX: (702) 920-2826

4.5  HEADINGS, TITLES OR CAPTIONS

     Article, section or paragraph headings, titles or captions are inserted only as a matter of convenience, and for reference, and in no way define, limit or describe the scope or extent of any provision of this Agreement.

4.6  INVALID PROVISIONS

     It is expressly understood and agreed by and between the parties hereto that in the event any covenant, condition or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of such covenant, condition or provision will in no way affect any other covenant, condition or provision herein contained; provided, however, that the invalidity of any such covenant, condition or provision does not materially prejudice either County or Company in their respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

     Should any portion of this Agreement be determined by any court of competent jurisdiction to be in violation of the SNPLMA it is expressly agreed that Company and County will negotiate in good faith to modify such terms or portions of this Agreement in order to comply with such Act. County and Company agree that they will negotiate in good faith to resolve any issue regarding compliance with the Act for a period of one hundred eighty (180) days. If the parties cannot agree on a resolution during such period, either party may terminate this Agreement with ninety (90) days written notice to the other party. Notwithstanding the above to the contrary, no such termination shall be effective without the prior written consent of all current Lenders.

4.7  STATE OF NEVADA LAW

     This Agreement will be interpreted under and governed by the laws of the State of Nevada.

4.8  CONSENT TO AMENDMENTS

     In the event that the FAA or its successors require modifications or changes in this Agreement as a condition precedent to the granting of funds for the improvement of the Airport, or otherwise, Company agrees to consent to such amendments, modifications, revisions, supplements, or deletions-of any of the terms, conditions, or requirements of this Agreement as may be reasonably required. Any expenses resulting from such amendments, modifications, revisions, supplements or deletions, shall be born solely by Company.

4.9  ADVERSE TENANCY

     Any unauthorized holding over by Company for more than one hundred eighty
     (180) days after the termination of this Agreement or the expiration of its terms without the written consent of County, except for the period authorized for removal of Company's property upon the expiration or termination hereof, shall entitle County to collect from Company as liquidated damages for such holding over, one hundred twenty five percent (125%) of the then rent. County may perfect a lien on the property of Company as security for the payment of any damages or unpaid rentals, fees, and/or revenues and shall be entitled to collect the same by foreclosure of such lien and sale of such property. Any such lien shall be subordinate to the lien of a Lender. Nothing herein shall limit County's rights to seek immediate eviction.

4.10 DISPUTES

     Any and all disputes arising under this Agreement, which cannot be administratively resolved, shall be determined according to the laws of the State of Nevada, and Company agrees that the venue of any such dispute, shall be in Clark County, Nevada. Company agrees as a condition of this Agreement that notwithstanding the existence of any dispute between the parties, insofar as is possible under the terms of this Agreement, each party shall continue to perform the obligations required of it during the continuation of any such dispute, unless enjoined or prohibited by a court of competent jurisdiction.

4.11 AGENT FOR SERVICE OF PROCESS

     The parties hereto expressly understand and agree that if Company is not a resident of the State of Nevada, or is an association or partnership without a member or partner resident of said State, or is a foreign corporation, and then in any such event Company does designate its State of Nevada registered agent as its agent for the purpose of service of process in any court action between it and County arising out of or based upon this Agreement, and the service shall be made as provided by the laws of the State of Nevada by serving also Company's registered agent. The parties hereto expressly agree, covenant, and stipulate that Company shall also personally be served with such process out of this State by the registered mailing of such complaint and process to Company at the address set forth herein. Any such service out of this State shall constitute valid service upon Company as of the date of receipt thereof. The parties hereto further expressly agree that Company is amenable to and hereby agrees to the process so served, submits to the jurisdiction, waives any and all obligations and protests thereto, any laws to the contrary notwithstanding.

4.12 GENDER

     Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

4.13 ENTIRE AGREEMENT

     4.13.1 This document represents the entire agreement between the parties hereto and will not be modified or canceled by mutual agreement or in any manner except by instrument in writing, executed by the parties or their respective successors in interest, and supersedes all prior oral or written agreements and understandings with respect to the subject matter hereof. The parties further understand and agree that the-other party and its agents have made no representations or promises with respect to this Agreement or the making or entry into this Agreement, except as in this Agreement expressly set forth, and that no claim or liability for cause for termination shall be asserted by either party. against the other, and such party shall not be liable by reason of, the making of any representations or promises not expressly stated in this Agreement, any other written or oral agreement with the other party being expressly waived.

     4.13.2 The individuals executing this Agreement personally warrant that they have full authority to execute this Agreement on behalf of the entity for whom they are acting herein.

     4.13.3 The parties hereto acknowledge that they have thoroughly read this Agreement, including any exhibits or attachments hereto, and have sought and received whatever competent advice and counsel was necessary for them to form a full and complete understanding of all rights and obligations herein.

4.14 SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, or assigns, as the case may be.

4.15 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

4.16 SUSPENSION AND ABATEMENT

     In the event that County's operation of the Airport or Company's operation from the Premises should be restricted substantially by action of the federal government or agency thereof or by any judicial or legislative body, then either party hereto will have the right, upon written notice to the other, to a suspension of this Agreement and an abatement of an equitable proportion of the payments to become. due hereunder, from the time of such notice until such restrictions will have been remedied and normal operations restored.

4.17 INDEPENDENT CONTRACTOR

     Company is deemed to be an independent contractor for all purposes regarding its operations at the Premises, and no agency, express or implied, exists.

4.18 FURTHER ASSURANCES

     Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

             (Intentionally left blank -- signature page to follow)

     IN WITNESS WHEREOF, County and Company have executed these presents as of the day and year first above written.

ATTEST:                                 COUNTY:

COUNTY CLERK                            COUNTY OF CLARK, a political subdivision
                                        of the State of Nevada


By:                                     By: /s/ Sandra M. Norskog
    ---------------------------------       ------------------------------------
Its: Deputy Clerk                       Name: Sandra M. Norskog
                                        Its: Director of Real Property Mgt.


APPROVED AS TO FORM:
David Rogers, District Attorney

                                        COMPANY:


By: /s/ Holly Gordon                    BELTWAY BUSINESS PARK WAREHOUSE
    ---------------------------------   NO. 2, LLC, a Nevada limited liability
    Holly Gordon                        company
    Deputy District Attorney

                                        By: MAJESTIC BELTWAY WAREHOUSE
                                            BUILDINGS, LLC, a Delaware limited
                                            liability company, its Manager

                                        By: MAJESTIC REALTY CO.,
                                            a California corporation,
                                            Manager's Agent


                                        By: /s/ Edward P. Roski, JR.
                                            ------------------------------------
                                        Name: Edward P. Roski, JR.
                                        Its: Chairman and Chief Executive
                                             Officer


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                                        By: THOMAS & MACK BELTWAY, L.L.C.,
                                            a Nevada limited liability company,
                                            its Manager


                                        By: /s/ Thomas A. Thomas
                                            ------------------------------------
                                        Name: Thomas A. Thomas
                                        Its: Manager

                                    EXHIBIT J

                     TENANT'S LIMITED RESTORATION OBLIGATION

      All buildings and other above-ground improvements located on the Additional Land, but excluding perimeter walls (other than those which front a public roadway, which must be removed by Tenant if so requested in writing by Landlord), underground utility lines and facilities, paving, curbs, gutters, and other roadway and driveway improvements, sidewalks, landscaping, surface water drainage facilities, parking bumpers, and other similar improvements.

                                                               7155 Lindell Road
                                                               Las Vegas, Nevada
                                                            Nevada Power Company

                                      J-1